UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Boston Scientific Corporation
(Name of Registrant as Specified in Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Natick, Massachusetts
March 28, 2011

Dear Boston Scientific Stockholder:

You are cordially invited to attend Boston Scientific Corporation’s Annual Meeting of Stockholders to be held on Tuesday, May 10, 2011, at 10:00 a.m. Eastern Time, at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts.

This year you are being asked to:

•	elect to the Board of Directors 10 nominees for director;

•	consider and vote upon an advisory vote on our executive compensation;

•	consider and vote upon an advisory vote on the frequency of holding an advisory vote on our executive compensation;

•	approve our 2011 Long-Term Incentive Plan;

•	approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year; and

•	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote “FOR” all of the director nominees, our executive compensation, an annual frequency of holding an advisory vote on executive compensation, our 2011 Long-Term Incentive Plan, an amendment and restatement of our 2006 Global Employee Stock Ownership Plan and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. At the meeting, you will be provided with the opportunity to ask questions.

We are pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders on the Internet. We believe this e-proxy process, also known as “notice and access,” expedites stockholders’ receipt of proxy materials, lowers our printing and mailing costs and reduces the environmental impact of producing the materials for our Annual Meeting. On or about March 28, 2011, we will mail to our stockholders of record and beneficial owners as of Friday, March 18, 2011, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report on the Internet and also how to vote their shares via the Internet or by telephone. If you received a Notice by mail you will not receive printed proxy materials unless you specifically request them. Both the Notice and this Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

The Board of Directors appreciates and encourages stockholder participation in the Company’s affairs. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or by telephone or, if you have received printed proxy materials, you vote by telephone or by mailing your completed proxy card or voter instruction form.

Thank you for your continuing support.

Pete M. Nicholas
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTERNET AVAILABILITY OF PROXY MATERIALS
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
MEETINGS AND BOARD COMMITTEES
BOARD COMMITTEE MEMBERSHIP
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION IN FISCAL 2010
PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
RISK ASSESSMENT OF THE COMPENSATION PROGRAMS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
PROPOSAL 4: 2011 LONG-TERM INCENTIVE PLAN
PROPOSAL 5: AMENDMENT AND RESTATEMENT OF OUR 2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
EQUITY COMPENSATION PLANS
EXECUTIVE OFFICERS
STOCK OWNERSHIP
AUDIT COMMITTEE REPORT
PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K
HOUSEHOLDING
OTHER MATTERS
Appendix A
Appendix B

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Natick, Massachusetts
March 28, 2011

The Annual Meeting of Stockholders of Boston Scientific Corporation will be held on Tuesday, May 10, 2011, at 10:00 a.m. Eastern Time, at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts, for the following purposes:

(1)	elect to the Board of Directors 10 nominees for director;

(2)	consider and vote upon an advisory vote on our executive compensation;

(3)	consider and vote upon an advisory vote on the frequency of holding an advisory vote on our executive compensation;

(4)	approve our 2011 Long-Term Incentive Plan;

(5)	approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan;

(6)	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year; and

(7)	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders who held shares at the close of business on Friday, March 18, 2011, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to the Notice or to the question on page 3 of this Proxy Statement entitled “How do I vote by proxy?”

BOSTON SCIENTIFIC CORPORATION

Timothy A. Pratt
Secretary

One Boston Scientific Place
Natick, Massachusetts 01760

March 28, 2011

PROXY STATEMENT
Information About the Annual Meeting and Voting

The Annual Meeting

The Annual Meeting of Stockholders of Boston Scientific Corporation will be held on Tuesday, May 10, 2011, at 10:00 a.m. Eastern Time, at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts. At this meeting, stockholders will be asked to elect 10 directors, consider and vote upon an advisory vote on our executive compensation and an advisory vote on the frequency of holding an advisory vote on our executive compensation, approve our 2011 Long-Term Incentive Plan and an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, and ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year. Management will also report on our performance during fiscal year 2010 and will respond to appropriate questions from stockholders. When used in this Proxy Statement, the terms “we,” “us,” “our” and “the Company” mean Boston Scientific Corporation and its divisions and subsidiaries.

Why am I receiving these materials?

Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered or will deliver printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our Annual Meeting. As a stockholder of record or beneficial owner of our stock on March 18, 2011, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2010 (the proxy materials) available to stockholders electronically via the Internet. All stockholders will be able to access the proxy materials on the website referred to in the Important Notice Regarding the Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process will expedite your receipt of the proxy materials and reduce the cost and environmental impact of printing proxy materials for our Annual Meeting.

On or about March 28, 2011, we will send all stockholders of record as of March 18, 2011 a Notice instructing them as to how to receive their proxy materials via the Internet this year. The proxy materials will be available on the Internet as of March 28, 2011.

How can I electronically access the proxy materials?

Beginning March 28, 2011, you can access the proxy materials and vote your shares online at www.proxyvote.com. Our own website (www.bostonscientific.com) will also direct you to the proxy materials and website for you to vote online.

How can I obtain a full set of printed proxy materials?

If you prefer to receive paper copies of the proxy materials, you can still do so. You may request the printed proxy materials by (i) calling 1-800-579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Stockholders who held shares of our common stock at the close of business on Friday, March 18, 2011 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?

A quorum is required to hold the meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of stockholders having a majority of our common stock outstanding as of the close of business on Friday, March 18, 2011, the record date, will constitute a quorum for purposes of holding the Annual Meeting. As of March 18, 2011, we had 1,528,023,437 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 764,011,720 shares of common stock must be represented in person or by proxy to have a quorum. For purposes of determining whether a quorum exists, broker non-votes and proxies received but marked “ABSTAIN” will be counted.

What am I voting on?

You are voting on proposals to:

(1)	elect to the Board of Directors 10 nominees for director;

(2)	consider and vote upon an advisory vote on our executive compensation;

(3)	consider and vote upon an advisory vote on the frequency of holding an advisory vote on our executive compensation;

(4)	approve our 2011 Long-Term Incentive Plan;

(5)	approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan;

(6)	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2011 fiscal year; and

(7)	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

(1)	FOR the election of each of the 10 director nominees;

(2)	FOR our executive compensation;

(3)	FOR an annual frequency of holding an advisory vote on our executive compensation;

(4)	FOR our 2011 Long-Term Incentive Plan;

(5)	FOR an amendment and restatement of our 2006 Global Employee Stock Ownership Plan; and

(6)	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

How are votes counted?

In the election of directors, your vote may be cast “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

In the advisory vote on our executive compensation, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the proposal on the frequency of holding an advisory vote on our executive compensation, your vote may be cast “1 YEAR,” “2 YEARS,” “3 YEARS” or you may “ABSTAIN.” If you “ABSTAIN,” it will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the proposal on our 2011 Long-Term Incentive Plan, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the proposal on an amendment and restatement of our 2006 Global Employee Stock Ownership Plan, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

How do I vote by proxy?

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you may give a proxy to be voted at the Annual Meeting either:

•	via the Internet or by telephone pursuant to the instructions provided in the Notice; or

•	if you received printed proxy materials, by mail or by telephone pursuant to the instructions provided on the proxy card.

If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

How many votes are required to approve each proposal?

(1)	Under our By-Laws, in an uncontested election such as this, our directors are elected by plurality vote. That means that for Proposal 1, the 10 nominees for director named in this Proxy Statement receiving the most votes from those shares present or represented at the Annual Meeting will be elected as directors. Our Majority Voting policy requires any director who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” his or her election to tender his or her resignation from the Board. The Board will then decide whether to accept the resignation (based on the recommendation of the Nominating and Governance Committee) within 90 days following certification of the stockholder vote, and will disclose its determination and its reasoning either in a press release or an SEC filing.

(2)	The affirmative vote of a majority of shares present or represented by proxy, entitled to vote and actually voting on the proposal is required to approve (on an advisory basis) our executive compensation. The vote is advisory and non-binding in nature, but our Compensation Committee will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

(3)	The frequency of holding an advisory vote on our executive compensation that receives the most votes “FOR” will be deemed the selection (on an advisory basis) of our stockholders. The vote is advisory and non-binding in nature, but our Board of Directors will take into consideration the outcome of the vote when determining the frequency of holding an advisory vote on our executive compensation. You may vote “1 YEAR,” “2 YEARS,” “3 YEARS” or you may “ABSTAIN.” If you “abstain” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will have no effect on the determination of this proposal.

(4)	Under our By-Laws, the affirmative vote of a majority of shares present or represented by proxy, entitled to vote on the proposal and actually voting is required to approve our 2011 Long-Term Incentive Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of whether stockholder approval is obtained for this proposal under our By-Laws. Under the listing requirements of the NYSE, approval of a majority of votes cast on this proposal is required, provided that the total votes cast on this proposal represent over fifty percent (50%) of all the shares entitled to vote on the proposal.

(5)	Under our By-Laws, the affirmative vote of a majority of shares present or represented by proxy, entitled to vote on the proposal and actually voting is required to approve an amendment and restatement of our 2006 Global Employee Stock Ownership Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of whether stockholder approval is obtained for this proposal under our By-Laws. Under the listing requirements of the NYSE, approval of a majority of votes cast on this proposal is required, provided that the total votes cast on this proposal represent over fifty percent (50%) of all the shares entitled to vote on the proposal.

(6)	The affirmative vote of a majority of shares present or represented by proxy, entitled to vote on the proposal and actually voting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “abstain,” it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of whether stockholder approval is obtained for this proposal.

At present, the Board knows of no matters other than these to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to us or to vote in person at the Annual Meeting. If your shares are held by a trustee or in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of your shares which are held in street name.

If you hold your shares in street name, you received the Notice or the proxy materials from the trustee or your brokerage firm, bank, dealer or other similar organization rather than from us. The organization holding your shares is considered the stockholder of record for your shares for the purpose of voting at the Annual Meeting. However, as the beneficial owner of the shares, you have the right to direct that organization on how to vote the shares held in your account through your Voting Instruction Form provided by your broker. If you hold your shares in street name, follow the instructions on the Notice or Voting Instruction Form you received in order to vote your shares.

What discretion does my broker have to vote my shares held in “street name?”

The New York Stock Exchange (NYSE) rules allow your broker to vote your shares in its discretion on “routine” proposals when it has not received instructions from the beneficial owner of the shares at least ten days prior to the Annual Meeting. We believe the ratification of the appointment of our independent registered public accounting firm is a routine matter, and as a result, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors, the vote on our executive compensation, the frequency of holding an advisory vote on our executive compensation, our 2011 Long-Term Incentive Plan and an amendment and restatement of our 2006 Global Employee Stock Ownership Plan are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on the non-routine matters. This is referred to as a “broker non-vote.”

Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. A broker non-vote will have no effect on the outcome of the non-routine proposals.

How do I vote my 401(k) and GESOP shares?

If you participate in the Boston Scientific Corporation 401(k) Retirement Savings Plan (401(k) Plan) or in our 2006 Global Employee Stock Ownership Plan (GESOP), you will receive a single Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate Notices for your record and plan holdings. You may vote your shares via the Internet by logging onto www.proxyvote.com or telephone by calling 1-800-690-6903. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plan and GESOP how to vote any Boston Scientific shares held in these plans on your behalf. The 401(k) Plan and GESOP trustees and fiduciaries may vote at their discretion shares for which timely instructions are not received.

What happens if I don’t specify how I want my shares voted on one or all of the proposals?

If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” our executive compensation, “FOR” an annual frequency of holding an advisory vote on our executive compensation, “FOR” our 2011 Long-Term Incentive Plan, “FOR” an amendment and restatement of our 2006 Global Employee Stock Ownership Plan and “FOR” the ratification of our independent registered public accounting firm, Ernst & Young LLP. If you hold your shares in street name, please see the discussion on “What discretion does my broker have to vote my shares held in ‘street name?’  ” above.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. To change your vote, you may:

•	mail a written notice “revoking” your earlier vote to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717;

•	submit to Broadridge a properly completed and signed proxy card with a later date;

•	vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on May 9, 2011); or

•	vote in person at the Annual Meeting; however, your attendance at the Annual Meeting alone will not revoke your proxy.

Your last dated proxy received or vote cast prior to the Annual Meeting will be counted.

If you own your shares in street name, please contact your broker for instructions on changing your vote or revoking your proxy.

Can I vote in person at the meeting?

Yes. If you are the stockholder of record of the shares, you can vote in person by coming to the Annual Meeting and we will give you a ballot or a new proxy card when you arrive. However, since a beneficial owner is not the stockholder of record, if you are a beneficial owner of the shares, you may not vote the shares in person at the Annual Meeting, unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please bring the legal proxy with you to the Annual Meeting. If you plan to attend the Annual Meeting in person, you must provide proper identification. Please visit our website, www.bostonscientific.com, for directions to the Annual Meeting.

Who will count the votes?

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?

Yes. We will treat proxy cards, ballots and voting tabulations as confidential. Generally, only the Inspector of Election and certain employees associated with processing proxy cards, counting the vote or administering the Annual Meeting have access to these documents.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Will any other business be considered or presented at the Annual Meeting?

Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was received by us. Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, if any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote your shares in accordance with their best judgment as to the best interests of our stockholders.

How can I find the results of the Annual Meeting?

Preliminary results will be announced at the Annual Meeting and final results will be filed with the SEC on a Current Report on Form 8-K within four business days after the Annual Meeting. The Form 8-K will be available on the SEC’s website at www.sec.gov as well as our own website, www.bostonscientific.com under the Investor Relations section of our website.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board of Directors is soliciting your vote.

Who pays the cost of this proxy solicitation?

We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board for the most part by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other media. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of stock. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by us.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our offices at One Boston Scientific Place, Natick, Massachusetts. If you would like to view the stockholder list, please contact our Secretary to schedule an appointment by calling (508) 650-8000 or writing to him at One Boston Scientific Place, Natick, MA 01760-1537.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about March 28, 2011, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice Regarding the Availability of Proxy Materials (Notice) containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs you on how to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials in paper format until you elect otherwise.

PROPOSAL 1: ELECTION OF DIRECTORS

Our entire Board of Directors (Board) is elected annually by our stockholders and currently consists of 13 members.

On December 20, 2010, we announced that our Board elected Kristina M. Johnson to serve as a director effective January 1, 2011 for a term expiring at this Annual Meeting, and on March 4, 2011, we announced that John E. Abele, Ray J. Groves and Marye Anne Fox will retire from our Board at the Annual Meeting. We are deeply grateful for the enormous contributions that each of Messrs. Abele and Groves and Dr. Fox have made to our Company, this Board and our stockholders. Our Board requested that Mr. Abele, our co-founder, serve as director emeritus following the Annual Meeting so that the Board can continue to avail itself of his wisdom, judgment, and experience, and Mr. Abele has agreed to so serve. Mr. Abele may attend Board and committee meetings and participate in discussion of matters that come before the Board or its committees, but he is not entitled to vote upon any such matters.

In light of the departures of Messrs. Abele and Groves and Dr. Fox, our Board will consist of 10 members immediately following the Annual Meeting. The 10 incumbent directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term and to hold office until the 2012 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees for election at the Annual Meeting are: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, J. Raymond Elliott, Kristina M. Johnson, Ernest Mario, N.J. Nicholas, Jr., Pete M. Nicholas, Uwe E. Reinhardt and John E. Sununu.

Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

The biographies of each of the nominees are listed below and contain information regarding the person’s service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. It is these strong and unique backgrounds and sets of skills that our Board believes provide it, as a whole, with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.

Katharine T. Bartlett
Age: 64
Director since 2009

Katharine T. Bartlett has been a director of Boston Scientific since August 2009. Ms. Bartlett has been a full-time member of the Duke University School of Law since 1983 and is the A. Kenneth Pye Professor of Law at the Duke University School of Law, where she served as Dean from 2000 to 2007. Following her deanship, she was a visiting fellow at New York University School of Law during the Fall 2007 semester and Columbia University School of Law during the Spring 2008 semester. She is a member of the executive committee of the Association of American Law Schools. She earned a B.A. degree from Wheaton College, magna cum laude, Phi Beta Kappa; an M.A. degree from Harvard University; and a J.D. degree from the Boalt Hall School of Law at the University of California, Berkeley, where she served as an editor of the Law Review. Among her other qualifications, Ms. Bartlett brings our Board leadership and management experience as evidenced by successfully overseeing and expanding the Duke University School of Law during her tenure as its Dean. Ms. Bartlett also has a distinguished career in the law and as a law professor, specializing in gender theory, employment law, theories of social change and legal education, which are extremely relevant to our business operations.

Bruce L. Byrnes
Age: 62
Director since 2009

Bruce L. Byrnes has been a director of Boston Scientific since August 2009. Mr. Byrnes is a retired Vice Chairman of the Board for The Procter and Gamble Company. During his 38-year career with Procter and Gamble, Mr. Byrnes served as Vice Chairman of the Board and as President for several global divisions, including health care. Mr. Byrnes is a director of Brown-Forman Corporation, Cincinnati Bell, Inc. and Diebold, Incorporated. He has also served as a trustee of the Cincinnati Art Museum. He holds a B.A. degree from Princeton University. Among his other qualifications, Mr. Byrnes brings our Board executive leadership experience including his service as an executive of a large multinational public company, along with his extensive expertise in brand management, business strategy, financial reporting, risk management and sales and marketing.

Nelda J. Connors
Age: 45
Director since 2009

Nelda J. Connors became a director of Boston Scientific in December 2009. Ms. Connors is the President and Chief Executive Officer of Atkore International. Atkore, formerly the Electrical and Metal Products division of Tyco International, became a privately-held company in December 2010. Ms. Connors served as President of this Tyco division from 2008 through 2010. Prior to joining Tyco, she served as Vice President at Eaton Corporation from 2007 to 2008 and held several positions in operations and general management from 2002 to 2007. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities with Ford Motor Company from 1997 to 2002, as well as at Chrysler and Mogami Denki, a Toyota supplier, prior to that. She began her career as an engineer with Monsanto Corporation. Ms. Connors is a member of the founders board of Governors State University and trustee for Peggy Notebaert Nature Museum. She currently serves on the Board of Atkore International, Inc. and previously served as an advisory board member to Rock Gate Partners, a boutique private equity and advisory firm. Ms. Connors holds B.S. and M.S. degrees in mechanical engineering from the University of Dayton. Ms. Connors’ qualifications to serve our Board include her executive leadership skills and her experience in the areas of operations and financial management, quality, engineering and business strategy.

J. Raymond Elliott
Age 61
Director since 2009

J. Raymond Elliott became our President, Chief Executive Officer and director in July 2009. He had previously served as a director of Boston Scientific from September 2007 to May 2009. Mr. Elliott was the Chairman of Zimmer Holdings, Inc. until November 2007 and was Chairman, President and Chief Executive Officer of Zimmer Holdings, Inc. from March 2001 to May 2007. Mr. Elliott was appointed President of Zimmer, Inc. in November 1997. Mr. Elliott has more than 35 years of experience in orthopedics, medical devices and consumer products. He has served as a director on more than 20 business-related boards in the U.S., Canada, Japan and Europe and has served on six occasions as Chairman. He has served as a member of the board of directors and chair of the orthopedic sector of the Advanced Medical Technology Association (AdvaMed) and was a director of the Indiana Chamber of Commerce, the American Swiss Foundation and Bausch & Lomb Corporation. Mr. Elliott has served as the Indiana representative on the President’s State Scholars Program and as a trustee of the Orthopaedic Research and Education Foundation (OREF). He holds a bachelor’s degree from the University of Western Ontario, Canada. Mr. Elliott possesses vast and relevant industry experience which includes his service as President and CEO of a large, multinational public company, as well as his extensive domestic and international financial, sales, management and operating executive experience in the orthopedic, medical device and consumer products markets. He is particularly experienced in driving operational excellence within highly regulated industries.

Kristina M. Johnson, Ph.D.
Age 53
Director since 2010

Kristina M. Johnson was elected a director of Boston Scientific effective January 1, 2011. She previously served as a director from April 2006 to 2009. From March 2009 to October 2010, Dr. Johnson served as Under Secretary of Energy at the U.S. Department of Energy. Prior to this, Dr. Johnson was Provost and Senior Vice President of Academic Affairs at The Johns Hopkins University from 2007 to 2009 and Dean of the Pratt School of Engineering at Duke University from 1999 to 2007. Previously, she served as a professor in the Electrical and Computer Engineering Department, University of Colorado and as director of the National Science Foundation Engineering Research Center for Optoelectronics Computing Systems at the University of Colorado, Boulder. Dr. Johnson recently rejoined the board of directors of AES Corporation where she had previously served from 2004 until 2009. She also served on the boards of directors of Nortel Networks from 2006 until 2009 and Minerals Technologies from 2000 until 2009. Dr. Johnson was a Fulbright Faculty Scholar in the Department of Electrical Engineering at the University of Edinburgh, Scotland and a NATO Post-Doctoral Fellow at Trinity College, Dublin, Ireland. Dr. Johnson received B.S., M.S. and Ph.D. degrees in electrical engineering from Stanford University. Among other qualifications, Dr. Johnson brings our Board expertise in science, technology, business, education and government as well as leadership experience as Provost and Dean of nationally recognized academic institutions. In addition, Dr. Johnson’s service on other public company boards contributes to her knowledge of public company matters, including executive compensation and legal affairs.

Ernest Mario, Ph.D.
Age 72
Director since 2001

Ernest Mario has been a director of Boston Scientific since 2001. Since August 2007, Dr. Mario has served as the Chairman and Chief Executive Officer of Capnia, Inc., a privately-held pharmaceutical company. From April 2003 to August 2007, Dr. Mario was Chairman of Reliant Pharmaceuticals and also served as its Chief Executive Officer from 2003 to 2006. Prior to joining Reliant, he was the Chairman and Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc., a biopharmaceutical company, and its predecessor, Apothogen, Inc. from January 2002 to April 2003. From 1993 to 1997, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research based pharmaceutical company with leading drug delivery technologies, and Co-Chairman and Chief Executive Officer from 1997 to 2001. Prior to joining ALZA, Dr. Mario served as the Chief Executive Officer of Glaxo Holdings plc from 1989 to 1993 and as Deputy Chairman and Chief Executive from 1992 to March 1993. Dr. Mario presently serves on the boards of directors of Maxygen, Inc., Pharmaceutical Product Development, Inc. and Celgene Corporation. He previously served as a member of the board of directors of Avid Pharmaceuticals, Inc. and was a Trustee of Duke University from 1988 to 2007 and Chairman of the Board of the Duke University Health System which he chaired from its inception in 1996 until he retired in 2007. He is a past Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to the pharmacy schools at the University of Maryland, the University of Rhode Island and The Ernest Mario School of Pharmacy at Rutgers University. Dr. Mario holds a B.S. in Pharmacy from Rutgers University, and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island. He also holds honorary doctorates from Rutgers University and the University of Rhode Island. In 2007, Dr. Mario was awarded the Remington Honor Medal by the American Pharmacists Association, the pharmacy profession’s highest honor. Dr. Mario’s qualifications to serve our Board include his strong executive leadership experience including his experience as an active CEO. In addition, Dr. Mario has successfully led several pharmaceutical companies over the last several decades. He has extensive experience in financial and operations management, risk oversight, quality and business strategy as a result of this experience as well as his membership on public company boards.

N.J. Nicholas, Jr.
Age 71
Director since 1994

N.J. Nicholas, Jr. has been a director of Boston Scientific since 1994 and is a private investor. Previously, he served as President of Time, Inc. from September 1986 to May 1990 and Co-Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. Nicholas is a director of Xerox Corporation and Time Warner Cable, Inc. He has served as a member of the President’s Advisory Committee for Trade Policy and Negotiations and the President’s Commission on Environmental Quality. Mr. Nicholas is a Trustee of the Environmental Defense Fund and a member of the Council of Foreign Relations. He is also a member of the board of directors of the Nicholas Institute at Duke University. Mr. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School. He is the brother of Pete M. Nicholas, Chairman of the Board. Mr. N.J. Nicholas’ qualifications to serve on our Board include his executive experience as President and Co-CEO of Time, Inc. and Time Warner, Inc. He shares his extensive expertise in the areas of business strategy, risk oversight and financial management with our Board which is further complemented by his active participation on several public and private company boards.

Pete M. Nicholas
Age 69
Director since 1979

Pete M. Nicholas, our co-founder, has been Chairman of the Board since 1995. He has been a director since 1979 and served as our Chief Executive Officer from 1979 to March 1999 and Co-Chairman of the Board from 1979 to 1995. Prior to joining Boston Scientific, he was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a medical device company, and served in various sales, marketing and general management positions at Eli Lilly and Company. He is a Trustee Emeritus of Duke University. Mr. Nicholas is a Fellow of the National Academy of Arts and Sciences and Vice Chairman of the Trust for that organization. He also serves on several for profit and not-for-profit boards including CEOs for Fundamental Change in Education and the Boys and Girls Club of Boston. After college, Mr. Nicholas served as an officer in the U.S. Navy, resigning his commission as lieutenant in 1966. Mr. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is the brother of N.J. Nicholas, Jr., one of our directors. Mr. Nicholas is uniquely qualified to serve our Board due to his institutional knowledge of our Company as its co-founder and President. Mr. Nicholas has expertise in the areas of general executive management, business strategy and risk management and oversight, and is an active participant in the medical device community.

Uwe E. Reinhardt, Ph.D.
Age 73
Director since 2002

Uwe E. Reinhardt has been a director of Boston Scientific since 2002. Dr. Reinhardt is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University, where he has taught since 1968. Dr. Reinhardt is a senior associate of the University of Cambridge, England and serves as a Trustee of the Duke University Health System, H&Q Healthcare Investors, H&Q Life Sciences Investors and Hambrecht & Quist Capital Management LLC. He is also the Commissioner of the Kaiser Family Foundation Commission on Medicaid and the Uninsured and a member of the boards of directors of Amerigroup Corporation and Legacy Hospital Partners, Inc. During 2007 through 2009, he served as President of the International Health Economics Association. In October 2009, Dr. Reinhardt was awarded by Germany’s President the Bundesverdienstkreuz (German Federal Merit Medal) for his work in international health economics and policy. Dr. Reinhardt received a Bachelor of Commerce degree from the University of Saskatchewan, Canada and a Ph.D. in economics from Yale University. Dr. Reinhardt is a world renowned health care economist and recognized voice in the political economy field. In addition to the insight he provides our Board with respect to his subject matter expertise and matters of policy, he also brings strong financial management expertise to the Board.

John E. Sununu
Age 46
Director since 2009

John E. Sununu has been a director since April 2009. From 2003 to 2009, Senator Sununu served as a U.S. Senator from New Hampshire. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a Member of the U.S. House of Representatives from New Hampshire’s 1st District from 1996 to 2002. He was Vice Chairman of the Budget Committee and a member of the Appropriations Committee. During his 12 years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as Chief Financial Officer for Teletrol Systems, a manufacturer of building control systems. He serves on the Board of Managers for ConvergEx Holdings LLC and the Board of Directors of Time Warner Cable, Inc. He holds B.S. and M.S. degrees in Mechanical Engineering from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School. Among other qualifications, Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL TEN OF
THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Overview

To guide the operation and direction of the Board and its committees, our Board has established a Corporate Governance Manual. The Corporate Governance Manual consists of our Corporate Governance Guidelines, charters for the standing committees of the Board and our Code of Conduct.

All of our corporate governance materials, including the Corporate Governance Guidelines, our Code of Conduct and standing committee charters, are published under “Corporate Governance” in the Investor Relations section of our website at www.bostonscientific.com. These materials are also available in print free of charge to any stockholder upon request. Any person who wishes to obtain a copy of any of these documents may do so by writing to Boston Scientific Corporation, Investor Relations, One Boston Scientific Place, Natick, MA 01760-1537.

Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board has adopted particular corporate governance practices for our Company to better align our corporate business strategy with the current conditions in the markets in which we compete, the global economy, and the opinions expressed by recognized corporate governance authorities. Our Board continually reviews our corporate governance practices, Delaware law, the rules and listing standards of the New York Stock Exchange (NYSE), Securities and Exchange Commission (SEC) and Internal Revenue Code regulations, as well as best practices suggested by recognized governance authorities, and modifies our practices as warranted.

Director Independence

Our Corporate Governance Guidelines require that a significant majority of the Board be independent. Our common stock is listed on the NYSE. To be considered independent under NYSE rules, the Board must affirmatively determine that a director does not have a direct or indirect material relationship with the Company. In addition to applying the NYSE criteria the Board applies in making independence determinations, the Board has also established the following categorical standards, which can be found in our Corporate Governance Guidelines, to guide it in determining whether a material relationship exists with the Company that could affect a director’s independence:

•	Commercial Relationships. The following commercial relationships are not considered material relationships that would impair a director’s independence: (i) if a director of the Company is an executive officer or an employee of, or an immediate family member of a director is an executive officer of, another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of such other company, or (ii) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company for which he or she serves as an executive officer.

•	Charitable Relationships. A charitable relationship will not be considered a material relationship that would impair a director’s independence if a director, or an immediate family member of the director, serves as an executive officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to that charitable organization in any single fiscal year are less than 1% (or $500,000, whichever is less) of that charitable organization’s annual consolidated gross revenues.

•	Personal Relationships. The following personal relationship will not be considered to be a material relationship that would impair a director’s independence: if a director, or immediate family member of the director, receives from, or provides to, the Company products or services in the ordinary course and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

For relationships not within the foregoing guidelines, the determination of whether the relationship is material, and therefore whether the director is independent, is made by the directors who satisfy the foregoing independence guidelines. For purposes of these guidelines, “immediate family member” has the meaning defined in NYSE rules. The Board monitors its compliance with NYSE requirements for director independence on an ongoing basis. In accordance with current NYSE rules and our own categorical standards of independence, the Board has determined that the following non-employee director nominees standing for election at the Annual Meeting are “independent” and have no direct or indirect material relationship with the Company, except as a director and stockholder: Katharine T. Bartlett, Bruce L. Byrnes, Nelda J. Connors, Kristina M. Johnson, Ernest Mario, Uwe E. Reinhardt and John E. Sununu. The Board also determined that each of John E. Abele, Marye Anne Fox and Ray J. Groves were “independent” and have no direct or indirect material relationship with the Company.

The Board has determined that (i) J. Raymond Elliott, our President and Chief Executive Officer, is not independent because he is an employee of our Company; (ii) Pete M. Nicholas is not independent because of a transaction between the Company and a limited liability company of which Mr. Nicholas is the sole member; and (iii) N.J. Nicholas, Jr. is not independent because he is the brother of Pete M. Nicholas, whose company was a party to a transaction with the Company. For a discussion of the transaction to which the Company and Pete M. Nicholas are parties, please see the “Related Party Transactions” section on page 17.

As of March 2, 2011, 10 out of 13 members of the Board are independent, and following our Annual Meeting, if elected, 7 out of 10 members of our Board will be independent.

Director Nomination Process

The Nominating and Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board. In so doing, the Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company’s business. The Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

The Nominating and Governance Committee believes that all director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others. Directors should also satisfy at least one of the following criteria:

•	demonstrated management ability at senior levels in successful organizations;

•	current or recent employment in positions of significant responsibility and decision making;

•	expertise in leading rapidly growing multi-national organizations; or

•	current and prior experience related to anticipated board and committee responsibilities in other areas of importance to our Company.

The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including Board members and our Chief Executive Officer. It also may, in its discretion, employ a third party search firm to assist in identifying candidates for director.

The Nominating and Governance Committee will also consider recommendations for Board membership received from stockholders and other sources. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by Board members and our Chief Executive Officer.

The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for reelection. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director’s continuation on the Board as a regular part of the annual nominating process.

In December 2010, the Nominating and Governance Committee recommended, and the Board elected, Kristina M. Johnson, to serve as a director on our Board. Dr. Johnson previously served as a member of our Board from April 2006 to May 2009 before accepting an appointment as Under Secretary at the U.S. Department of Energy. In making its recommendation to the Board, the Nominating and Governance Committee considered Dr. Johnson’s broad range of expertise in science, technology, business, education and government, as well as her previous experience with the Company.

Under the advance notice provisions of our By-Laws, director nominations and proposals to bring any other business before the 2012 Annual Meeting of Stockholders by our stockholders must be received by our Secretary at our principal executive offices on or before November 29, 2011. Director nominations by our stockholders must also satisfy the other procedures set forth in the advance notice provisions of our By-Laws. Please address your director recommendation or nomination to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537.

Code of Conduct

We maintain a Code of Conduct, which has been approved by our Board, to ensure that our constituents understand the basic principles that govern our corporate conduct. The Code of Conduct applies to all of our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer, and is available on our website at www.bostonscientific.com. A stockholder may request a copy of the Code of Conduct by contacting our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website.

Chief Executive Officer Succession

The Nominating and Governance Committee has the responsibility to identify successors to the Chief Executive Officer and reviews and assesses succession programs and development plans for the Chief Executive Officer. Additionally, in connection with the Nominating and Governance Committee’s oversight of the annual assessment of the performance of the Chief Executive Officer, one of the criteria on which the Nominating and Governance Committee bases its review is the adequacy and effectiveness of the Company’s succession plan for the Chief Executive Officer.

Board Leadership Structure

Our Corporate Governance Guidelines currently require that the offices of Chief Executive Officer and Chairperson of the Board will be held by separate individuals, and that the Chairperson of the Board will not be an executive of the Company. Our Chairman of the Board is Pete M. Nicholas, our co-founder and former Chief Executive Officer. Our President and Chief Executive Officer is J. Raymond Elliott. The Board recognizes that its Chairman is currently a non-independent director and the independent directors of the Company meet separately in executive session frequently. The chairperson of the Nominating and Governance Committee presides at these executive sessions, and in his absence, the chairperson of the Audit Committee presides, and in his absence, the chairperson of the Executive Compensation and Human Resources Committee (the Compensation Committee) presides.

Our Board believes that the separation of the critical roles of Chief Executive Officer and Chairperson of the Board best serves our Company at this time because it allows Mr. Elliott to focus on his role as Chief Executive Officer and providing leadership over our day-to-day operations, while Mr. Nicholas focuses on leadership of the Board. This structure also provides the Board and management the benefit of Mr. Nicholas’ history as co-founder of our Company and his active participation in our industry. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board and strengthens the Board’s overall independence from management and its ability to oversee our enterprise-wide approach to risk management.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control, and continuous improvement of processes used to manage risk, and to assess management’s appetite for risk. It is management’s responsibility to manage risk and bring to the Board’s attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments which are each integrated with enterprise-risk exposures. Our Board also approves our CEO’s performance goals for each year. In doing so, the Board has an opportunity to ensure that the CEO’s goals include responsibility for broad risk management. The involvement of the full Board in setting our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

While the Board has the ultimate responsibility for risk oversight, each committee of the Board also has responsibility for risk oversight. For example, the Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. The Finance Committee focuses on risks associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. In addition, the Finance Committee elevates certain risks identified by it to the Audit Committee. The Compliance and Quality Committee assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect us, and works closely with our legal, compliance and quality groups. The Compliance and Quality Committee and the Audit Committee also together annually receive a risk assessment from our global compliance group. Moreover, the Compensation Committee evaluates and sets compensation programs that encourage decision making predicated upon a level of risk consistent with our business strategy. The Compensation Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers. Finally, the Nominating and Governance Committee oversees governance and succession risk, including Board and CEO succession and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee. Each committee makes reports regarding risk oversight in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting.

Communications With the Board

Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board of Directors, Boston Scientific Corporation, c/o General Counsel, One Boston Scientific Place, Natick, MA 01760-1537 or by contacting the non-management directors via email at non-managementdirectors@bsci.com. In addition, stockholders and other interested parties may contact the chairperson of each committee at the following email addresses: AuditCommittee@bsci.com, FinanceCommittee@bsci.com, NominatingandGovernanceCommittee@bsci.com, QualityCommittee@bsci.com, and CompensationCommittee@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and/or interested parties and deliver them to the Board. We do screen commercial solicitations to the Board for appropriateness.

Board Service Limitation

Without the approval of the Nominating and Governance Committee, no director may sit on more than four public company boards (including our Board) and the CEO may not sit on more than one public company board (in addition to our Board). None of our current Board members exceeds these limitations.

Related Party Transactions

Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (a) any person who is or was (since the beginning of fiscal year 2010, even if they do not presently serve in that role) an executive officer or director or director nominee; (b) any person who is a director emeritus; (c) any person or entity who holds more than a 5% beneficial ownership of our common stock; (d) any immediate family member of any of the foregoing; or (e) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Prior to March 1, 2011, related party transaction oversight responsibilities were assigned to the Audit Committee. As of March 1, 2011, this oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if he determines that an existing or proposed transaction constitutes a related party transaction under the policy, he will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships which he considered under this policy, including those that he determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, he will provide all relevant information to our Chief Executive Officer or his designee, who will review with counsel to determine whether the proposed transaction is a related party transaction. The Chief Executive Officer or his designee will present the information to the Nominating and Governance Committee that would otherwise be provided by the General Counsel. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines posted on our website at www.bostonscientific.com.

Certain transactions:

In 2010, we entered into a series of transactions with Sabrina Hanscom LLC, a limited liability company of which Pete M. Nicholas, our Chairman of the Board, is the sole member. The transactions consisted of (i) the Company’s purchase of an aircraft hangar facility and associated personal property from Sabrina Hanscom LLC for approximately $4,650,000, (ii) Sabrina Hanscom LLC’s entering into a one-year lease to rent from us a portion of the hangar facility for approximately $19,800 per month (totaling approximately $239,000 for the term of the lease), and (iii) the Company’s payment to Sabrina Hanscom LLC of retroactive rent for its use of the facility from March 2002 through May 2010 in the aggregate amount of approximately $1,374,000. The purchase price paid by us for the aircraft hangar facility and associated personal property was determined (using independent appraisers) to be below fair market value, and the future and retroactive rental payments were determined (using independent appraisers) to be set at fair market value. Having determined that such transactions, taken as a whole, are provided on terms at least as or more favorable to the Company than the terms generally available to an unaffiliated third party under the same or similar circumstances, the Audit Committee approved this relationship under our written related party transactions policy in May 2010.

In addition, several of our directors are affiliated with Duke University. Ernest Mario was Chairman of the Board of the Duke University Health System until July 2007. Pete M. Nicholas received his B.A. degree from Duke University and is Chairman Emeritus of the Board of Trustees of Duke University. Uwe E. Reinhardt is a Trustee of the Duke University Health System and was a Trustee of Duke University. Katharine T. Bartlett is the A. Kenneth Pye Professor at the Duke University School of Law. Kristina M. Johnson was the Dean of the Pratt School of Engineering at Duke University until September 2007. In addition to our relationship with Duke University, the Board is aware of our relationship with Princeton University (at which Uwe E. Reinhardt is a professor) and the University of California at San Diego (at which Marye Anne Fox is Chancellor). We also conduct business in the ordinary course with the medical centers and other healthcare facilities associated with Duke University, Princeton University and the University of California at San Diego. In each case, these relationships fall below our categorical standards for commercial relationships in accordance with our Corporate Governance Guidelines, were established in the ordinary course of business on an arms-length basis and are not material to us, those individuals or those organizations.

MEETINGS AND BOARD COMMITTEES

Board Meetings

The Board met eleven times in fiscal year 2010. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he or she served.

Executive Sessions

Our independent directors meet in executive sessions without management directors at most of our regularly scheduled Board meetings and at such other times as they deem appropriate but, in any event, at least once annually. The chairperson of the Nominating and Governance Committee presides at executive sessions of non-management directors, and in his or her absence, the chairperson of the Audit Committee will preside, and in his or her absence, the chairperson of the Compensation Committee will preside.

Director Attendance at Board, Board Committee and Annual Meetings

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. Generally, the Board meets in February, May, July, October and December. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. At our 2010 Annual Meeting, 13 out of 14 of our directors were in attendance.

Board of Directors and Committees of the Board

Our Board has standing Audit, Compensation, Nominating and Governance, Finance, and Compliance and Quality Committees. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need or the desire of the Board arises. The charters of the current standing committees of the Board are available on our website at www.bostonscientific.com.

Committee Independence

All of the members of the Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance and Quality Committee are independent directors under the independence requirements of the NYSE and the SEC and under our categorical standards of independence. A majority of the members of the Finance Committee are independent directors.

BOARD COMMITTEE MEMBERSHIP
As of March 1, 2011

Executive
		Compensation	Nominating		Compliance
		and Human	and		and
	Audit	Resources	Governance	Finance	Quality
Name	Committee	Committee	Committee	Committee	Committee

John E. Abele(1)				*
Katharine T. Bartlett		*
Bruce L. Byrnes	*		+
Nelda J. Connors				*	*
J. Raymond Elliott				*
Marye Anne Fox(1)				*
Ray J. Groves(1)		*	*
Kristina M. Johnson		*
Ernest Mario	*	+
N.J. Nicholas, Jr.				+
Pete M. Nicholas
Uwe E. Reinhardt	+				*
John E. Sununu			*		+

*	Committee Member

+	Committee Chair

(1)	Messrs. Abele and Groves and Dr. Fox will retire from our Board, effective at the conclusion of the Annual Meeting on May 10, 2011. At the request of the Board, Mr. Abele has agreed to serve as director emeritus following the Annual Meeting.

Audit Committee

Our Audit Committee met 13 times during fiscal year 2010. The Board has determined that our Audit Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. The Board has also determined that each of Bruce L. Byrnes, Ernest Mario and Uwe E. Reinhardt is an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

The Audit Committee is governed by a written charter approved by our Board, which is subject to review on an annual basis. As outlined in its written charter (which is available on our website at www.bostonscientific.com), the primary purpose of the Audit Committee is to provide oversight to our accounting and financial reporting processes and audits of our financial statements. The Audit Committee primarily provides assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices, and maintains, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm. The Audit Committee appoints our independent registered public accounting firm, evaluates its qualifications, independence and performance, and reviews its reports and other services. In addition, the Audit Committee pre-approves audit, audit-related and non-audit services performed for us by our independent registered public accounting firm and has the right to terminate our independent registered public accounting firm. It is also responsible for monitoring our adherence to established legal and regulatory requirements, and corporate policies. Finally, the Audit Committee shares oversight responsibilities over global compliance programs and practices with the Compliance and Quality Committee in that the Audit Committee has sole oversight over matters of financial compliance and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. The Audit Committee Report can be found on page 108 of this Proxy Statement.

Executive Compensation and Human Resources Committee

Our Compensation Committee met nine times during fiscal year 2010. The Compensation Committee is, and has been during 2010, comprised exclusively of independent directors, as defined by the NYSE, “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the Code). In May 2010, Ernest Mario was appointed Chair of the Compensation Committee replacing John E. Pepper who retired from our Board in May 2010. Effective January 2011, Kristina M. Johnson was appointed to the Compensation Committee upon her election to the Board.

As outlined in its written charter (which is available on our website at www.bostonscientific.com), the Compensation Committee has the authority, among other things, to:

•	determine and approve (and make recommendations to the Board regarding) our CEO’s compensation, based on the performance evaluation by and recommendations of the Chairman of the Board and the Nominating and Governance Committee;

•	review, oversee and determine the total compensation package for our other executive officers;

•	review and make recommendations to the Board regarding employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers, including conducting a periodic review to evaluate these arrangements for continuing appropriateness;

•	review and make recommendations to the Board regarding the compensation of our non-employee directors;

•	adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles; and

•	discuss how the Company’s compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company’s compensation programs are appropriately aligned with the Company’s risk management.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our CEO to make equity grants to new hires who are not executive officers within predetermined guidelines. These grants are reviewed by the Compensation Committee at its next regularly scheduled meeting. Our CEO makes recommendations to the Compensation Committee regarding the amount and form of compensation of our executives (other than himself), based upon their performance for the year and their achievement of the goals set at the beginning of the year. The Chairman of the Board and the Nominating and Governance Committee make recommendations to the Compensation Committee regarding the amount and form of CEO compensation, based upon his performance for the year and his achievement of the goals set for him at the beginning of the year. The Compensation Committee then approves the amount and form of CEO compensation in consideration of this recommendation. On an annual basis, the Compensation Committee considers, based on input and data from its independent compensation consultant, whether director compensation is competitive and meets our needs to attract and retain qualified and seasoned candidates for director. The Compensation Committee then makes a recommendation regarding director compensation for approval by the full Board.

The Compensation Committee may also retain compensation consultants to assist it in evaluating executive compensation and may retain counsel, accountants or other advisors, as it deems appropriate, at the Company’s expense. The Compensation Committee had engaged Towers Watson as its independent compensation consultant in 2009, which engagement ended in May 2010. In July 2010, the Compensation Committee engaged the independent compensation consulting services of Frederic W. Cook & Co., Inc. (Cook & Co.) to provide advisory services, including a market perspective on executive and director compensation matters.

During 2010, Towers Watson and Cook & Co. provided the following compensation services to the Compensation Committee:

•	reviewed and recommended the peer group of companies used in evaluating executive and director compensation;

•	provided information and commentary on executive and director compensation trends;

•	collected and analyzed market data on director and executive compensation;

•	reviewed and provided recommendations on our director compensation arrangements in comparison to market;

•	reviewed and provided commentary on our executive compensation arrangements in comparison to market; and

•	reviewed and provided commentary on developments regarding proxy disclosures and management proposals concerning executive pay.

Towers Watson attended Compensation Committee meetings through May 2010. Cook & Co. attended Compensation Committee meetings beginning in July 2010. Additional details regarding the services of Cook & Co. are contained in our Compensation Discussion & Analysis beginning on page 32.

After the completion of Towers Watson’s engagement as compensation consultant to the Compensation Committee in May 2010, management engaged Towers Watson to provide additional consulting services to the Company which were not approved by the Compensation Committee or the Board. Those services, for which the Company paid $248,001 in fees, related to various broad-based domestic benefit plans. Towers Watson’s fees for its compensation consulting services provided to the Compensation Committee in 2010 were $53,769.

In 2010, Cook & Co. and its affiliates did not provide additional services to the Company. In accordance with its annual review, the Compensation Committee will evaluate the relationship and the engagement of Cook & Co. in July 2010.

The Compensation Committee Report can be found on page 62 of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee met five times during fiscal year 2010. The Nominating and Governance Committee is comprised exclusively of non-employee directors, all of whom meet the independence requirements of the NYSE and the SEC. During 2010, Bruce L. Byrnes was appointed Chair of the Nominating and Governance Committee.

As outlined in its written charter (which is available on our website at www.bostonscientific.com), the Nominating and Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominees are qualified and consistent with our needs, monitoring significant developments in the law and practice of corporate governance for directors of public companies, recommending Board committee assignments, reviewing and recommending Board policies and procedures, monitoring compliance with our stock ownership guidelines and our related transactions, board service and political contributions policies, and overseeing the Board and each committee of the Board in their annual performance self-evaluations. In addition, the Nominating and Governance Committee is responsible for recommending to the Board candidates for Chief Executive Officer, overseeing the annual assessment of the performance of the Chief Executive Officer and developing an ongoing succession plan for the Chief Executive Officer.

The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether we are being well served by the directors taking into account the following: the directors’ degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record;

meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; age; availability for service to us; and our anticipated needs.

Finance Committee

The Finance Committee met five times during fiscal year 2010. This Committee also met twice jointly with the entire Board. The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives. As outlined in its written charter, the Finance Committee is charged with providing Board oversight of our strategic planning and activities, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Finance Committee conducts periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving transactions have been borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions. The Finance Committee is further charged with conducting periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our capital structure.

Compliance and Quality Committee

The Compliance and Quality Committee met four times during fiscal year 2010. The primary role of the Compliance and Quality Committee is to oversee and evaluate our global compliance programs and practices and our quality compliance, quality assurance systems and initiatives. The Compliance and Quality Committee’s role includes oversight of matters related to compliance with federal health care program requirements and other compliance obligations, the systems in place to maintain, and identify deviations from, our quality compliance and control standards, and our efforts to meet or exceed our compliance and quality assurance standards. The Compliance and Quality Committee reviews and discusses with senior management the adequacy and effectiveness of our global compliance program, including monitoring, audits and investigations, and third-party reviews required under an agreement with the Department of Health and Human Services, and our compliance and quality assurance systems and initiatives. The Compliance and Quality Committee reviews periodic reports regarding any deviations from our standards and practices. The Compliance and Quality Committee also reviews correspondence from any external quality assurance inspectors, such as the FDA, or global compliance monitors, such as the Office of Inspector General of the Department of Health and Human Services, and discusses with senior management our responses to those communications. In addition, the Compliance and Quality Committee monitors, with senior management, training and education programs for our employees. The Compliance and Quality Committee’s oversight responsibilities over global compliance programs and practices are shared with the Audit Committee in that the Audit Committee has sole oversight over matters of financial compliance and the Compliance and Quality Committee has primary oversight responsibilities as to all other areas of compliance. The Compliance and Quality Committee recommends to the Board any actions it deems necessary or appropriate to improve the effectiveness of our global compliance and quality control systems and initiatives.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2010 were Katharine T. Bartlett, Ray J. Groves, Ernest Mario, John E. Pepper (who retired from our Board in May 2010) and Warren B. Rudman (who retired from our Board in May 2010). None of these Compensation Committee members is or has ever been an officer or employee of our Company. To our knowledge, there were no other relationships involving members of the Compensation Committee which require disclosure in this section under SEC rules as a Compensation Committee interlock.

DIRECTOR COMPENSATION

The Executive Compensation and Human Resources Committee (the Compensation Committee) evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board of Directors (our Board) when appropriate. Non-employee directors receive a combination of cash and equity incentive compensation for their service on our Board. To determine the appropriate level of compensation for 2010, the Compensation Committee relied on the consulting services of Towers Watson through May 2010 and Frederic W. Cook & Co., Inc. beginning July 2010, as well as publicly available data describing director compensation in peer companies. The Compensation Committee also takes into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. The Compensation Committee did not recommend any changes to director compensation for 2010. Our director compensation is as follows:

Non-Employee Directors.  We compensate our non-employee directors (other than the Chairman of the Board) as follows:

•	an annual cash retainer of $75,000;

•	an annual grant of restricted stock units, the number of which is determined by dividing $125,000 by the closing price of our common stock on the date of grant; and

•	an annual cash fee of $20,000 for the chair of each of our Board committees.

We grant restricted stock awards to our non-employee directors at no charge, but they are subject to forfeiture restrictions. The shares become free from restriction upon the expiration of each non-employee director’s current term of office and are subject to the terms and conditions of our long-term incentive plans. The annual restricted stock awards are generally made on the date of each Annual Meeting, but if a non-employee director is elected to the Board on a date other than the Annual Meeting, a restricted stock award is made on the date the director is first elected to the Board.

Employee Directors.  Directors who are also employees of the Company receive no additional compensation for serving on the Board or its committees.

Chairman of the Board.  Our Chairman of the Board receives an annual cash retainer of $210,000 and an annual grant of restricted stock units, the number of which is determined by dividing $125,000 by the closing market price of our common stock on the date of grant.

Other Payments.  In addition, we pay or reimburse our directors for transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for travel to and from our Board meetings. We also extend directors’ and officers’ indemnity insurance coverage to each of our non-employee directors.

Non-Employee Director Deferred Compensation Plan.  Non-employee directors may, by written election, defer receipt of all or a portion of the annual cash retainer, committee chair fees and the restricted stock award under our Non-Employee Director Deferred Compensation Plan until a date specified at the time of election or when he or she no longer serves our Board. Cash amounts deferred can be invested in common stock equivalents or another investment option in which we credit the amount deferred plus accrued interest (compounded annually based upon the Moody’s Composite Yield on Seasoned Corporate Bonds as reported for the month of September of each calendar year). Cash amounts deferred are payable only after a director’s termination of Board service or on a Fixed Date Payout as defined in the plan, and may be paid either as a lump sum or in installments as specified by the director at the time of election. Restricted stock is issued to the director under the Non-Employee Director Deferred Compensation Plan after a director’s termination of Board service.

Director Stock Ownership Guidelines.  Our directors also are required to hold a significant personal investment in the Company through their ownership of shares of our common stock. Our director stock ownership guidelines provide that each director should own at least 25,000 shares of our common stock within three years of his or her joining the Board. For purposes of satisfying this obligation, restricted stock, stock equivalent units or restricted stock unit deferrals under our Non-Employee Director Deferred Compensation Plan may be included in the aggregate number of shares held by a director. All of our directors either currently meet our director stock ownership guidelines or we expect that they will meet the guidelines within three years of becoming a director. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

DIRECTOR COMPENSATION IN FISCAL 2010

The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2010.

				Change in
				Pension
				Value and
	Fees			Non-Qualified
	Earned or			Deferred
	Paid in	Stock	Option	Compensation	All Other
	Cash	Awards	Awards	Earnings	Compensation	Total
Name(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

John E. Abele	$75,000	$125,000	$0	$0	$176,094	$376,094
Katharine T. Bartlett(7)	$95,000	$125,000	$0	$0	$0	$220,000
Bruce L. Byrnes	$75,000	$125,000	$0	$0	$0	$200,000
Nelda J. Connors	$75,000	$125,000	$0	$268	$0	$200,268
Marye Anne Fox	$75,000	$125,000	$0	$515	$0	$200,515
Ray J. Groves	$95,000	$125,000	$0	$0	$0	$220,000
Ernest Mario	$95,000	$125,000	$0	$0	$0	$220,000
N.J. Nicholas, Jr.	$95,000	$125,000	$0	$0	$0	$220,000
Pete M. Nicholas	$210,000	$125,000	$0	$0	$298,650	$633,650
John E. Pepper(8)	$34,451	$0	$0	$20	$0	$34,471
Uwe E. Reinhardt	$95,000	$125,000	$0	$0	$0	$220,000
Warren B. Rudman(9)	$27,198	$0	$0	$184	$0	$27,382
John E. Sununu	$87,802	$125,000	$0	$0	$0	$212,802

(1)	Mr. Elliott, a director and our President and Chief Executive Officer, is an employee of the Company and is not included in this table. Mr. Elliott did not receive any compensation for his services as a director in 2010. Mr. Elliott’s compensation is discussed in our Compensation Discussion & Analysis beginning on page 32 and in the Summary Compensation Table beginning on page 63.

(2)	The following non-employee directors elected to defer all or a portion of their 2010 annual cash retainers in the form of common stock equivalent units in accordance with our Non-Employee Director Deferred Compensation Plan:

	2010	Common Stock
Name	Cash Deferred	Equivalent Units

Ray J. Groves	$95,000	13,967
John E. Pepper	$34,451	4,167

In addition, Ms. Connors and Senator Rudman elected to defer $75,000 and $27,198, respectively, of their 2010 cash retainer under the interest crediting investment option provided under the Non-Employee Director Deferred Compensation Plan.

(3)	Under our director compensation program, each non-employee director was granted a restricted stock award on the date of election or re-election to the Board. Each director elected at our Annual Meeting of Stockholders on May 11, 2010 was granted a restricted stock award in the amount of $125,000, or 18,997 shares. The restricted stock awards vest upon the expiration of each director’s current term of office.

The aggregate total number of outstanding unvested restricted stock awards at December 31, 2010, all of which will vest on the day of our Annual Meeting in May 2011, is shown below:

		Number	Grant Date
Name	Grant Date	of Shares	Fair Value	Vesting Date

John E. Abele	May 11, 2010	18,997	$125,000	May 10, 2011
Katharine T. Bartlett	May 11, 2010	18,997	$125,000	May 10, 2011
Bruce L. Byrnes	May 11, 2010	18,997	$125,000	May 10, 2011
Nelda J. Connors	May 11, 2010	18,997	$125,000	May 10, 2011
Marye Anne Fox	May 11, 2010	18,997	$125,000	May 10, 2011
Ray J. Groves	May 11, 2010	18,997	$125,000	May 10, 2011
Ernest Mario	May 11, 2010	18,997	$125,000	May 10, 2011
N.J. Nicholas, Jr.	May 11, 2010	18,997	$125,000	May 10, 2011
Pete M. Nicholas	May 11, 2010	18,997	$125,000	May 10, 2011
Uwe E. Reinhardt	May 11, 2010	18,997	$125,000	May 10, 2011
John E. Sununu	May 11, 2010	18,997	$125,000	May 10, 2011

Total		208,967

The following directors deferred receipt of these shares pursuant to and in accordance with the terms of our Non-Employee Director Deferred Compensation Plan:

Number
Name	of Shares

Katharine T. Bartlett	18,997
Nelda J. Connors	18,997
Marye Anne Fox	18,997
Ray J. Groves	18,997
Ernest Mario	18,997

(4)	No stock options were granted to non-employee directors in 2010. The aggregate number of outstanding, unexercised stock options, pursuant to stock option awards previously granted, at December 31, 2010, (all of which are fully vested) is shown below:

Outstanding Vested
Name	Stock Options

John E. Abele	2,000
Marye Anne Fox	16,000
Ray J. Groves	16,000
Ernest Mario	5,333
N.J. Nicholas, Jr.	9,334
Pete M. Nicholas	73,000
John E. Pepper	8,000
Uwe E. Reinhardt	12,000
Warren B. Rudman	16,000

Total	157,667

(5)	The amounts in this column represent the “above-market” portion of 2010 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody’s Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2010, the interest rate used under the plan was 5.61%, the Moody’s rate in September 2009. Interest on non-qualified deferred compensation is considered “above-market” if the interest rate exceeds 120% of the federal long-term rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2010, the applicable federal long-term interest rate was 4.38%.

(6)	The amounts reflected in this column include all other compensation earned by the following directors in fiscal year 2010:

	Annual			Executive
	Founder’s	Medical	Long Term	Life	Other
Name	Benefits(a)	Benefits(a)	Care(a)	Insurance(b)	Perquisites	Total

Pete M. Nicholas	$225,000	$12,779	$16,517	$4,544	$39,810 (c)	$298,650
John E. Abele	$150,000	$12,779	$11,150	$2,165	$0	$176,094

(a)	The amounts included in these columns reflect 2010 payments due to each of our founders following their retirement as employees in May 2005 as explained in the paragraph below these footnotes.

(b)	The amounts in this column represent the amount paid to Messrs. Nicholas and Abele in 2010 to cover tax-related obligations with respect to Executive Life Insurance in lieu of the Company-paid life insurance. As the premiums have already been paid in full, these amounts solely reflect the tax gross-up amounts to cover tax obligations.

(c)	This amount represents transportation services for Mr. Nicholas.

(7)	Ms. Bartlett is the chair of a special committee of our Board.

(8)	Mr. Pepper retired from our Board on May 11, 2010.

(9)	Senator Rudman retired from our Board on May 11, 2010.

In May 2005, Pete M. Nicholas, our co-founder and Chairman of the Board, and John Abele, our co-founder and member of our Board, retired as employees of Boston Scientific. In connection with their retirement, the Board approved the following arrangements for Messrs. Nicholas and Abele in May 2005:

•	Mr. Nicholas receives an annual payment of $225,000 for life, and medical coverage under our benefit policies for as long as he remains a director or “director emeritus.” We continue to fund his existing long-term care insurance and executive life insurance. Mr. Nicholas continues to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support, on an as-needed basis.

•	Mr. Abele receives an annual payment of $150,000 for life, and medical coverage under our benefit policies for as long as he remains a director or “director emeritus.” We continue to fund his existing long-term care insurance and executive life insurance. Mr. Abele continues to have the use of an office at our Natick headquarters or other Boston Scientific facilities and secretarial and administrative support, on an as-needed basis.

Mr. Nicholas continues to serve on our Board of Directors and will receive the Chairman of the Board compensation as described above. Mr. Abele served on our Board of Directors in 2010 and will become a director emeritus following the Annual Meeting.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

As described in our “Compensation Discussion & Analysis,” our overarching executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes heavily influenced primarily by the attainment of Company performance objectives and secondarily by the attainment of individual performance objectives (in other words, pay for performance) within an executive compensation structure that encourages prudent decisions with respect to both taking appropriate risks to improve our performance and avoiding unnecessary and excessive risk that may harm our Company.

Recent Changes to Our Executive Compensation Program Design.  In order to execute our executive compensation philosophy, in 2009 our Compensation Committee made several adjustments to elements of our compensation program for 2009 and 2010 to emphasize pay for performance and more closely align our executive compensation with our business objectives, the long-term interests of our stockholders and the competitive market, including:

•	Aligning philosophical positioning of the primary elements of total direct compensation (salary and short-and long-term incentive awards) to market median.

•	Lessening the portion of total direct compensation consisting of short-term incentive awards and increasing the portion consisting of long-term equity incentive awards.

•	Adding a relative total stockholder return (TSR) measure to our long-term equity incentive awards.

•	Changing the targeted mix of our long-term equity incentive awards with the inclusion of 25% market-based deferred stock units (Company performance-based DSUs), 50% stock options, and 25% service-based deferred stock units (service-based DSUs).

•	Changing our performance incentive plan (PIP) to: (i) measure and fund targets solely on annual results, (ii) increase the weight of business unit adjusted net sales and adjusted operating income results and replace adjusted earnings per share with measures related to business unit cash flow components, and (iii) adjust our funding tables to increase the threshold performance expectation, reduce funding at threshold performance and incent performance above goal on the adjusted net sales measures.

•	Changing our PIP payout methodology to place an increased emphasis on team performance (75%) over individual performance (25%).

Pay for Performance.  As part of the redesign of elements of our executive compensation program in 2010, we placed a significant portion of our executives’ target total direct compensation “at risk” in the form of equity and other performance based-awards in order to more closely align executive compensation with the competitive market and the long-term interests of our stockholders.

For 2010, we increased the weighting on long-term performance by reducing targeted short-term annual incentive awards under our PIP and granting more equity-based incentive awards, the ultimate value of which depends on our long-term performance. Accordingly, for 2010 only 16% of the value of the target total annual direct compensation for our NEOs as a group consisted of fixed compensation in the form of base salary, while variable compensation accounted for the remaining 84% of total direct compensation. Of that 84%, 85% took the form of equity incentive awards consisting of Company performance-based DSUs, stock options and service-based DSUs, which are designed to reward long-term performance, and 15% took the form of short-term incentive awards, which are designed to reward annual performance. For 2010, on average 13% of our executives’ target total annual direct compensation taking the form of short-term incentive awards is tied to actual Company and individual performance through our PIP funding formulas, and on average, the remaining

72% of our executives’ compensation taking the form of equity incentive awards, consisting of Company performance-based DSUs, stock options and service-based DSUs, is tied to actual long-term performance of the Company through stock price appreciation and vesting restrictions. We believe our emphasis on equity-based incentive compensation aligns our executives with appropriate business risk and the long-term interests of our stockholders and provides true “pay for performance” by putting a significant portion of our executives’ pay “at risk” and directly linking the realized value of the awards to the Company’s stock price and performance relative to our peers.

Executive Compensation Best Practices.  In order to execute our executive compensation philosophy, we recognize that a strong compensation framework is also required. Accordingly, in 2009 the Compensation Committee made several adjustments to our compensation framework for 2009 and 2010 to emphasize pay for performance objectives, mitigate against compensation risk and build upon our existing foundation of best practices, including:

•	Eliminating tax gross-ups other than for relocation expenses.

•	Replacing our retention agreements with limited term change in control agreements that eliminate “single-trigger” equity acceleration and impose a “double-trigger” equity acceleration in connection with a change in control under certain circumstances.

•	Providing that when an executive’s employment terminates due to disability or retirement prior to the first anniversary of an annual equity award grant date, the unvested portion of that equity award will immediately lapse and be forfeited.

•	Maintaining a Stock Trading Policy that prohibits executives from speculating in the Company’s securities, engaging in transactions designed to “hedge” the value of Boston Scientific common stock and pledging their common stock as collateral for a loan.

•	Maintaining stock ownership guidelines that require our executives to achieve minimum stock ownership levels in order to align their interests with the long-term interests of our stockholders.

•	Maintaining a policy to “claw back” certain amounts of short-term incentive compensation awards paid under our PIP to executives if there is a restatement of our financial results that would have reduced the size of a previously granted award.

•	Using reimbursement agreements in our global relocation programs that require payback of expenses incurred by us for relocation if the executives terminate their employment with us or their employment is terminated for cause within certain time periods.

•	Using non-competition, non-solicitation and confidentiality agreements and releases of claims agreements, as applicable, as a condition to our executives receiving certain post-employment termination payments and benefits.

•	The Compensation Committee using tally sheets, internal pay equity and an analysis of payments and benefits an executive would be entitled to upon various termination of employment scenarios to evaluate whether our executive compensation program aligns with our compensation philosophy, support our compensation and business objectives, and determine the reasonableness of our executives’ total compensation opportunity.

•	The Compensation Committee using peer group companies to target executive compensation against our competitive market, which peer group companies are reviewed annually by the Compensation Committee with input from its independent compensation consultants.

•	The Compensation Committee using compensation consultants that do not provide other services to the Company during their engagements, other than as authorized by the Compensation Committee.

•	The Compensation Committee annually completing a risk assessment of our compensation policies and programs to determine whether our compensation programs are appropriately aligned with prudent business risk.

Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure.”

While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY
VOTE ON OUR EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires that we provide our stockholders with the opportunity to vote, on a non-binding advisory basis, on how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in our proxy statements pursuant to the SEC’s compensation disclosure rules. By voting on this Proposal 3, our stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every one year (annual basis), two years (biennial basis), or three years (triennial basis), or abstain from voting on this proposal.

We have determined that an annual advisory vote on executive compensation will allow our stockholders to provide timely, direct input on the executive compensation of our named executive officers as disclosed in our proxy statement each year pursuant to the SEC’s compensation disclosure rules. We believe that an annual advisory vote on executive compensation is consistent with the Company’s willingness to engage in on-going dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. Accordingly, we ask that our stockholders vote “FOR” an annual advisory vote on our executive compensation.

We recognize that our stockholders may have different views as to what is the most appropriate approach for the Company, and therefore stockholders may cast a vote on the preferred frequency of an advisory vote on our executive compensation by selecting the option of one year (annual), two years (biennial), three years (triennial) or abstain when voting in response to the resolution set forth below at the Annual Meeting:

“RESOLVED, that the option of every year (annual basis), two years (biennial basis) or three years (triennial basis) that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency of the Company’s stockholders, on an advisory basis, with which the Company holds an advisory vote on the compensation of our named executive officers as disclosed in our proxy statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules.”

While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering the frequency of future advisory votes on our executive compensation.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE OPTION OF ONCE EVERY YEAR AS THE FREQUENCY WITH WHICH OUR STOCKHOLDERS WILL BE PROVIDED AN ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION AS DISCLOSED IN OUR PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

COMPENSATION DISCUSSION & ANALYSIS

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts. Further, the Executive Summary contains forward looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Compensation Discussion & Analysis can be found in our most recent Form 10-K and any subsequent 10-Qs under the heading “Risk Factors” and “Safe Harbor for Forward-Looking Statements”. Investors are cautioned not to place undue reliance on any of our forward-looking statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements.

This Compensation Discussion and Analysis describes all material elements of our 2010 compensation program for the executives listed in the Summary Compensation Table on page 63, our named executive officers (NEOs).

Executive Summary

2010 Business Overview

Business Strategy.  Our business strategy is to lead global markets for medical devices by developing and marketing innovative products, services and therapies that address unmet patient needs. We intend to do so by building and buying products we understand, through sales forces we already have with less invasive technology that is cost- or comparatively-effective and reduces or eliminates refractory drug use. Under our strategic plan, our growth initiatives include expected investment in our core franchises and investigation of opportunities to further expand our presence in and diversify into certain identified priority growth areas (our Priority Growth Initiatives). The following are the five elements of our POWER strategic plan and highlighted plan accomplishments in 2010 and January 2011:

•	Prepare our People and place them in strategic positions to inspire others and deliver results. We restructured our management team to enable our executives to be more effective in leading the execution of our business strategy; we established a Leadership Academy to support our goal of developing a culture of leadership at all levels of the organization; and we redesigned elements of our executive compensation program to more closely align executive compensation with our business objectives, the long-term interests of our shareholders and competitive market.

•	Optimize the Company for greater efficiency and effectiveness. We began implementing several restructuring initiatives designed to strengthen and position us for long-term success, including the integration of our Cardiovascular (CV) and Cardiac Rhythm Management (CRM) groups into a newly formed Cardiology, Rhythm and Vascular (CRV) group, as well as the restructuring of certain of our other businesses and corporate functions.

•	Win Global Market Share through our global presence. We began an effort to greatly increase the number of our products registered and approved for sale in developing markets and we began to renew our focus on selling in order to maximize our opportunities in countries whose economies and healthcare sectors are growing rapidly. To that end, we expect to invest $30 million to $40 million by the end of 2011 to introduce new products and strengthen our sales organization in emerging markets such as Brazil, China and India.

•	Expand our Sales and Marketing Focus with critical new analytics, best practices and technologies. We began an effort to make targeted sales force expansions and apply new global best practice capabilities (emphasizing efficiency, service and ethics) in crucial areas such as training, management, forecasting and planning, and reaching the economic customer on a global basis.

•	Realign our Business Portfolio to improve operational leverage and accelerate profitable, sustainable revenue growth. We jumpstarted our Priority Growth Initiatives through recently announced acquisitions or agreements to acquire businesses and technologies that target many of the conditions and disease states of our Priority Growth Initiatives; and we sold our Neurovascular business to Stryker Corporation, which provides us with increased flexibility to fund acquisitions and other investments and to repay debt.

2010 Business Results.  Overall, 2010 was a year of change and challenge for Boston Scientific. We announced our POWER strategic plan and our Priority Growth Initiatives as well as the realignment of our management and business priorities through restructuring initiatives — all designed to strengthen and position us for long-term success. We focused on implementing our strategic plan and our growth and restructuring initiatives to give us a framework for a disciplined approach to manage and grow our business in order to create stronger earnings and sustainable, profitable revenue growth. Meanwhile, uncertain economic, regulatory and market conditions in the global environment as well as certain foreseen and other unforeseen events affected us in 2010.

•    We reported net sales in 2010 of $7.806 billion, as compared to $8.188 billion in 2009, a decrease of five percent. This decrease was attributable in part to the ship hold and field inventory removal of all implantable cardioverter defibrillator (ICD) systems and cardiac resynchronization therapy defibrillator (CRT-D) systems offered by our CRM group in the U.S. that we announced on March 15, 2010 after determining that certain instances of changes in the manufacturing process related to these products were not submitted for approval to the U.S. Food and Drug Administration (FDA). In April 2010, we received clearance from the FDA for certain of the manufacturing changes and immediately resumed distribution of our CRT-D and ICD systems, and in May 2010 we returned earlier generations of these products to the U.S. market following required FDA clearance. We are working with customers to recapture market share lost as a result of the ship hold (although we have experienced better-than-expected recovery to date).

•    We reported net loss in 2010 of $1.065 billion, or $0.70 per share, which was driven primarily by a goodwill impairment charge following the ship hold and product removal actions described above. Goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items and amortization expense (after-tax) contributed $2.116 billion, or $1.39 per share, to the reported net loss. Excluding these items, net income for 2010 (adjusted net income) was $1.051 billion, or $0.69 per share. In comparison, in 2009 we reported net loss of $1.025 billion, or $0.68 per share, which included intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related net charges; discrete tax items and amortization expense of $2.207 billion (after-tax), or $1.46 per share. Excluding these items, net income for 2009 (adjusted net income) was $1.182 billion, or $0.78 per share.

•    We reported cash generated by operating activities of $325 million in 2010, which included litigation-related net payments of approximately $1.6 billion as well as the receipt of an acquisition-related milestone payment of $250 million. In comparison, we reported cash generated by operating activities of $835 million in 2009, which included litigation-related net payments of approximately $800 million. Our cash generated by operations continues to be a significant source of funds for servicing our debt obligations and investing in our growth.

•    During 2010, we completed the refinancing of the majority of our 2011 debt maturities, establishing a $1.0 billion term loan and syndicating a new $2.0 billion revolving credit facility, and prepaid in full our $900 million loan from Abbott Laboratories and all $600 million of our senior notes due in June 2011. Additionally, in January 2011, we prepaid $250 million of our senior notes due in January 2011 and borrowed $250 million under our credit and security facility secured by our U.S. trade receivables, using the proceeds to pre-pay all $100 million of our 2011 term loan maturities and $150 million of our 2012 term loan maturities. In 2009, Standard & Poor’s upgraded our credit rating to investment grade with a stable outlook. In 2010, Fitch Ratings upgraded our outlook to positive from stable, and Moody’s raised our liquidity rating to its highest level. As part of our strategy to increase operational leverage and continue to strengthen our financial flexibility, we are continuing to assess opportunities for improved operational effectiveness and efficiency, we closed the sale of our Neurovascular business in January 2011 and implemented other strategic initiatives to generate proceeds that would be available for debt repayment.

Pay for Performance

The POWER based strategic actions described above were undertaken in an effort to provide us a framework for a disciplined approach to manage and grow our business in order to create stronger earnings and long-term sustainable, profitable revenue growth. As part of our redesign of elements of our executive compensation program in 2010 discussed above, we placed a significant portion of our executives’ target total direct compensation, which consists primarily of salary and short- and long-term incentive awards, “at risk” in the form of equity and other performance based-awards in order to more closely align executive compensation with the competitive market and the long-term interests of our shareholders.

For 2010, we added a relative total shareholder return (TSR) measure to our long-term equity incentive awards through our market-based deferred stock units (Company-performance based DSUs). These DSUs represent the opportunity to receive shares of our common stock based on the performance of our common stock measured over three annual performance cycles, the ultimate attainment of which is dependent on our TSR compared to the TSR of the companies in the S&P 500 Healthcare Industry Index, of which we and nine of our ten peer group companies are a part. Accordingly, with its annual equity grant to our executive officers (other than the CEO, whose equity awards in February 2010 were pursuant to his offer letter) on February 16, 2010 our Human Resources and Executive Compensation Committee of our Board of Directors (Compensation Committee) changed the targeted mix of our long-term equity incentive awards with the inclusion of 25% Company performance-based DSUs, 50% stock options, and 25% service-based deferred stock units (service-based DSUs).

At February 16, 2011, the Company’s stock price had declined to a closing price of $7.10 from the February 16, 2010 grant date closing price of $7.41 and our stock did not perform as well as the S&P 500 Healthcare Industry Index. As a result, as of February 16, 2011 the realized value of the equity compensation awarded to our NEOs last year declined, accordingly the stock options were $0.31 per share below their exercise price, the service-based DSUs of our NEOs (other than the CEO, who did not receive a service-based DSU grant on February 16, 2010) lost $94,129 (or 4%) in aggregate amount and the Company performance-based DSUs payout potential declined as the Company’s TSR missed the first performance measurement. As the foregoing example illustrates, we believe our emphasis on equity-based incentive compensation aligns our executives with appropriate business risk and the long-term interests of our shareholders and provides true “pay for performance” by directly linking the realized value of a significant portion of their equity incentive awards to the Company’s stock price and performance relative to our peers.

For 2010, we increased the weighting on long-term performance by reducing targeted short-term annual incentive awards under our Performance Incentive Plan (PIP) and granting more equity-based incentive awards, the ultimate value of which depends on our long-term performance. Accordingly, for 2010 only 16% of the value of the target total annual direct compensation for our NEOs as a group consisted of fixed compensation in the form of base salary, while variable compensation accounted for the remaining 84% of total direct compensation. Of that 84%, 85% took the form of equity incentive awards consisting of Company performance-based DSUs, stock options and service-based DSUs, which are designed to reward long-term performance, and 15% took the form of short-term incentive awards, which are designed to reward annual performance. For 2010, on average 13% of our executives’ target total annual direct compensation taking the form of short-term incentive awards is tied to actual Company and individual performance through our PIP funding formulas, and on average, the remaining 72% of our executives’ compensation taking the form of equity incentive awards, consisting of Company performance-based DSUs, stock options and service-based DSUs, is tied to actual long-term performance of the Company through stock price appreciation and vesting restrictions. These calculations used the NEOs’ 2010 target PIP award amounts and the equity values set forth in the footnotes to the chart below. The chart below shows the mix of target total direct compensation opportunity for each NEO (other than the CEO) in 2010 as well as the target total direct compensation opportunity for our Chief Executive Officer in 2010, with equity awards granted to Mr. Elliott in June 2009 and February 2010 pursuant to his offer letter annualized over three years in order to take into account that these equity awards were intended to effect three years of annual equity grants.

(1)	In order to more effectively reflect the value of 2010 target total direct compensation opportunity as considered by the Compensation Committee, for Mr. Elliott the chart represents all equity awards granted to him in June 2009 and February 2010 pursuant to his offer letter annualized over three years in order to take into account that these equity awards were intended to effect three years of annual equity awards; stock options and service-based DSUs are valued per the Grants of Plan-Based Awards table on page 68 and Company performance-based DSUs are valued per target value (which reflects the target number of units granted multiplied by the closing price of our common stock on the date of grant); and the target PIP award amount reflects the assumed on-plan bonus amount for 2010 (target short term incentive amount), which is reflected in the Potential Payments Upon Termination or Change in Control tables beginning on page 79.

(2)	In order to more effectively reflect the value of 2010 target total direct compensation opportunity as considered by the Compensation Committee, for Messrs. Leno, Capello, Pratt, Kucheman, Pucel and Colen the chart represents only annual equity awards granted to them in 2010 and excludes any promotional awards granted to them in 2010; stock options and service-based DSUs are valued per the Grants of Plan-Based Awards table on page 68 and Company performance-based DSUs are valued per target value (which reflects the target number of units granted multiplied by the closing price of our common stock on the date of grant); and the target PIP award amounts reflect the assumed on-plan bonus amount for 2010 (target short term incentive amount), which is reflected in the Potential Payments Upon Termination or Change in Control tables beginning on page 79.

We believe our emphasis on performance-based incentive compensation aligns our executives with appropriate business risk and the long-term interests of our shareholders and provides true “pay for performance” by putting a significant portion of our executives’ pay “at risk”.

Executive Compensation Program

Executive Compensation Philosophy.  Our overarching executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes heavily influenced primarily by the attainment of Company performance objectives and secondarily by the attainment of individual performance objectives (in other words, pay for performance) within an executive compensation structure that encourages prudent decisions with respect to both taking appropriate risks to improve our performance and avoiding unnecessary and excessive risk that may harm our Company.

Executive Compensation Best Practices.  In order to execute our executive compensation philosophy, we recognize that a strong compensation framework is required. Accordingly, in 2009 the Compensation Committee made several adjustments to our compensation framework for 2009 and 2010 to emphasize pay for performance objectives, mitigate against compensation risk and build upon our existing foundation of best practices, including:

Executive Compensation Best Practices

•	In 2009 and 2010, we eliminated tax gross-ups on benefits for our executives other than for relocation expenses, which the Compensation Committee retained because it applies to all employees eligible to receive relocation benefits and the Compensation Committee believes it is integral to the Company’s ability to attract and redeploy employees, including executives, whose knowledge and skills enhance our competitive position.

•	In 2010 we replaced our retention agreements with limited term change in control agreements that eliminate “single-trigger” equity acceleration and impose a “double-trigger” equity acceleration in connection with a change in control in which the surviving or acquiring entity substitutes or assumes outstanding equity awards (requiring both a change in control and termination without cause or for good reason in order for accelerated vesting of the awards to occur).

•	Commencing July 2010, the terms of annual equity awards granted to executives provide that in the event that an executive’s employment terminates due to disability or retirement prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited.

•	We maintain a Stock Trading Policy that prohibits executives from speculating in the Company’s securities, engaging in transactions designed to “hedge” the value of Boston Scientific common stock and pledging our common stock as collateral for a loan.

•	We maintain stock ownership guidelines that require our executives to achieve minimum stock ownership levels in order to align their interests with the long-term interests of our shareholders.

•	We maintain a policy to “claw back” certain amounts of short-term incentive compensation awards paid under our performance incentive plan (PIP) to executives if there is a restatement of the Company’s financial results that would have reduced the size of a previously granted award.

•	We use reimbursement agreements in our global relocation programs, including for the executive tier of the program, that require payback of expenses incurred by us for relocation if the employee voluntarily terminates employment or the employee’s employment is terminated for cause at a rate of 100% and 50% for termination within one and two years, respectively, from the initial payment date under the program.

•	We use non-competition, non-solicitation and confidentiality agreements and release of claims agreements, as applicable, as a condition to our executives receiving certain post-employment termination payments and benefits.

•	Our Compensation Committee uses tally sheets, internal pay equity and an analysis of payments and benefits an executive would be entitled to upon various termination of employment scenarios, in order to (i) evaluate whether the overall design of our executive compensation program and individual elements of the program align with our compensation philosophy, (ii) support our compensation and business objectives, and (iii) determine the reasonableness of our executives’ total compensation opportunity.

•	Our Compensation Committee uses peer group companies to target executive compensation levels, mix and program design against our competitive market, which peer group companies are reviewed annually by the Compensation Committee with input from its independent compensation consultants.

•	The Compensation Committee’s compensation consultants do not provide other services to the Company during their engagements, other than as authorized by the Compensation Committee.

•	The Compensation Committee annually completes a risk assessment of our compensation policies and programs to determine whether our compensation programs are appropriately aligned with prudent business risk.

Recent Changes to Our Executive Compensation Program Design.  In order to further execute our executive compensation philosophy, in 2009 our Compensation Committee made several adjustments to elements of our compensation program for 2009 and 2010 to emphasize pay for performance and more closely align our executive compensation with our business objectives, the long-term interests of our shareholders and the competitive market, including:

Recent Changes Made to Our Executive Compensation Program Design

•	For 2010, we aligned philosophical positioning of the three primary elements of total direct compensation to market median, which meant a decrease in target short- and long-term incentive awards compared to 2009. This change was made to more appropriately align our executive compensation with our competitive market.

•	For 2010, we lessened the portion of our total direct compensation that consists of short-term incentive awards under our PIP and increased the portion of our total direct compensation that consists of long-term equity incentive awards. These changes were made to further align our executive compensation with the long-term interests of our shareholders.

•	Beginning in 2009, we added a relative TSR measure to our long-term equity incentive awards through our Company-performance based DSUs which represent the opportunity to receive shares of our common stock based on the performance of our common stock measured over three annual performance cycles, the ultimate attainment of which is dependent on our TSR compared to the TSR of the companies in the S&P 500 Healthcare Industry Index, of which we and nine of our ten peer group companies are a part. This change was made to align our executive compensation with our performance relative to our peers and to measure the successful execution of our strategic plan.

•	For 2010, we changed the targeted mix of our long-term equity incentive awards with the inclusion of 25% Company performance-based DSUs, 50% stock options, and 25% service-based DSUs. This change was made to more appropriately balance the targeted mix of our equity incentive awards to emphasize our long-term performance.

•	For 2010, we changed our PIP to: (i) measure and fund targets solely on annual results to emphasize annual over quarterly performance, (ii) modify our business unit metrics to increase the weight of business unit adjusted net sales and adjusted operating income results in order to increase line-of-sight in the plan, and replace adjusted earnings per share with measures related to business unit cash flow components (days sales outstanding and days inventory on hand) to further increase line-of-sight in the plan, and (iii) adjust our funding tables to increase the threshold performance expectation, reduce funding at threshold performance and incent performance above goal on the adjusted net sales measures.

•	For 2010, we changed our PIP payout methodology to place an increased emphasis on team performance, weighting 75% on team performance and 25% on individual performance. This change was made to emphasize pay for performance objectives, emphasize funding unit results in determining actual payouts and reward team members for shared results.

•	For 2010, we also introduced all-employee and sales force stock option grant programs that extended the application of our executive compensation program objectives, including aligning our employees’ interests with the long-term interests of our shareholders and emphasizing team performance, to all of our employees, including our sales force.

Compensation Philosophy and Objectives

Our overarching executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes heavily influenced primarily by the attainment of Company performance objectives and secondarily by the attainment of individual performance objectives (in other words, pay for performance) within an executive compensation structure that encourages prudent decisions with respect to both taking appropriate risks to improve our performance and avoiding unnecessary and excessive risk that may harm our Company.

The overarching objectives of our executive compensation program are to attract, retain, engage, focus and reward the best available talent to achieve performance goals aligned with our mission, quality policy and business strategy. Our mission is to improve the quality of patient care and the productivity of healthcare delivery through the development and advocacy of less invasive medical devices and procedures. Our quality policy, applicable to all employees, is: “I improve the quality of patient care and all things Boston Scientific.” The core objectives of our executive compensation program are to:

•	attract, retain and engage high performing and high leadership potential executives in a competitive market; and

•	compensate our executives in a manner that provides appropriate incentives for our executives to execute on our business objectives, improve our performance and increase long-term shareholder value.

For 2010, our executive compensation design placed an emphasis on:

•	improving alignment of our executive compensation with the long-term interests of our shareholders and our competitive market;

•	more appropriately balancing our equity incentive programs to emphasize long-term over short-term results;

•	driving stronger earnings and sustainable, profitable revenue growth and increasing shareholder value by bringing our executive compensation program more in line with our business objectives; and

•	placing greater emphasis on team performance over individual performance.

Our Named Executive Officers

Our NEOs for the year ended December 31, 2010, are:

• J. Raymond Elliott	President and Chief Executive Officer
• Samuel R. Leno	Executive Vice President and Chief Operations Officer
• Jeffrey D. Capello	Executive Vice President and Chief Financial Officer
• Timothy A. Pratt	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
• William H. Kucheman	Executive Vice President and President, Cardiology, Rhythm & Vascular
• Kenneth J. Pucel	Executive Vice President, Global Operations & Technology
• Fredericus A. Colen	Former Executive Vice President and Chief Technology Officer

As part of our 2010 management restructuring, effective as of March 1, 2010, Mr. Leno was promoted to Executive Vice President and Chief Operations Officer and Mr. Capello was promoted to Executive Vice President and Chief Financial Officer; and effective as of February 10, 2010, Mr. Pratt was promoted to Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, Mr. Kucheman was promoted to Executive Vice President, Cardiology, Rhythm & Vascular, and Mr. Colen, who retired from the Company on June 30, 2010, was promoted to Executive Vice President and Chief Technology Officer. Effective as of January 10, 2011, Mr. Pucel was promoted to Executive Vice President, Global Operations & Technology. SEC rules require that we discuss the compensation of all individuals serving in the role of Chief Financial Officer during the year. As a result, Mr. Leno who served as our Chief Financial Officer until his promotion is also discussed in that capacity. SEC rules also require that we discuss the compensation of a former executive for whom disclosure would have been required but for the fact that he or she was not serving as an executive officer at the end of 2010. As a result, Mr. Colen is included as a NEO due to payments he received in connection with his retirement from the Company in 2010.

How We Determine Executive Compensation

Our Compensation Committee, and in certain cases the independent directors of our Board of Directors (our Board), bear principal responsibility for assessing, setting targets for and determining executives’ compensation as well as for conducting regular reviews of our executive compensation program. Information about our Compensation Committee and its composition, processes and responsibilities can be found on page 21 of this Proxy Statement under the heading “Executive Compensation and Human Resources Committee.” Key elements to our process for assessing, setting targets for and determining executive compensation are: (i) data and risk considerations; (ii) performance considerations; and (iii) executive and Compensation Committee judgment.

Data and Risk Considerations

Market Referencing.  The Compensation Committee uses relevant market information provided by independent compensation consultants in assessing and setting targets for our executive compensation relative to our peer group. In 2009, the Compensation Committee engaged Watson Wyatt (now known as Towers Watson) and, following the expiration of Towers Watson’s engagement, in mid-2010 engaged Frederic W. Cook & Co., Inc. (Cook & Co.) as its independent compensation consultant to provide advisory services to the Compensation Committee on executive and director compensation matters. Neither Towers Watson nor Cook & Co. performed other services to the Company during their engagement other than as authorized by the Compensation Committee. Please see the discussion of the services provided by our compensation consultants under the heading “Executive Compensation and Human Resources Committee” on page 21.

Peer Group Determination.  In early 2010, Towers Watson reviewed our 2009 peer group with the Compensation Committee and, based on that review, our Compensation Committee approved its continued use for 2010. The peer group companies that the Compensation Committee used in 2010 as described herein are:

• Abbott Laboratories	• Stryker Corporation
• Baxter International Inc.	• Thermo Fisher Scientific, Inc.
• Becton, Dickinson and Company	• Zimmer Holdings, Inc.
• Covidien Ltd.	• Medtronic, Inc
• Hospira, Inc.	• St. Jude Medical, Inc.

In establishing our recommended peer group, Towers Watson assessed publicly traded companies generally focused on a comparable industry (customer base and product offerings) with comparable size (in relation to revenue, number of employees and market capitalization), comparable growth, mix and sources of revenue as well as complexity of business operations. Our revenues are between the 25th percentile and the median of our peer group companies. The Compensation Committee uses peer group companies to target executive compensation levels, mix and program design against our competitive market, which peer group companies are reviewed annually by our Compensation Committee with input from its independent compensation consultant.

Comparable Pay Analytics.  Utilizing peer group data, at different times of the year each of Towers Watson and Cook & Co. conducted numerous studies intended to inform the Compensation Committee as to the appropriateness and competitiveness of our executive compensation program from a market perspective. A summary of relevant analysis and reviews performed by Towers Watson and/or Cook & Co. follows:

Analysis/Study	Overview	Purpose

Peer Group Analysis	Review the Company’s revenue, operating income, net income, total assets, market cap and number of employees against those of our peer group companies	Determine reasonableness of our peer group given peer company business models and relative size to us

Analysis/Study	Overview	Purpose

Executive Compensation Trends	Review executive compensation trends with respect to, among other things:

    •   market compensation levels and assessment of our NEO
compensation levels

    •   market pay structure levels and assessment of our NEO pay
	• regulatory and governance environment and assessment of our NEO compensation programs	Provide market reference with which to evaluate the appropriateness of our executive compensation programs in light of market practices, emerging trends and regulatory developments
Competitive Compensation Analysis — Total Direct Compensation	Assess competitiveness of, among other things, the primary elements our NEO total direct compensation, consisting of base salary, target annual short-term incentives and present value of long-term equity incentives	Determine competitiveness and appropriateness of each primary element of our NEO total direct compensation
Competitive Compensation Analysis — Mix of Pay	Assess mix and interplay of each primary element of total direct compensation as well as the mix and interplay of each equity incentive award type	Determine whether the mix of our pay elements aligns with our business strategy, supports human resources objectives and is generally consistent with market practices
Competitive Compensation Analysis — Annual Short-Term Incentive Plan	Assess our Performance Incentive Plan (PIP) metrics in comparison to our peer group performance metrics for annual short-term incentive plans	Determine reasonableness of the selection of the performance metrics for our PIP from a market perspective
Competitive Compensation Aggregate Analysis — Long-Term Incentive Plan	Assess competitiveness of our long-term incentive plan from an elements, terms, share dilution and cost perspectives	Determine competitiveness of our long-term incentive plan on an aggregate basis

Utilizing peer group data and survey data representative of a custom cut of comparable companies (or appropriate general industry data where no peer group or survey data was available), Cook & Co. conducted numerous studies intended to inform the Compensation Committee as to the competitiveness of each executive’s total compensation opportunity from a market perspective. The survey included data from the following companies: Allergan, Baxter, Beckman Coulter, Becton Dickinson, Biogen Idec, Covidien, Forest Laboratories, Genzyme, Gilead Sciences, Hospira, Medtronic, Novo Nordisk, Quest Diagnostics, Stryker and Thermo Fisher Scientific (seven of the companies are included in our peer group).

Tally Sheets and Internal Pay Equity Considerations.  The Compensation Committee uses “tally sheets” to: (i) evaluate whether the overall design of our executive compensation program and individual elements of the program align with our compensation philosophy, (ii) support our compensation and business objectives, and (iii) determine the reasonableness of our executives’ total compensation opportunity. The tally sheet for each executive includes a summary of his or her:

•	total current compensation information, including target total cash compensation, total annualized value of long-term equity incentive awards, and total value of benefits and perquisites;

•	potential value of vested and unvested equity compensation at various stock prices; and

•	estimated payments and benefits an executive would be entitled to upon termination of employment under various scenarios.

In addition, the Compensation Committee considers the economic and retentive value of prior equity awards received by our executives in determining current or future compensation, and considers each executive’s total compensation opportunity compared to the total compensation opportunity of our other executives.

Risk Considerations.  The Compensation Committee also bases its compensation decisions on whether our executive compensation program is appropriately aligned with business risk. The Compensation Committee considers the effect of the elements of our executive compensation program on business risk, including among other things, the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. The Compensation Committee also considers mitigating design elements, including among other things, our recovery of incentive awards policy, executive stock ownership guidelines, and hedging prohibition. For more details on these policies and guidelines, please see “Recovery of Incentive Awards,” “Executive Stock Ownership Guidelines” and “Prohibition on Hedging Policy” beginning on page 58. For more information about our assessment of compensation policies and practices as they relate to our risk management, please see “Risk Assessment of the Compensation Programs” on page 61.

Performance Considerations

We utilize an annual Performance Achievement and Development Review (PADR) to guide performance discussions, set an executive’s Company and individual performance objectives, determine an executive’s level of achievement in relation to those performance objectives, and communicate annual achievement at the individual performance level. Our ten core leadership competencies of vision, integrity, accountability, passion, perseverance, communication, resourcefulness, team builder, intellect and customer driven are key to this process. Our CEO (or the Executive Vice President and Chief Operations Officer in the case of certain NEOs) conducts each of the other NEO’s annual PADR performance review and presents their results and primary elements of total direct compensation opportunity and payment recommendation to the Compensation Committee for its consideration. The Nominating and Corporate Governance Committee reviews and approves the CEO’s individual and Company performance objectives and oversees the evaluation of the CEO’s performance in relation to those objectives. The Chairman of the Nominating and Governance Committee presents the committee’s primary elements of total direct compensation opportunity and payment recommendation for the CEO to the Compensation Committee for its consideration. After year end, overall performance for the NEOs (other than the CEO) is rated on a scale ranging from “needs improvement” to “achieves” to “exceeds expectations” to “outstanding.” These achievement indicators influence the executive’s compensation, including base salary, 25% of the PIP payout and equity incentive awards.

Executive and Compensation Committee Judgment

The application of Executive (or Chairman of the Board in the case of the CEO) and Compensation Committee judgment is an important factor in setting and determining executive pay. We do not employ a purely formulaic approach to our executive compensation program. While target market guidelines and funding formulas are established in advance, individual performance and other considerations such as budgets, costs to the Company, the Company’s performance, quality objectives, changes in individual roles or responsibilities, current economic conditions as well as the other considerations and factors discussed in this section, permit discretion. For example, funding formulas tied to Company goals are set in advance under our PIP, but our Compensation Committee retains the right to: (i) modify downward or eliminate funding based on its determination, within its sole discretion, of the Company’s progress toward achievement of our quality objectives and performance of our quality systems, (ii) modify downward payout based on an executive’s individual performance, (iii) recommend to the Board to terminate, suspend or modify, and if suspended reinstate with or without modification, all or a part of the PIP at any time, and (iv) otherwise exercise discretion as it sees fit. In addition, an executive’s primary elements of target total direct compensation may be adjusted upward or downwards to reflect changes in an executive’s role and/or responsibilities during the year.

While the Compensation Committee is solely responsible for setting targets and approving awards, the Compensation Committee relies on the judgment of the CEO (or the Executive Vice President and Chief Operations Officer in the case of certain NEOs) in setting the other NEOs’ performance objectives, evaluating their performance against those objectives through the PADR performance review process and recommending their primary elements of total direct compensation opportunities and payments to the Compensation Committee as well as recommending performance metrics under our PIP. The CEO regularly participates in Compensation Committee meetings, at the request of the Compensation Committee, in order to provide background information and explanations supporting his recommendations.

Our Elements of Executive Compensation

Our executive compensation program contains direct and indirect compensation components with fixed and variable elements.

Overview of Total Direct Compensation

Primary Elements of Total Direct Compensation.  We compensate our executives principally through the direct compensation component of our executive compensation program, namely base salary, annual short-term performance incentives and long-term equity awards (primary elements of total direct compensation). Our balanced approach to total direct compensation includes both fixed elements, such as base salary, and variable elements, such as annual short-term performance incentives and long-term equity incentives. While our fixed direct compensation elements are designed to provide a stable base source of income to our executives, our variable performance-based compensation elements are designed to incent our executives to execute on our business strategy, improve our performance, and increase long-term shareholder value. Each primary element of our total direct compensation is targeted to a median market* position relative to our peer group companies and is fixed or variable, has a primary role, and has one or more objectives, each as shown in the table below.

Element	Fixed/Variable	Role	Objective

Annual Base Salary	Fixed base cash amount	Provide stable source of income	Attract and retain talent
Annual Short-Term Incentives — Performance Incentive Plan (PIP)	Variable cash and in certain cases equity incentive opportunity	Reward for annual Company and individual performance, with an emphasis on team performance	Focus talent primarily on annual Company and secondarily on individual goals; align executive compensation with our mission, quality policy and business strategy; reward talent
Annual Long-Term Incentives	Variable equity incentive opportunity	Reward for long-term business performance	Focus talent on long-term shareholder value creation; retain and engage talent

*	Annual equity incentives at the 75th percentile are attainable (based on “outstanding” performance) to motivate and retain key talent.

For 2010, we aligned our philosophical positioning of the three primary elements of total direct compensation, namely base salary and annual short- and long-term incentive awards, to market median, which represented a decrease in target incentive awards compared to 2009. This change was made to more appropriately align our executive compensation with our competitive market. The target market position is an overall guideline, but individual compensation pay levels may vary based on individual performance, internal pay equity considerations and other factors and considerations, including those discussed under “How We Determine Executive Compensation.” For 2010, Cook & Co. performed an analysis of our NEOs’ primary elements of total direct compensation and found that overall their base salaries approximated the market median, their target annual short-term incentive awards approximated the 50th percentile, and their equity incentive awards approximated between the 50th and 75th percentiles.

Mix of Pay.  Of the three primary elements of total direct compensation, our executive compensation, as reflected in the Summary Compensation Table on page 63, is heavily weighted towards the variable, performance-based elements of our annual short-term and equity incentives. For 2010, we moved toward an increased weighting on long-term performance by reducing targeted annual short-term incentive awards and granting more annual long-term equity incentive awards in order to further align our executive compensation program with the competitive market and the long-term interests of our shareholders. Accordingly, for 2010 only 16% of the value of the target total annual direct compensation for our NEOs as a group consisted of fixed compensation in the form of base salary, while variable compensation accounted for the remaining 84% of total direct compensation. Of that 84%, 85% took the form of equity incentive awards consisting of Company performance-based DSUs, stock options and service-based DSUs, which are designed to reward long-term performance, and 15% took the form of short-term incentive awards, which are designed to reward annual performance. For 2010, on average 13% of our executives’ target total annual direct compensation taking the form of short-term incentive awards is tied to actual Company and individual performance through our PIP funding formulas, and on average, the remaining 72% of our executives’ compensation taking the form of equity incentive awards, consisting of Company performance-based DSUs, stock options and service-based DSUs, is tied to actual long-term performance of the Company through stock price appreciation and vesting restrictions. These calculations used the NEOs’ target PIP award amounts and the equity values set forth in the footnotes to the mix of pay chart under “Pay for Performance” on page 35.

Base Salary

General Overview.  In general, the Compensation Committee targets base salaries for our executives at levels consistent with the median rate paid by our peer group companies for comparable positions. The target market position is an overall guideline, but individual compensation levels may vary based on the Compensation Committee’s consideration of other factors such as our annual merit budget, current economic conditions, each executive’s current and prior year’s salary, each executive’s prior year’s PADR performance review, internal pay equity considerations, and other factors, including those discussed under “How We Determine Executive Compensation.” In December 2008, the Compensation Committee deferred merit increases on 2009 base salaries for certain salaried employees, including our NEOs, due to the declining economic environment at that time. Accordingly, base salaries for our executives remained the same from mid-February 2008 through mid-February 2010, when the Compensation Committee reinstated merit increases on 2010 base salaries to align our executive compensation program with the competitive market as combined with the other changes made to our executive compensation program for 2010 as described in “Executive Compensation Best Practices” and in “Recent Changes to Executive Compensation Program Design” on pages 36 and 37, respectively. NEO salaries for 2010 are reported in the Summary Compensation Table on page 63 under the Salary column.

NEOs (Other than CEO).  In early 2010 we announced the realignment of our management and business priorities through restructuring activities. As a result of these initiatives we integrated our CV and CRM groups into a newly formed CRV group as well as certain of our business and corporate functions. As part of our related management restructuring, effective as of March 1, 2010, Mr. Leno was promoted to Executive Vice President and Chief Operations Officer and Mr. Capello was promoted to Executive Vice President and Chief Financial Officer; and effective as of February 10, 2010, Mr. Pratt was promoted to Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, Mr. Kucheman was promoted to Executive Vice President, Cardiology, Rhythm & Vascular, and Mr. Colen, who retired from the Company on June 30, 2010, was promoted to Executive Vice President and Chief Technology Officer. In February 2010, the Compensation Committee approved competitive merit as well as promotional and management restructuring base salary increases, as applicable, recommended by the CEO, as modified by the Compensation Committee, for our NEOs’ (other than the CEO) 2010 base salaries as follows effective February 15, 2010:

	2008 / 2009	2010	%
Name	Base Salary*	Base Salary*	Increase

Samuel R. Leno	$625,000	$645,000	3.2%
Jeffrey D. Capello(1)	$490,000	$575,000	17.3%
Timothy A. Pratt(1)	$525,000	$600,000	14.3%
William H. Kucheman(1)	$415,000	$500,000	20.5%
Kenneth J. Pucel	$440,000	$455,000	3.4%
Fredericus A. Colen(1)(2)	$570,000	$600,000	5.3%

*	Base salary amounts are rounded to the nearest thousand.

(1)	The base salary amounts and percentage increases listed above for Messrs. Capello, Pratt, Kucheman and Colen include promotional, management restructuring and competitive merit increases.

(2)	Mr. Colen retired from the Company on June 30, 2010.

CEO.  Mr. Elliott was appointed as our President and Chief Executive Officer by the Board effective July 13, 2009 with an annual base salary set at $1,200,000 pursuant to his offer letter. The Compensation Committee’s objective in setting his salary was to attract Mr. Elliott, a seasoned executive with a proven track record for success and exceptional experience in both the medical industry and in driving long-term value creation for shareholders, to become our President and Chief Executive Officer and to retain him in that position. Accordingly the Compensation Committee set Mr. Elliott’s annual base salary competitively at the 75th percentile paid by our peer group companies for comparable positions. For further discussion regarding equity awards granted, payments and benefits provided to Mr. Elliott under his offer letter, see “Summary Compensation Table” on page 63. Although Mr. Elliott’s offer letter provides that his compensation would generally be reviewed annually, the intent is understood to be that no merit increases to his base salary are expected to occur prior to the third anniversary of his hire date of June 23, 2009. Accordingly, for 2010, Mr. Elliott’s base salary remained at $1,200,000.

Annual Short-Term Performance Incentives

General Overview.  Our PIP is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate / inpatriate employees selected for participation. Through our PIP, we seek to provide pay for performance by linking short-term incentive awards to both Company and individual performance goals through a range of award opportunities dependent upon achievement levels of Company and individual objectives. Performance targets are set by the Compensation Committee at the beginning of each year and performance is measured and funded annually after year end. For 2010, in order to place a greater emphasis on rewarding team-based achievements, 75% of our executives’ PIP payout was based on team results under the Company performance component and the remaining 25% on individual results under the individual performance component. Further, for 2010 the mechanics for funding corporate and business unit goals described in the funding tables beginning on page 46 included: (i) an increased threshold performance expectation, (ii) a reduced funding amount at and below threshold performance level, and (iii) an increased incentive for performance above target on the sales measures, thereby rewarding performance above target levels at higher rates. These changes were implemented to increase executive accountability for performance results and amount of bonus-earned under the plan. Amounts actually awarded under our PIP for 2010 are reflected in the Summary Compensation Table on page 63 in the Non-Equity Incentive Plan Compensation column.

Company Performance Component.

Overview.  For 2010, our corporate executives were measured against corporate performance targets while executives who lead business units were measured against their respective business unit performance targets. Messrs. Elliott, Leno, Capello, Pratt and Pucel were measured against corporate performance targets.

During the year we integrated our U.S. CV and CRM groups which, for purposes of the PIP, combined our U.S. CV, CRM, Electrophysiology and Neurovascular business units into a new U.S. CRV business unit as of the second quarter. Accordingly, Mr. Kucheman was measured against our U.S. CV business unit performance targets for the first quarter and our U.S. CRV business unit performance targets for the remainder of the year, and Mr. Colen was measured 50% against corporate performance targets and 50% against the U.S. CRV business unit performance targets.

Corporate Goals.  For 2010, corporate executives were measured against adjusted earnings per share (EPS), global sales and free cash flow. These metrics were weighted and measured annually as follows:

Metric	Weighting

Adjusted EPS	50%
Global Sales	25%
Free Cash Flow	25%

The Compensation Committee believed that, for 2010, these metrics were appropriate to encourage our corporate executives to achieve superior financial performance with the goal of generating shareholder value. The Compensation Committee further believed that the weighting for each metric was appropriate because it emphasized the Company’s top performance priorities.

Business Unit Goals.  For 2010, business unit executives were measured against the adjusted net sales, adjusted operating income, days sales outstanding and days inventory on hand of the business unit that they lead. These metrics were weighted and measured annually as follows:

Metric	Weighting

Business Unit Sales	50%
Business Unit Adjusted Operating Income	40-50%
Days Sales Outstanding	0-10%*
Days Inventory on Hand	0-10%*

*	percentage dependent on funding unit specific goals.

The Compensation Committee believed that, for 2010, these metrics and weightings were appropriate to encourage our business unit executives to achieve superior financial performance with the goal of generating shareholder value. For 2010, adjusted EPS was replaced as a business unit goal with days sales outstanding and days inventory on hand to incent working capital improvement, and the weightings on business unit sales and adjusted operating income were increased to emphasize the business units’ revised priorities.

Definitions of Metrics.  For purposes of our 2010 PIP: (i) adjusted EPS equals adjusted net income divided by weighted average shares outstanding for the performance period (adjusted net income equals GAAP net income excluding goodwill and intangible asset impairment charges, acquisition- and divestiture-related charges, restructuring expenses, certain tax-related items, certain litigation items and amortization expenses, which are either non-operational or which we do not believe are indicative of our on-going operating performance); (ii) sales metrics are calculated at constant currency rates rather than actual currency rates in order to take currency fluctuation out of the measure, (iii) free cash flow equals reported operating cash flow less capital expenditures and excludes net cash flows associated with certain significant and unusual litigation-, acquisition-, divestiture-, restructuring- and tax-related items, which we do not believe are indicative of our on-going operating performance, (iv) adjusted operating income equals GAAP net income excluding goodwill and intangible asset impairment charges, acquisition- and divestiture-related charges, restructuring expenses, certain tax-related items, certain litigation items and amortization expenses, which are either non-operational or which we do not believe are indicative of our on-going operating performance, (v) days sales outstanding measures how many days of the sales that accounts receivables represents for a business unit based on the count back method of accounting, and (vi) days inventory on hand measures inventory utilization on the basis of a business unit’s net sales.

Plan Funding Determination.  Each of our corporate goals and business unit goals fund separately. Generally, the actual annual funding percentage for each of our corporate and business unit goals is based on actual results for the year compared to plan. Funding for each measure generally increases on a sliding scale (up to a maximum of 150% of target) as higher levels of adjusted net sales, adjusted EPS, free cash flow and adjusted operating income goals are met, as depicted in the tables below. However, funding for days sales outstanding and days inventory on hand increases on a sliding scale (up to a maximum of 150% of target) as lower levels of these measures are met, as depicted in the table below, because the lower the level the better the results for the Company. In addition, the Compensation Committee reserves the right to decrease or eliminate PIP funding based on its determination, within its sole discretion, of the Company’s progress made toward achieving our quality objectives and the performance of our quality systems. The Compensation Committee believes that the corporate-wide quality objectives are appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and product performance thereby enhancing shareholder value.

Adjusted Net Sales Funding Scale Table.  For 2010, the sales component of our corporate and business unit goals was funded at the following percentages depending on the percent of the target level of adjusted net sales we achieved. For example, if we achieved 95% of our sales goals, the 2010 PIP would fund at 25% for the adjusted net sales metric.

Performance Level	Funding Level	Achievement

94.9% or below	0%	Below Threshold
95%	25%	Below Threshold
95.1% to 97.9%	+2.17% funding for every 0.1% performance	Threshold
98%	90%	Below Target
98.1% to 99.9%	+0.5% funding for every 0.1% performance	Below Target
100%	100%	Target
100.1% to 100.9%	+0.5% funding for every 0.1% performance	Exceeds Target
101%	105%	Exceeds Target
101.1% to 104.9%	+1.125% funding for every 0.1% performance	Exceeds Target
105% or above	150%	Maximum

Adjusted Earnings per Share, Free Cash Flow and Adjusted Operating Income Funding Scale Table.  For 2010, the adjusted EPS, free cash flow and adjusted operating income components of our corporate and business unit goals were funded at the following percentages depending on the percent of the target level of these metrics we achieved. For example, if we achieved 85% of our free cash flow goals, the 2010 PIP would fund at 10% for the free cash flow metric.

Performance Level	Funding Level	Achievement

84.9% or below	0%	Below Threshold
85%	10%	Threshold
85.1% to 99.9%	+0.6% funding for every 0.1% performance	Below Target
100%	100%	Target
100.1% to 109.9%	+0.5% funding for every 0.1% performance	Exceeds Target
110% or above	150%	Maximum

Days Sales Outstanding and Days Inventory On Hand Funding Scale Table.  For 2010, the days sales outstanding and days inventory on hand components of our business unit goals were funded at the following percentages depending on the percent of the target level of these metrics we achieved. For these components of our goals, the lower the performance percentage of these components, the better the result. For example, if we achieved 115% of our days inventory on hand goals, the PIP would fund at 10% for the days inventory on hand metric.

Performance Level	Funding Level	Achievement

114.9% or below	0%	Below Threshold
115%	10%	Threshold
115.1% to 100.1%	+0.6% funding for every 0.1% performance	Below Target
100%	100%	Target
99.9% to 85%	+0.5% funding for every 0.1% performance	Exceeds Target
84.9% or less	150%	Maximum

Actual PIP Funding.

Funding Relief.  As discussed in the Executive Summary, overall 2010 was a year of change and challenge for Boston Scientific. We announced and began executing on the realignment of our management and business priorities through restructuring initiatives, our POWER strategic plan and on our Priority Growth Initiatives — all designed to strengthen and position us for long-term success. Meanwhile, uncertain economic, regulatory and market conditions in the global environment as well as certain foreseen and other unforeseen events affected our 2010 performance. As a result, certain of these strategic actions, restructuring and growth initiatives that were executed in 2010 as well as certain unforeseen events not predictable under ordinary business conditions at the time our corporate and business goals were established under the PIP (relief events) had a meaningful impact on our actual performance as a percentage of plan for certain Company metrics. For example, during the year we integrated our CV and CRM groups which, for purposes of the PIP, combined (effective as of April 1, 2010) our U.S. CV, CRM, Electrophysiology and Neurovascular funding units into a new U.S. CRV funding unit. In March 2010 we announced a ship hold and field inventory removal of all of our ICD systems and CRT-D systems offered by CRM after determining that certain instances of changes in the manufacturing process related to these products were not submitted for approval to the FDA. While we received clearance from the FDA in April 2010 for certain of the manufacturing changes and immediately resumed distribution of our CRT-D and ICD systems (which represent virtually all of our defibrillator implant volume in the U.S.) and we returned earlier generations of these products to the U.S. market in May 2010 following required additional FDA clearance, we are still working to recapture market-share lost as a result of these events (although, we have experienced a better-than-expected recovery rate to date). These events, among others, had a meaningful impact on CRM’s and CRV’s actual performance as a percentage of plan for certain of their respective metrics and, to a lesser extent, on corporate’s actual performance as a percentage of plan for certain of its metrics.

Based on a review of the nature of these and the other specified relief events as well as their respective and aggregate impact on each of our funding unit’s actual performance as a percentage of plan for Company metrics, our CEO recommended to the Compensation Committee and the Compensation Committee determined that targeted relief under the PIP was appropriate for the affected funding units because these events were unforeseen and not predictable under ordinary business conditions at the time our corporate and business goals were established under the PIP and were deemed not to be indicative of the on-going operating performance of these funding units for purposes of the PIP. Accordingly, in exercising its discretion under the PIP the Compensation Committee: (i) granted relief for the identifiable direct impact of those specified relief events on our funding units, as applicable, in an effort to match PIP funding mechanics with our on-going operating performance, (ii) established a minimum funding of 50% for all affected funding units in an effort to provide relief for the indirect impact of those specified relief events on our funding units and (iii) established a cap on each corporate funding metric at 100% of plan in recognition that corporate should not fund greater then target due to relief.

Corporate Goals Funding Table.  The table below depicts for 2010 our annual corporate goals, our actual performance as a percentage of plan and whether that performance met the threshold, target or maximum levels of our corporate objectives.

Without	Global Sales			Adjusted EPS			Free Cash Flow
Relief/	Plan	Actual			Actual		Plan	Actual		Total
With	($ in	as a %	Funding		as a %	Funding	($ in	as a %	Funding	Corporate
Relief	Millions)	of Plan	%	Plan	of Plan	%	Millions)	of Plan	%	Funding

Without Relief	8,364	94.3%	0%	.67	103.2%	116%	1,177	105%	125%	89.25%
			(below threshold)			(exceeds target)			(exceeds target)
With Relief and Cap	8,364	97.5%	79.2%	.67	118%	100%	1,117	105%	100%	94.79%
			(below target)			(at target)			(at target)
Total Funding with Relief and Caps applied before Quality Metric Adjustment										94.79%
Quality Metric Adjustment										0%
Total										94.79%

For 2010, after application of the relief and the cap: (i) our adjusted net sales with the relief came in at 97.5% of plan, which as depicted on the adjusted net sales metric funding table above receives a funding level of 79.2%, and adjusted net sales had a weighting of 25%; accordingly the weighted funding level for adjusted net sales was 19.8% (representing 79.2% x 25%), (ii) our adjusted EPS with relief came in at 118% of plan, which as depicted on the adjusted EPS metrics funding table above and with the application of the cap receives a funding level of 100%, and adjusted EPS had a 50% weighting; accordingly the weighted funding level for adjusted EPS was 50% (representing 100% x 50%), and (iii) our free cash flow, which was not impacted by the relief, came in at 105% of plan, which as depicted on the free cash flow metric funding table above and with the application of the cap receives a funding level of 100%, and free cash flow had a weighting of 25%; accordingly the weighted funding level for free cash flow was 25% (representing 100% x 25%). The sum of the adjusted net sales (19.8%), adjusted EPS (50%) and free cash flow (25%) funding levels with relief and the cap applied results in a corporate funding level of 94.79% for 2010. As a result, our PIP funded corporate goals at 94.79% of target for the year with relief and the cap applied, except with respect to Mr. Elliott who requested to have his PIP award fund at the pre-relief corporate goals funding level of 89.25%, before application of the individual performance component of the plan. For 2010, performance of quality objectives had no impact on PIP funding.

Business Unit Goals Funding.  The Company has not disclosed the specific targets for business unit performance, as its business unit plans are highly confidential and not reported publicly. Disclosing confidential financial information such as specific business unit level targets would provide competitors and third parties with insight into the Company’s internal planning processes which may allow our competitors to predict certain of our business strategies and cause us competitive harm. Business unit targets related to adjusted net sales, adjusted operating income, days sales outstanding and days inventory on hand are established in support of Company-wide sales and earnings per share targets based on a range of factors, including growth outlooks for our product portfolio, the competitive environment, our internal budgets, external market economic conditions, and market expectations. For example, growth rates implicit in targets for any one business unit may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant product markets or smaller or larger market shares. These considerations result in business unit goals that are consistent with Company-wide goals in their level of difficulty to achieve and probability for success. Performance targets are set at a level that the CEO believes is aggressive enough to inspire top performance but reasonable enough to be realistically achievable. Goals are established to challenge executives to maximize year-over-year growth in adjusted net sales and adjusted operating income but are at the same time intended to be reasonable in that they can be achieved by the efficient and diligent execution of operating plans.

Individual Performance Component.

Overview.  For 2010, in order to place a greater emphasize on teamwork, 75% of each executive’s PIP payout was based on team results under the Company performance component and the remaining 25% on individual results under the individual performance component.

Individual Performance Determination.  After year end, individual performance is considered pursuant to the PADR process described in “Performance Considerations” on page 41. An individual performance component from 0% to 200% is applied as a multiplier after year end to each executive’s funded award to obtain the executive’s total award. In addition, the Compensation Committee also reserves the right to adjust each executive’s PIP award downward based on individual performance of the executive’s quality objectives. In 2010, each executive’s PIP payout was adjusted by the executive’s individual performance, but was not adjusted by the executive’s performance of quality objectives. The Compensation Committee believes that the executive’s quality objectives are appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and product performance thereby enhancing shareholder value.

Individual Targets.  Each executive’s short-term incentive award opportunity under the PIP (the target) is expressed as a percentage of base salary based on the scope of the executive’s responsibilities. For 2010, our CEO’s target was 100% of his base salary and our other executives’ targets ranged from 45% to 80% of their base salaries, based on the specific market median positioning for comparable positions and scope of responsibility.

Actual PIP Award Calculation and Payout.

Actual PIP Award Calculation.  An executive’s total short-term performance incentive award is ultimately determined by multiplying the product of his or her December 31, 2010 base salary and incentive target percentage by the funding percentage of the corporate or business unit aspect of the PIP and then multiplying the entire result by the individual’s performance percentage (pro-rated for the number of days the NEO was employed during the year), as illustrated below:

12/31/10 Base Salary	x	12/31/10 Incentive Target Percentage	x	Funding* %	x	Proration for Days Employed	x	Individual Performance Percentage	=	Performance Incentive Award

*	Messrs. Elliott, Leno, Capello, Pratt and Pucel were measured against corporate goals, Mr. Kucheman was measured against our U.S. CV business unit performance targets for the first quarter and our U.S. Cardiology, Rhythm and Vascular (CRV) business unit performance targets for the remainder of the year, and Mr. Colen was measured against 50% corporate goals and 50% CRV business unit goals.

For 2010, due to the Company’s performance as described above and the application of the relief and cap, the corporate aspect of our PIP funded at 94.79%, except with respect to Mr. Elliott who requested to have his PIP award fund at the pre-relief corporate goals funding level of 89.25%; and due to performance as described above and the application of the relief, the U.S. CV and CRV business unit aspects of our PIP funded below threshold for its first quarter performance and second through fourth quarter performance, respectively. As a result, in 2010, performance incentive awards for our NEOs who were measured against corporate goals were below target, and performance incentive awards for our NEOs who were measured against the U.S. CV and CRV business unit goals were below threshold.

NEOs (Other than CEO).  Actual short-term performance incentive awards paid in March 2011 to our NEOs (other than our CEO) under our PIP for 2010 performance are set forth in the table below.

2010 Actual
Name	Award

Samuel R. Leno	$501,344
Jeffrey D. Capello	$381,530
Timothy A. Pratt	$454,992
William H. Kucheman	$180,075
Kenneth J. Pucel	$284,654
Fredericus A. Colen(1)	$152,030

(1)	Mr. Colen retired from the Company on June 30, 2010.

Messrs. Leno’s, Capello’s, Pratt’s and Pucel’s short-term performance incentive awards were consistent with the corporate funding level. Mr. Kucheman’s performance incentive award was consistent with the combined U.S. CV and CRV business unit funding levels. Mr. Colen retired from the Company on June 30, 2010, and pursuant to his Agreement and General Release of All Claims he was eligible to receive a performance short-term incentive award pro-rated through June 30, 2010, his award was consistent with the combined corporate and CRV business unit funding levels. For further discussion regarding the payments and benefits due to Mr. Colen pursuant to his agreement, see “Other Post-Employment Arrangements” on page 56.

CEO. The actual performance incentive award paid in February 2011 to Mr. Elliott under our PIP for 2010 performance is set forth in the table below.

2010 Actual
Name	Award

J. Raymond Elliott(1)	$1,044,225

(1)	Mr. Elliott’s entire PIP award was granted in the form of DSUs. The award equaled 145,841 DSUs which were valued at $7.16 per share (the closing price of our common stock on the PIP award determination date).

For 2010, Mr. Elliott’s primary performance objectives as CEO were to achieve certain goals in the following categories: (i) Leadership and Communications, (ii) Financial Targets, (iii) Integration and Restructuring, (iv) Strategic Plan Execution, and (v) Compliance and Risk Mitigation. Pursuant to Mr. Elliott’s offer letter, he may elect for all or a portion of his PIP award to be paid in the form of fully vested DSUs valued at the closing price of our common stock on the PIP award determination date and payable on the fourth anniversary of issuance. For 2010, Mr. Elliott elected for payment of his entire PIP award to be paid in DSUs. In addition, while Mr. Elliott recommended that the Compensation Committee grant targeted relief under the PIP, he requested to have his PIP award funded using the pre-relief corporate goals funding level of 89.25% (rather than using 94.79%, the amount our corporate goals funded with the relief and cap applied). For further discussion regarding equity awards granted, payments and benefits provided to Mr. Elliott under his offer letter, see “Summary Compensation Table” on page 63.

Annual Equity Incentives

General Overview.  We intend our broad-based equity incentives, consisting of Company performance-based DSU, stock option and service-based DSU awards, to attract, retain, engage and focus key employees for the long-term. Our Compensation Committee has determined that annual equity awards are appropriate to tie our executive compensation to our future stock price performance and the long-term interests of our shareholders. The Compensation Committee approves, upon management recommendation, equity awards that currently consist of Company performance-based service-based DSUs, non-qualified stock options and DSUs to eligible employees in amounts appropriate for each individual’s: (i) level of responsibility, (ii) ability to affect the achievement of overall corporate objectives, (iii) individual performance, and (iv) individual potential.

Elements of Annual Equity Incentives.

Equity Vehicle	Purpose	General Terms

Company performance- based DSUs	Promoting shareholder alignment and reinforcing “pay for performance”	Company performance-based DSUs represent an opportunity to receive shares of our common stock based on the performance of our common stock measured over three annual performance cycles, the ultimate attainment of which is dependent on our total shareholder return (TSR) compared to the TSR of the companies in the S&P 500 Healthcare Industry Index, of which we and nine of our ten peer group companies are a part, as set forth below:

Total	Rate of Conversion of
Shareholder Return	Company performance-based
Performance Percentile Rank	DSUs Into Shares

100th Percentile	260%
95th Percentile	240%
80th Percentile	150%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%

Company performance-based DSUs were added to the mix of long-term incentive awards to align our executive compensation with our performance relative to our peers and to measure the successful execution of our strategic plan. We do not pay dividends on unvested Company performance-based DSUs.
Stock options	Promoting shareholder alignment and holding executives accountable for generating shareholder return	Options represent the right to purchase shares of our common stock at an exercise price equal to the closing stock price of our common stock on the date of grant. These awards typically vest in four equal annual installments. Options are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment.
Service-based DSUs	Share-efficient means for retaining top talent and promoting a long-term share owner perspective	Service-based DSUs represent the opportunity to receive shares of our common stock based on the performance of future service and typically vest in five equal annual installments beginning with the first anniversary of the date of grant. The longer vesting period for service-based DSUs reflects the fact that service-based DSUs have immediate value upon vesting compared to options which only have value if our stock price increases. Upon each vesting date, the vested service-based DSUs are no longer subject to risk of forfeiture and shares of our common stock are issued to the recipient. We do not pay dividends on unvested service-based DSUs.

Collectively, Company performance-based DSUs, stock options and service-bases DSUs enable us to meet our compensation objectives of rewarding the achievement of long-term goals, such as strategic growth, business innovation and shareholder returns, as well as retaining top talent even during periods of significant stock price fluctuation.

Equity Mix.  The Compensation Committee was advised by Towers Watson that granting a mix of equity vehicles to our executives is considered a “best practice” and is a market competitive compensation practice within our peer group. For 2010, in order to place an additional emphasis on increasing shareholder value the Compensation Committee also granted performance share awards in the form of DSUs to our executives and changed the targeted mix of equity grants for our executives to 25% Company performance-based DSUs, 50% stock options and 25% service-based DSUs. We believe that this mix appropriately aligns the interests of our executives and their compensation with prudent business risk and the long-term interests of our shareholders.

NEOs (Other than CEO).  In determining the amount of each NEO’s equity award for 2010, the Compensation Committee considered: (i) the NEO’s individual PADR performance rating; (ii) the value of the NEO’s current vested and unvested equity; (iii) the Compensation Committee’s goal of targeting the 50th percentile of its peer group for 2010 for annual equity incentives; and (iv) the effects of recent economic challenges on long-term incentive values. For 2010, Towers Watson developed Company performance-based equity award ranges for each NEO who was employed at the time of the grant cycle. These award ranges reflected the targeted market position for comparable roles among the NEOs. The CEO (and the Executive Vice President and Chief Operations Officer in the case of certain NEOs) was provided the ability to differentiate awards within the established guidelines reflecting performance, potential, current equity position, as well as other criteria. Award recommendations were provided to the Compensation Committee for its consideration and approval.

In February 2010, the Compensation Committee made annual equity awards to our NEOs in the following amounts:

	2010
	Company
	Performance-Based		Service-Based
Name	DSUs(1)	Options(1)	DSUs(1)

Samuel R. Leno	67,476	307,692	67,476
Jeffrey D. Capello	25,304	115,385	25,304
Timothy A. Pratt	42,173	192,308	42,173
William H. Kucheman	67,476	307,692	67,476
Kenneth J. Pucel	33,738	153,846	33,738
Fredericus A. Colen(2)	67,476	307,692	67,476

(1)	2010 Company performance-based DSUs, stock options and service-based DSUs were granted as of February 16, 2010; stock options had an exercise price of $7.41 per share (the closing price of our common stock on the date of grant).

(2)	Mr. Colen retired from the Company on June 30, 2010.

In February 2010, the Compensation Committee also made promotional and management restructuring related equity awards to Messrs. Leno, Capello and Pratt in the following amounts:

	2010
	Company
	Performance-		Service-Based
Name	Based DSUs	Options	DSUs

Samuel R. Leno(1)	—	—	50,000
Jeffrey D. Capello(2)	40,323	700,390	116,234
Timothy A. Pratt(1)	—	—	100,000

(1)	The service-based DSUs were granted as of February 16, 2010.

(2)	The Company performance-based DSUs were granted as of February 16, 2010; the stock options consist of (i) 519,231 options granted as of February 16, 2010 with an exercise price of $7.41 per share (the closing price of our common stock on the date of grant) and (ii) 181,159 options granted as of February 23, 2010 with an exercise price of $7.75 per share (the closing price of our common stock on the date of grant); and the service-based DSUs consist of (i) 75,911 service-based DSUs granted as of February 16, 2010 and (ii) 40,323 service-based DSUs granted as of February 23, 2010.

CEO.  In February 2010, in accordance with Mr. Elliott’s offer letter, the Compensation Committee approved a grant of 600,000 stock options with an exercise price of $7.41 per share (the closing price of our common stock on the date of grant) as of February 16, 2010, vesting in four equal annual installments. The equity awards that Mr. Elliott received in 2009 and 2010 pursuant to his offer letter were intended to effect three years of annual equity grants; accordingly, his offer letter provides that no additional grants of equity-based awards are expected to be made to Mr. Elliott prior to the third anniversary of his hire date. For further discussion regarding equity awards granted, payments and benefits provided to Mr. Elliott under his offer letter, see “Summary Compensation Table” on page 63.

Overview of Elements of Indirect Pay

Primary Elements of Indirect Compensation.  We also compensate our executives through the indirect compensation component of our executive compensation program, namely benefits. We believe that offering our executives certain benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business and assists the Company in recruiting and retaining key executives. Each element of our indirect compensation is targeted to be competitive relative to our peer group and is fixed or variable, has a primary role and has one or more objectives, each as shown in the table below.

Element	Fixed/Variable	Role	Objective

General health and welfare benefits	Fixed	Promote personal health and well being; provide financial protection and security	Allow talent to focus on being productive leaders
Executive allowance	Fixed	Attract and retain talent	Allow talent to focus on being productive leaders
Relocation	Variable	Attract and redeploy talent	Minimize the inconvenience and costs of moving in connection with accepting a new role or job from us
Personal use of aircraft	Variable	Ensure our CEO’s safety and security	Allow CEO to focus on being a productive leader

Fixed Components.

General Benefits.  Our executive benefits program, which is available to our NEOs, is intended to promote personal health and well being, provide financial protection and security for our executives and to reward them for the total commitment we expect from them in service to us. Our executive benefits program consists of three key elements: (i) health and welfare plans based principally on a preferred provider model with the executives sharing approximately 20% of the cost; (ii) Company-paid life insurance of three times base salary (up to a $1 million benefit payable upon death); and (iii) a qualified 401(k) retirement plan with a Company match of up to 6% of base pay. Other elements include benefits generally available to all of our U.S. salaried employees, including our executives, such as Company-paid disability benefits and the ability to participate in our Global Employee Stock Ownership Plan, which entitles our employees to purchase shares of our common stock at a 10% discount.

Executive Allowance.  Pursuant to our Executive Allowance Plan, we provide a cash allowance to eligible executives in lieu of perquisites typically provided by other companies to their executives, such as company cars, health care costs not otherwise covered or tax planning services, which we do not provide to our executives. Under this plan, our executives receive $25,000 per year (pro-rated for the number of days the executive was employed as an executive during the year), which is not specifically allocated to any particular item and may be spent in their discretion.

Variable Components.

Relocation.  In order to attract and redeploy talent, we have global relocation programs for employees, including our executives, who are requested by us to move in connection with their current job and for newly hired employees, including our executives, who are required to move in connection with accepting a job with

us. We have an executive tier of the global relocation programs for our executives. The executive tier of the programs cover reasonable expenses associated with the move and certain relocation services to minimize the inconvenience and cost of moving, including as applicable, lump sum payments for temporary living, home search and miscellaneous expenses; new home search assistance; departure area home sales assistance; reimbursement of duplicative housing costs; moving household goods; reimbursement of final trip expenses to new area; spousal/partner career assistance; and cost of living allowance (COLA). The COLA applies for executives whose cost of living increases at least eight percent from their previous location of residence, paid as taxable income over four years in decreasing percentages. The actual amount of each COLA is determined by an external consulting firm. The policy generally requires participants of the program to sign an Agreement to Reimburse that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for “cause” at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination within two years of the date on which payments were first made. Accordingly, each of Messrs. Elliott, Leno, Pratt, Pucel and Colen signed an Agreement to Reimburse in connection with their relocations. Pursuant to Mr. Elliott’s offer letter, upon (i) an involuntary termination of his employment without cause prior to the fifth anniversary of his hire date, (ii) his retirement under the Executive Retirement Plan, (iii) death, (iv) disability, or (v) change in control, the Company agrees at his election to repurchase Mr. Elliott’s then Boston area residence at a purchase price equal to his original purchase price plus cost of documented improvements.

In 2010, we paid (i) $85,094 in connection with Mr. Elliott’s 2009 move to Massachusetts pursuant to his offer letter, our global relocation programs and any approved waivers ($28,810 of this amount was included in Mr. Elliott’s income due to a $55,858 credit for overpayment of a move of personal goods being applied to the taxable amount, $45,860 of the taxable amount represents a gross-up to cover related tax obligations, and $38,809 represents his COLA); (ii) $36,028 in connection with Mr. Pratt’s 2009 move to Massachusetts pursuant to his offer letter, our global relocation programs and any approved waivers ($31,308 of this amount was included in Mr. Pratt’s income, of which $5,221 represents a gross-up to cover related tax obligations, and $13,628 of which represents his COLA); and (iii) $323,908 in connection with Mr. Pucel’s move to Minnesota pursuant to our global relocation programs and any approved waivers ($194,734 of this amount was included in Mr. Pucel’s income, of which $80,319 represents a gross-up to cover related tax obligations), $103,421 of the total amount represents closing costs associated with the sale of his home. In addition, in 2010 we made COLA payments of $15,966 to Mr. Leno in connection with his move to Massachusetts. Finally, we paid $33,435 to Mr. Colen ($31,885 of this amount was included in Mr. Colen’s income, of which $9,928 represents a gross-up to cover related tax obligations) in connection with his previously anticipated relocation to Massachusetts that was cancelled upon his retirement, which costs were paid pursuant to his Agreement and General Release of All Claims. Amounts paid to Mr. Colen in connection with his retirement from the Company are discussed under “Other Post-Employment Arrangements” on page 56. In the Compensation Committee’s 2009 review of executive compensation, the Compensation Committee retained the practice of providing tax gross-ups on relocation because it applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company’s ability to attract and retain employees whose skill or knowledge enhance the Company’s competitive position.

Aircraft Usage.  In accordance with the Company’s policy and pursuant to Mr. Elliott’s offer letter, our President and Chief Executive Officer is permitted personal use of our corporate aircraft. Our other executives are permitted personal use of the corporate aircraft only with the prior permission of the Executive Vice President and Chief Operations Officer. In 2010, the only NEOs who used the corporate aircraft for personal use were Messrs. Elliott and Leno. Under current Internal Revenue Service (IRS) rules, we impute income to the executive for an amount based on Standard Industry Fare Level (SIFL) rates set by the U.S. Department of Transportation. This imputed income amount is included in an executive’s earnings at the end of the year and reported as income to the IRS. The IRS has set limitations on the amount we can deduct when using the SIFL method to impute income to the employee for personal use of the corporate aircraft. We calculate disallowed deductions for tax purposes from December 1st of the previous tax year through November 30th of the current tax year. In 2010, $211,966 of disallowed deductions were attributable to Mr. Elliott and $17,679 of disallowed deductions were attributable to Mr. Leno, in each case for personal use of the aircraft by them and certain family members in 2010. In the Compensation Committee’s 2009 review of executive compensation, the

Compensation Committee amended our policy to prohibit the payment of “gross-ups” for spousal use of the aircraft, whether or not in connection with business activities, to align with market practice and the existing prohibition on the payment of tax “gross-ups” for executive officer personal use of the aircraft, even though actual spousal use of aircraft was not deemed to be unusual or excessive. The incremental cost of the personal use of the aircraft by Messrs. Elliott and Leno is reflected in the Summary Compensation Table on page 63 in the column All Other Compensation.

Other Payments and Equity Awards During 2010

In February 2008, Messrs. Kucheman and Pucel (among other executives whom the Compensation Committee deemed critical to the organization and wanted to retain during a challenging time), were awarded a retention bonus. The executives were permitted to select the form of award among a combination of stock options, service-based DSUs and cash. Messrs. Kucheman and Pucel elected to take partial payment of the retention bonus in cash, payment of which was subject to continued employment and was paid ratably over two years. In 2010, Mr. Kucheman received $50,000 and Mr. Pucel received $105,075 representing the final portion of their 2008 retention award.

In February 2010, in order to replace our existing Retention Agreements with new, less employee favorable Change in Control Agreements for each of our executives, including our NEOs, our Compensation Committee approved a grant of 4,348 stock options with an exercise price of $7.74 per share (the closing price of our common stock on the date of grant) to our executives as of February 26, 2010 as consideration for their terminating existing Retention Agreements with us and executing new Change in Control Agreements with us. For more details, please refer to “Change in Control Agreements” on page 57.

Our Post-Employment and Change in Control Arrangements

Primary Elements of Post-Employment and Change in Control Arrangements.  We also provide certain post-employment and change-in-control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. Each element of post-employment and change in control payments and benefits is targeted to be competitive relative to our peer group, has a primary role, is fixed or variable and has one or more objectives, each as shown in table below:

Element	Fixed/Variable	Role	Objective

Executive Retirement Plan	Fixed	Provide financial protection and security	Attract and retain talent
Employee Severance Pay Plan	Fixed	Provide financial protection and security	Focus talent on continuing business operations
Change in Control Protection	Fixed	Provide financial protection and security	Focus talent on continuing business operations and independent evaluation of potential transactions

Overview.  In 2009, the Compensation Committee asked its compensation consultant to conduct a formal analysis of each of our post-employment and change in control arrangements (other than our Consulting Arrangements and our Employee Severance Pay Plan) for reasonableness and market competitiveness. Towers Watson advised that our Retention Agreements and executive life insurance program differed from those of our peers but that the remaining plans as constituted were currently appropriate and generally competitive in the marketplace. Accordingly, in December 2009, our Board approved the termination of our executives’ existing Retention Agreements and the execution of new Change in Control Agreements described in more detail below. In addition, we terminated our executive life insurance program that contained “gross-ups” of payments for tax purposes. With respect to the remaining post-employment compensation arrangements detailed below, the Compensation Committee determined that they were generally consistent with those arrangements being offered by our peer group. The Compensation Committee further reviewed the reasonableness of each individual element of compensation and of each executive’s compensation package as a whole. The Compensation Committee also considered the non-competition agreements, confidentiality agreements, non-solicitation agreements and releases of claims, as applicable, that the Company would receive in exchange from each executive prior to the executive’s receipt of post-employment termination benefits. As a result, the Compensation Committee believes the potential payout amounts under each arrangement to be appropriate to accomplish the stated objective of each arrangement and is necessary to remain competitive in attracting and retaining executive talent.

Executive Retirement.  All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The Executive Retirement Plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each completed year of service, up to a maximum of 36 months pay. The amounts are payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring executive entering into a separation agreement with the Company, which includes a non-competition provision aimed at protecting the Company from the transfer of proprietary and business knowledge to competing companies. To be eligible for benefits under the Executive Retirement Plan, an executive’s age plus his or her years of service with the Company must be at least 65 years (provided that the executive is at least 55 years old and has been with the Company for at least five years).

Mr. Elliott’s offer letter provides that he will be deemed to have met retirement eligibility under the Executive Retirement Plan upon his termination from employment for any reason (other than for cause) and assuming a period of employment of at least three years. Mr. Elliott has not yet completed three years of service. Mr. Leno’s offer letter provides that he will be deemed to have met retirement eligibility under the Executive Retirement Plan: (i) upon his termination from employment for any reason (other than for cause) and assuming a period of employment of at least three years, or (ii) upon his involuntary termination of employment for any reason (other than for cause) before completing a three-year period of employment. Mr. Leno has met his three year service requirement. The present value of amounts accrued under this plan are reflected in the Pension Benefits table on page 75 and in the Potential Payments upon Termination or Change in Control tables beginning on page 79. On June 30, 2010, Mr. Colen retired as our Executive Vice President and Chief Technology Officer. At the time of his retirement, he was retirement-eligible under our Executive Retirement Plan. Amounts paid to Mr. Colen in connection with his retirement from the Company are discussed under “Other Post-Employment Arrangements” below and are reflected in the Potential Payments upon Termination or Change in Control tables beginning on page 79; amounts paid under the Executive Retirement Plan are reflected in the Pension Benefits table on page 75.

Further, prior to July 2010, outstanding equity grants awarded under our Long-Term Incentive Plans become immediately vested and exercisable upon an executive’s eligible retirement. However, beginning in July 2010, the terms of all annual equity awards granted to an executive provides that in the event that the executive’s employment terminates due to disability or retirement prior to the first anniversary of the equity award grant date, the unvested equity award will immediately lapse and be forfeited.

Employee Severance Pay Plan.  All of our salaried employees are eligible to receive severance payments and benefits under our Employee Severance Pay Plan in the event of certain involuntary terminations. Under the Employee Severance Pay Plan, director level and above exempt employees, including our NEOs, are eligible for severance payments and benefits (salary and benefits continuation) equal to one month of severance payments and benefits for each completed year of service to the Company (with a minimum benefit of six months) up to a maximum of 12 months. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan are not also eligible to receive payments and benefits under the Employee Severance Pay Plan.

Other Post-Employment Arrangements.  On June 30, 2010, Mr. Colen retired as our Executive Vice President and Chief Technology Officer. We entered into an Agreement and General Release of all Claims (the Agreement and General Release of all Claims) with Mr. Colen, pursuant to which in 2010 he received: (i) $600,000, (ii) $68,365 for accrued and unused vacation time, and (iii) $33,435 for reimbursement of relocation-related expenses incurred by him in connection with his anticipated relocation to Massachusetts prior to his retirement, which amount includes $9,928 of gross-up to cover a related tax obligation. In addition, pursuant to the Agreement and General Release of all Claims in March 2011 Mr. Colen received $152,030 under the PIP for his 2010 performance (pro-rated through June 30, 2010). Further, pursuant to the Agreement Mr. Colen is entitled to (a) reimbursement for all reasonable costs incurred by him in moving personal goods in connection with his relocation to Florida subject to appropriate documentation in accordance with our policies, (b) up to $25,000 for outplacement services, to begin no later than June 30, 2010, and (c) $300 per hour for his performance of cooperation services in connection with any investigation, litigation or other proceeding. At the time of his retirement, Mr. Colen was retirement-eligible under our Executive Retirement Plan. Accordingly, in January 2011 Mr. Colen received a lump sum payment of $1,360,001 pursuant to our Executive Retirement Plan and in accordance with the Agreement. In addition, Mr. Colen’s retirement triggered the accelerated vesting in 2010 of his 697,199 unvested stock options (none of which were in-the-money on his retirement date), which remain exercisable through the term of each grant, and of his 143,204 unvested service-based DSUs with a value equal to $830,583 (representing the number of accelerated service-based DSUs multiplied by $5.80, the closing price of our common stock on his retirement date). Further, 67,476 unvested Company performance-based DSUs were forfeited in 2010 due to his retirement prior to one year of service from the date of grant. As part of the consideration for the Agreement, Mr. Colen acknowledged that he is still subject to the restrictive covenants in the Executive Retirement Plan and his employment agreement providing for confidentiality and 24-month non-solicitation and non-compete obligations.

Change in Control Agreements.  The possibility of a change in control and the uncertainty that it may raise among our key executives as to their continued employment after or in connection with the change in control may result in the departure or distraction of our key executives. The purpose of the Change in Control Agreements is to retain our key executives and reinforce and encourage their continued attention and dedication during this potentially critical time, even if they fear that their position will be terminated after or in connection with the change in control.

In December 2009, our Board of Directors approved the termination of our executives’ Retention Agreements and the execution of new Change in Control Agreements to bring our change in control arrangements in line with those of our peers. As consideration for the termination of the Retention Agreements, our Compensation Committee approved stock option grants to our executives. Our NEOs executed the new agreements in February 2010 and, as a result, received 4,348 stock options with an exercise price of $7.74 per share (the closing price of our common stock on the date of grant). See “Other Payments and Equity Awards During 2010” for further discussion of this grant. The old Retention Agreements, which were in force at December 31, 2009, entitled the executive to compensation for excise tax liability he or she may have incurred by reason of the payments made under the agreement, allowed acceleration of vesting of equity upon a change in control (a “single trigger” feature), and contained an indefinite term. The new Change in Control Agreements eliminate the excise tax “gross-ups” and, instead, require a reduction in the amount of the severance payments if the reduction would result in a greater after-tax amount. Under the new agreements, vesting of the executives’ stock options, restricted stock and deferred stock units granted in 2010 will require both a change in control and termination without cause or resignation of the executive for good reason within two years after the change in control (a “double trigger” feature) and the agreement is limited to a three-year term.

The remaining terms of the new Change in Control Agreements are generally consistent with the former Retention Agreements. Under the Change in Control Agreements, the executives are entitled to a lump sum payment of three times the sum of (i) the executive’s base salary, (ii) assumed on-plan incentive bonus (or prior year’s bonus, if higher), and (iii) the annual executive allowance ($25,000), if either the executive’s employment is terminated by us without cause or by the executive for good reason, in each event following a change in control. “Cause” generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to us. The executive is also entitled to continuation of health and other welfare benefits for three years. In exchange, the executive must enter into an agreement containing confidentiality restrictions and a three-year non-solicitation obligation and execute a release of the Company. Executives, including our NEOs, who are eligible to receive payments under our Change in Control Agreements are not also eligible to receive payments and benefits under our Executive Retirement Plan. For more details, please refer to the Potential Payments upon Termination or Change in Control tables beginning on page 79.

Prior to July 2010, outstanding equity grants awarded under our Long-Term Incentive Plans become immediately vested and exercisable upon a change in control. Beginning in July 2010, all equity granted to executives has a “double trigger” feature, requiring both a change in control and termination (without cause or by the executive for good reason) in order to accelerate vesting.

Other Plans Under Which a Change in Control and/or Termination of Employment Triggers Benefits.

Performance Incentive Plan (PIP).  Generally all of our U.S. salaried personnel that are ineligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees selected for participation are eligible to participate in our PIP. For 2010, participants generally must be employed by us on December 31 of the plan year in order to be eligible for their incentive performance award for that year. For 2011, participants generally must be employed by us on the date of payout in order to be eligible for their incentive performance award for that year. However, in the event of certain involuntary terminations without cause or death, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. In addition, participants who retire before the end of the year but who have otherwise met all plan eligibility requirements and who, as of the date they retired, had attained the age of 50, accrued at least five years of service and whose age plus years of service equals or exceeds 62, may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate.

Long-Term Incentive Plans.  Employees, including our NEOs, are eligible to receive equity awards under our Long-Term Incentive Plans. Beginning in 2010, all equity granted to executives who have entered into Change in Control Agreements with us has a “double trigger” feature, requiring both a change in control and termination (without cause or by the executive for good reason) in order to accelerate vesting under certain conditions. Generally, equity awards granted prior to 2010 to our executives, including our NEOs, under these plans will become immediately vested and exercisable in the event of a “change in control” or “Covered Transaction” as defined in the Plans. Additionally, under certain circumstances in the event of a “change in control” or “Covered Transaction,” equity awards granted under (i) our 1992 Long-Term Incentive Plan prior to October 31, 2001 will become immediately exercisable and the value of all outstanding stock options will be cashed out, (ii) our 1995 Long-Term Incentive Plan prior to October 31, 2001 will, unless otherwise determined by our Compensation Committee, become immediately exercisable and automatically converted into an option or other award of the surviving entity, (iii) our 2000 Long-Term Incentive Plan prior to December 2000 will become immediately exercisable and/or converted into an option or other award of the surviving entity, and (iv) our Performance Share Plan will remain outstanding and shares shall be paid out on a prorated basis based on the performance period percentile rank. For more details, please refer to the Potential Payments upon Termination or Change in Control tables beginning on page 79.

Recovery of Incentive Awards

Our Compensation Committee has adopted a policy regarding the recovery or adjustment of PIP awards in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. Effective for PIP awards made on or after February 20, 2007 (the date the policy was adopted), to the extent permitted by governing law, the Board will seek reimbursement of PIP awards paid to any executive in the event of a restatement of the Company’s financial results that would have reduced the size of a previously granted award. In that event, we will seek to recover the amounts of the PIP award paid to the executives which are in excess of the amounts that would have been awarded based on the restated financial results.

Executive Stock Ownership Guidelines

Our executives are required to have a significant personal investment in Boston Scientific through their ownership of shares of our common stock. The Board has adopted minimum stock ownership guidelines for executives, including our NEOs, in the following amounts:

•	Chief Executive Officer: 240,000 shares

•	Executive Vice Presidents: 75,000 shares

•	Senior Vice Presidents: 20,000 shares

Each executive is expected to attain his or her ownership target within five years after February 20, 2007 (the date the guidelines were adopted) or such individual becomes an executive, whichever is later. All of our executives either currently meet our executive stock ownership guidelines or we expect that they will meet these guidelines within five years after becoming an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis.

Prohibition on Hedging Policy

Our executives, including our NEOs, are prohibited from speculating in the Company’s securities, engaging in transactions designed to “hedge” the value of Boston Scientific common stock and pledging their common stock as collateral for a loan. Executives appointed after December 31, 2010 must unwind pre-existing hedging or pledging arrangements within nine months of their appointment. Any pre-existing hedging or pledging arrangements of such executives will be disclosed at the time of their appointment in the Company’s Form 8-K that discloses the appointment.

Tax Gross-Up Practices for Relocation Benefits Only

In 2009, the Company eliminated tax gross-ups for its executives except for relocation expenses, which the Compensation Committee retained because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company’s ability to attract and redeploy employees whose skill or knowledge enhance the Company’s competitive position.

Our Equity Award Grant Policy and Practices

The Company generally makes annual equity awards in February, in order to give the Compensation Committee the benefit of a completed year of performance prior to making grants. The February meeting typically falls during the open trading window following the release of our earnings results for the most recently completed fiscal year. In the event that a February meeting does not fall within an open window period, the annual equity award is granted as of the first business day of the next open window period. In addition, promotion, special recognition and retention awards are granted on the first business day of the next open window period following approval by the Compensation Committee. New hire awards for non-executives are approved by the CEO (pursuant to applicable equity award guidelines for each job position) under the authority delegated to him by the Compensation Committee and are effective on the later of the date of hire or the CEO’s approval. New hire awards for executives require approval of the Compensation Committee. All stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant. We have not engaged in the practice of granting discounted stock options or backdating our stock options.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the company’s chief executive officer and the three other most highly compensated executive officers employed by the Company at the end of the year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Generally, we have structured performance-based components of executive compensation in a manner intended to satisfy these requirements without negatively affecting our overall compensation strategy. Our 2000 and 2003 Long-Term Incentive Plans (LTIPs) incorporate provisions intended to comply with Section 162(m) of the Code. Incentive awards under our PIP are considered performance-based awards under our LTIPs, which are shareholder approved plans.

Use of Non-GAAP Financial Measures in the Executive Summary

The Executive Summary of the Compensation Discussion & Analysis includes certain non-GAAP financial measures under the section entitled “2010 Business Results.” To supplement Boston Scientific’s consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures including adjusted net income and adjusted net income per share. Non-GAAP measures, such as adjusted net income and adjusted net income per share, are not in accordance with generally accepted accounting principles in the United States. Management uses non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Non-GAAP financial measures should not be considered in isolation from or as a replacement for GAAP financial measures. The Company believes that providing this information better enables Boston Scientific’s stockholders to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

RISK ASSESSMENT OF THE COMPENSATION PROGRAMS

With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee’s independent compensation consultant, Frederic W. Cook & Co., the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature.

Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks the business areas present to the Company. Our compensation design risk analysis examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix, weighting, measurement, and payout timing, discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; other incentive opportunities and their features; as well as our recovery of incentive awards policy, executive stock ownership and holding guidelines and hedging prohibition. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business area-by-business area basis.

As a result of our analysis, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on Boston Scientific.

COMPENSATION COMMITTEE REPORT

The Executive Compensation and Human Resources Committee of the Board of Directors (the Compensation Committee) of Boston Scientific has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

THE COMPENSATION COMMITTEE

Ernest Mario, Chairman
Katharine T. Bartlett
Ray J. Groves

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers (our “NEOs”) for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008. For a narrative description of material factors helpful to facilitate an understanding of the information disclosed in the table below, see the Compensation Discussion & Analysis section beginning on page 32.

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)(8)	($)

J. Raymond Elliott (9)	2010	$1,200,000	$0	$0	$2,078,914	$1,044,225	$218,384	$375,011	$4,916,534
President and Chief	2009	$598,356	$1,500,000	$14,164,400	$15,232,000	$607,766	$102,276	$1,267,936	$33,472,734
Executive Officer	2008	—	—	—	—	—	—	—	$—

Samuel R. Leno*	2010	$642,534	$0	$1,503,422	$1,027,220	$501,344	$153,749	$118,588	$3,946,857
Executive Vice President	2009	$625,000	$0	$250,000	$750,000	$420,938	$127,907	$95,877	$2,269,722
and Chief Operations Officer	2008	$621,721	$0	$687,500	$2,072,000	$556,875	$110,850	$113,148	$4,162,094
Jeffrey D. Capello*(9)	2010	$564,521	$0	$1,677,684	$2,725,987	$381,530	$104,101	$42,190	$5,496,013
Executive Vice President	2009	—	—	—	—	—	—	—	$—
and Chief Financial Officer	2008	—	—	—	—	—	—	—	$—

Timothy A. Pratt(9)	2010	$590,754	$0	$1,449,085	$647,607	$454,992	$145,058	$84,032	$3,371,528
Executive Vice President,	2009	$525,000	$100,000	$125,000	$375,000	$353,588	$96,466	$114,867	$1,689,921
Chief Administrative Officer, General Counsel and Secretary	2008	—	—	—	—	—	—	—	$—
William H. Kucheman(9)	2010	$489,521	$50,000	$1,132,922	$1,027,220	$180,075	$255,000	$48,004	$3,182,742
Executive Vice President	2009	—	—	—	—	—	—	—	$—
and President, Cardiology, Rhythm and Vascular	2008	—	—	—	—	—	—	—	$—

Kenneth J. Pucel(9)	2010	$453,151	$105,075	$566,461	$521,067	$284,654	$105,510	$365,528	$2,401,446
Executive Vice President,	2009	—	—	—	—	—	—	—	$—
Global Operations	2008	—	—	—	—	—	—	—	$—
Fredericus A. Colen**	2010	$293,836	$0	$1,132,922	$1,027,220	$152,030	$127,374	$2,944,605	$5,677,987
Former Executive Vice	2009	$570,000	$0	$125,000	$375,000	$202,464	$118,750	$445,127	$1,836,341
President and Chief	2008	$566,066	$0	$987,500	$2,294,000	$465,548	$228,664	$93,435	$4,635,213
Technology Officer

*	Messrs. Leno and Capello each held the role of Chief Financial Officer for distinct periods in 2010. Effective March 1, 2010, Mr. Leno, our former Executive Vice President, Finance and Information Systems, and Chief Financial Officer, was promoted to Executive Vice President and Chief Operations Officer, and Mr. Capello was promoted to Executive Vice President and Chief Financial Officer.

**	Mr. Colen retired from the Company on June 30, 2010.

(1)	Base salaries for our executive officers are generally effective for one year starting in mid-February of each year. However, in 2009, the Compensation Committee decided to defer merit increases on base salaries for certain salaried employees, including executives; accordingly, salaries remained the same from mid-February 2008 through mid-February 2010. The amounts listed in this column for 2010 reflect an amount calculated by prorating 2009 salaries from January 1, 2010 through mid-February 2010 and 2010 salaries for the remainder of the year. These figures will differ from those in the Compensation Discussion & Analysis section, which lists amounts actually approved by the Compensation Committee. Mr. Colen’s salary in 2010 represents salary earned through his retirement date of June 30, 2010.

(2)	Amounts in this column reflect cash bonuses paid to our NEOs other than pursuant to our 2010 Performance Incentive Plan (PIP). Messrs. Kucheman and Pucel, along with other executives, were each awarded a retention bonus in February 2008. The executives, including these NEOs, were permitted to select the form of award among a combination of stock options, deferred stock units (DSUs) and cash. Messrs. Kucheman and Pucel elected to take partial payment of the retention bonus in cash, payment of which was subject to continued employment and was paid ratably over two years. The amounts in this column for Messrs. Kucheman and Pucel in 2010 represent the cash portions of their retention awards earned in 2010. For additional information about this retention award see the Compensation Discussion & Analysis section entitled “Other Payments and Equity Awards During 2010” on page 55. The amounts in this column for Messrs. Elliott and Pratt in 2009 reflect a sign-on bonus Mr. Elliott received in connection with becoming our President and Chief Executive Officer and the remainder of a sign-on bonus Mr. Pratt received pursuant to the terms of his offer letter.

(3)	The amounts included in the “Stock Awards” column represent the aggregate grant date fair value of all DSUs granted in 2010, 2009 and 2008. These values have been determined in accordance with FASB ASC Topic 718. With the exception of Mr. Elliott, our NEOs’ 2010 awards include an opportunity to receive shares of common stock based on the performance of the Company’s common stock, the attainment of which is based on our total shareholder return (TSR) as compared to the TSR of the companies in the S&P 500 Healthcare Index and is measured in three annual performance cycles. These awards were granted pursuant to our 2010 Performance Share Plan (PSP), and the vesting of these awards following the three-year period is determined as follows:

TSR Performance
Percentile Rank	Units Vesting

100th Percentile	260%
95th Percentile	240%
80th Percentile	150%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%

We determined the fair value of the PSP awards using a Monte Carlo simulation methodology, utilizing the following assumptions:

Stock price on date of grant	$7.41
Risk-free rate	1.29%
Measurement period (in years)	3

The values of the PSP awards at the grant date when assuming the highest level of performance conditions will be achieved are as follows: $1,645,605 for Mr. Leno’s award, $1,600,511 for Mr. Capello’s awards, $1,028,515 for Mr. Pratt’s award, $1,645,605 for Mr. Kucheman’s award, $822,802 for Mr. Pucel’s award and $1,645,605 for Mr. Colen’s award. Mr. Colen’s unvested PSP awards were forfeited in 2010 due to his retirement prior to one year of service from the date of grant.

Mr. Elliott’s 2009 awards include an opportunity to receive up to 1,250,000 shares of common stock based on the performance of the Company’s common stock, the attainment of which is subject to his continued employment and our stock reaching specified prices prior to December 31, 2012 as follows:

Minimum Performance Price for
any 10 Consecutive Trading Days:	# of DSUs that Vest

$20.00	250,000
$22.50	250,000
$25.00	250,000
$27.50	250,000
$30.00	250,000

We determined the fair value of these awards using a Monte Carlo simulation methodology, utilizing the following assumptions:

Stock price on date of grant	$9.51
Risk-free rate	1.99%
Contractual term (in years)	3.5
Expected volatility	45%

With the exception of the DSU awards based on the performance of the Company’s common stock, we value DSUs as of the closing market price of shares of our common stock on the date of grant. For a more detailed description of the assumptions used in determining grant date fair values of DSUs granted in 2010, 2009 and 2008, please see Note N — Stock Ownership Plans to our 2010 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2010.

The amount in this column does not reflect a grant of 78,421 DSUs awarded to Mr. Elliott on February 23, 2010 pursuant to his election, under the terms of his offer letter, to receive his 2009 PIP award in DSUs. This award was included in Mr. Elliott’s 2009 compensation in our Proxy Statement for our 2010 Annual Meeting of Stockholders. For more information regarding the stock awards we granted in 2010, please see the Grants of Plan Based Awards table on page 68.

(4)	The amount included in the “Option Awards” column represents the aggregate grant date fair value of all stock options granted during 2010, 2009 and 2008. These values have been determined in accordance with FASB ASC Topic 718. For stock option valuations, we use the Black-Scholes option-pricing model to calculate the grant date fair value. We use our historical and implied volatility as a basis to estimate expected volatility in our valuation of stock options. We estimate the expected term of our options using historical exercise and forfeiture data. We use yield rates on U.S. Treasury securities for a period approximating the expected term of the award to estimate the risk-free interest rate in our grant date fair value assessment. We have assumed an expected dividend yield of zero in our grant-date fair value assessment because we have not historically paid dividends to our stockholders and currently do not intend to pay dividends. The assumptions underlying the Black-Scholes valuation model involve management’s best estimates. For a more detailed description of the assumptions used for purposes of determining grant date fair value of stock options granted in 2010, 2009 and 2008, please see Note N — Stock Ownership Plans to our 2010 consolidated financial statements included in Item 8 of our Annual Report filed on Form 10-K for the year ended December 31, 2010.

The amount in this column for Mr. Elliott in 2010 includes an option to purchase 600,000 shares of common stock, vesting in four equal annual increments beginning on February 23, 2010, awarded pursuant to his 2009 offer letter. For further information on Mr. Elliott’s stock option grants, see the Compensation Discussion & Analysis section entitled “Annual Equity Incentives” beginning on page 50.

As consideration for the termination of existing Retention Agreements with our executives and the execution of new, less employee favorable Change in Control Agreements, on February 26, 2010, our NEOs were granted options to purchase 4,348 shares of our common stock, vesting in equal annual installments over four years beginning on the first anniversary of the date of grant and having an exercise price of $7.74 per share, the closing price of our common stock on the date of grant.

For more information regarding the stock option awards we granted in 2010, please see the Grants of Plan Based Awards table on page 68.

(5)	Amounts in the “Non-Equity Incentive Plan Compensation” column represent payments made under our PIP to our NEOs in February of the year following the fiscal year to which the payment relates. Other than Mr. Elliott’s, our NEOs’ PIP awards were made as cash payments. Pursuant to Mr. Elliott’s offer letter, he may elect for all or a portion of his PIP award to be paid in the form of fully vested DSUs valued at the closing price of our common stock on the PIP award determination date and payable on the fourth anniversary of issuance. In 2009 and 2010, Mr. Elliott elected to receive his PIP award in DSUs. Mr. Elliott’s 2010 PIP award was $1,044,225 and the number of DSUs granted to him (145,841 DSUs) were valued by using the closing price of our common stock on the date of grant, February 28, 2011, or $7.16 per share. Mr. Elliott’s 2009 PIP award was $607,766 and the number of DSUs granted to him (78,421 DSUs) were valued by using the closing price of our common stock on the date of grant, February 23, 2010, or $7.75 per share. For further information on Mr. Elliott’s PIP award, see the Compensation Discussion & Analysis section entitled “Actual PIP Award Calculation” beginning on page 49.

(6)	The amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each fiscal year end as compared to the prior fiscal year end. Please see the Pension Benefits table on page 75 for more information regarding the accrued benefits for each NEO under this plan. Amounts from the Nonqualified Deferred Compensation table found on page 76 are not reflected in this column since the earnings for our 401(k) Excess Benefit Plan were neither above market nor preferential.

(7)	The amounts shown for 2010 in the “All Other Compensation” column are comprised of the following components:

	Match		Personal	Term
	(401(k)	Executive	Use of	Life		Payments		Total All
	Plan)	Allowance	Aircraft	Insurance	Relocation	Upon		Other
Name	(a)	(b)	(c)	(d)	(e)	Retirement		Compensation

J. Raymond Elliott	$14,700	$25,000	$241,913	$8,304	$85,094	$—		$375,011
Samuel R. Leno	$14,700	$25,000	$47,663	$15,259	$15,966	$—		$118,588
Jeffrey D. Capello	$14,700	$25,000	$0	$2,490	$0	$—		$42,190
Timothy A. Pratt	$14,700	$25,000	$0	$8,304	$36,028	$—		$84,032
William H. Kucheman	$14,700	$25,000	$0	$8,304	$0	$—		$48,004
Kenneth J. Pucel	$14,700	$25,000	$0	$1,920	$323,908	$—		$365,528
Fredericus A. Colen	$14,700	$12,500	$0	$21	$33,435	$2,790,584(f	)	$2,944,605	(g)

(a)	The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution.

(b)	Pursuant to our Executive Allowance Plan, we provide a cash allowance to eligible executives in lieu of perquisites typically provided by other companies, such as company cars, health care costs not otherwise covered, or tax planning services, which we do not provide to our executives. Under this plan, our executive officers receive $25,000 per year, which is not specifically allocated to any particular item and they are entitled to spend it in their discretion. Mr. Colen’s amount was prorated because he retired from the Company on June 30, 2010. For additional information about our Executive Allowance Plan, see the Compensation Discussion & Analysis section titled “Executive Allowance” on page 53.

(c)	The amounts reflected in the “Personal Use of Corporate Aircraft” column represent the incremental costs to us for Messrs. Elliott’s and Leno’s personal use of our corporate aircraft. We calculate the incremental cost to us by dividing the number of hours the corporate aircraft has flown in the year by the total annual variable operating costs for the corporate aircraft, including the “dead head” costs of flying the aircraft to and from locations for personal use. This dollar per hour amount is then multiplied by the number of hours flown for personal use of the aircraft by the executive during the year. The corporate aircraft is used predominately for business travel, therefore, we do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. Incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2010 as a result of disallowed deductions related to personal use under IRS rules. For 2010, the reflected amounts exclude $211,966 of disallowed deduction attributable to Mr. Elliott and $17,679 of disallowed deduction attributable to Mr. Leno for personal use of the aircraft by them and certain family members in 2010.

(d)	Amounts in the “Term Life Insurance” column consist of premiums and the imputed income for term life insurance attributable to Messrs. Elliott, Leno, Capello, Pratt, Kucheman and Pucel and premiums only for Mr. Colen. For each of Messrs. Elliott, Leno, Capello, Pratt, Kucheman and Pucel, the premium paid was $780. For Mr. Colen, the premium paid was $21.

(e)	Amounts in the “Relocation” column represent relocation costs and a cost of living allowance paid to Messrs. Elliott and Pratt pursuant to our global relocation programs and each of their respective offer letters. For Mr. Pucel, amounts in this column represent relocation costs associated with his relocation from Massachusetts to Minnesota and pursuant to our global relocation programs. For Mr. Colen, amounts in this column represent relocation costs associated with his previously anticipated relocation to Massachusetts that was cancelled upon his retirement, and associated costs were paid pursuant to his Agreement and General Release of All Claims. The amounts reflected include a gross-up, applicable to all employees under our global relocation programs, to cover related tax obligations: $45,860 for Mr. Elliott, $5,221 for Mr. Pratt, $9,928 for Mr. Colen and $80,319 for Mr. Pucel. For Mr. Leno, amounts in this column represent a cost of living allowance paid to him in connection with his move to Massachusetts. For additional information about our global relocation programs see the Compensation Discussion & Analysis section titled “Relocation” on page 53.

(f)	This amount represents the payments made to Mr. Colen in connection with his retirement on June 30, 2010 pursuant to his Agreement and General Release of All Claims. Mr. Colen was

retirement-eligible when he stepped down as Executive Vice President and Chief Technology Officer on June 30, 2010. Mr. Colen received a payment of $1,360,001 in January 2011 pursuant to our Executive Retirement Plan, and a lump sum payment equal to his annual base salary of $600,000 in July 2010 pursuant to his agreement. In addition, Mr. Colen’s retirement triggered the accelerated vesting of his 143,204 outstanding DSUs (other than DSU awards based on the performance of the Company’s common stock, which were forfeited), the value of which was equal to $830,583 (representing the total number of accelerated DSUs multiplied by $5.80, the closing price of our common stock on his retirement date). The accelerated value of the DSUs includes 67,476 DSUs granted to Mr. Colen in 2010. In accordance with SEC rules, the grant date fair value of $499,997 for these DSUs is included in the “Stock Award” column of the Summary Compensation Table for Mr. Colen in 2010 and the retirement date fair value of $391,361 for these DSUs is included in the $830,583 aggregate retirement date fair value of the total accelerated DSUs. For additional information about Mr. Colen’s Agreement and General Release of All Claims, see the Compensation Discussion & Analysis section entitled “Executive Retirement” on page 56.

(g)	This amount also includes $68,365 paid to Mr. Colen for accrued vacation not taken prior to his retirement on June 30, 2010 and $25,000 to which Mr. Colen is entitled as reimbursement by us for outplacement assistance.

(8)	Mr. Colen’s other compensation for 2009 was corrected to include an additional $15,003, which amount reflects an adjusted tax gross-up amount associated with the termination of the universal life insurance program in 2009.

(9)	These executive officers were either not employed by the Company, in the case of Messrs. Elliott and Pratt, or not an NEO, in the case of Messrs. Capello, Kucheman and Pucel, for certain of the three fiscal years reported in this table. In accordance with SEC rules, we are reporting data only for the fiscal years in which these executive officers were NEOs.

GRANTS OF PLAN-BASED AWARDS

The table below presents information regarding awards under the Company’s 2010 Performance Incentive Plan (PIP), 2010 Performance Share Plan (PSP) and 2000 and 2003 Long-Term Incentive Plans (LTIPs) during the fiscal year ended December 31, 2010. For a narrative description of material factors helpful for an understanding of the information in the table below, see the Compensation Discussion & Analysis beginning on page 32.

								All
								Other	All Other
								Stock	Option	Exercise	Grant Date
								Awards:	Awards:	or Base	Fair Value
								Number	Number of	Price	of Stock
		Estimated Future Payouts under			Estimated Future Payouts under			of Shares	Securities	of	and
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(3)	($/Sh)	($)(4)

J. Raymond Elliott		$0	$1,200,000	$2,250,000	—	—	—
	2/23/2010(5)							78,421			$607,763
	2/23/2010(6)								600,000	$7.75	$2,064,000
	2/26/2010(7)								4,348	$7.74	$14,914

Samuel R. Leno		$0	$516,000	$967,500	—	—	—
	2/16/2010(8)							67,476			$499,997
	2/16/2010(9)							50,000			$370,500
	2/16/2010(8)								307,692	$7.41	$1,012,307
	2/16/2010(8)				33,738	67,476	175,438				$632,925
	2/26/2010(7)								4,348	$7.74	$14,914

Jeffrey D. Capello		$0	$402,500	$754,688	—	—	—
	2/16/2010(8)							25,304			$187,503
	2/16/2010(9)							75,911			$562,501
	2/16/2010(8)								115,385	$7.41	$379,617
	2/16/2010(9)								519,231	$7.41	$1,708,270
	2/16/2010(8)				12,652	25,304	65,790				$237,352
	2/23/2010(9)							40,323			$312,503
	2/23/2010(9)								181,159	$7.75	$623,187
	2/23/2010(9)				20,162	40,323	104,840				$378,230
	2/26/2010(7)								4,348	$7.74	$14,914

Timothy A. Pratt		$0	$480,000	$900,000	—	—	—
	2/16/2010(8)							42,173			$312,502
	2/16/2010(9)							100,000			$741,000
	2/16/2010(8)								192,308	$7.41	$632,693
	2/16/2010(8)				21,087	42,173	109,650				$395,583
	2/26/2010(7)								4,348	$7.74	$14,914

William H. Kucheman		$0	$350,000	$656,250	—	—	—
	2/16/2010(8)							67,476			$499,997
	2/16/2010(8)								307,692	$7.41	$1,012,307
	2/16/2010(8)				33,738	67,476	175,438				$632,925
	2/26/2010(7)								4,348	$7.74	$14,914

Kenneth J. Pucel		$0	$273,000	$511,875	—	—	—
	2/16/2010(8)							33,738			$249,999
	2/16/2010(8)								153,846	$7.41	$506,153
	2/16/2010(8)				16,869	33,738	87,719				$316,462
	2/26/2010(7)								4,348	$7.74	$14,914

Fredericus A. Colen*(10)		$0	$208,274	$208,274	—	—	—
	2/16/2010(8)							67,476			$499,997
	2/16/2010(8)								307,692	$7.41	$1,012,307
	2/16/2010(8)				33,738	67,476	175,438				$632,925
	2/26/2010(7)								4,348	$7.74	$14,914

*	Mr. Colen retired from the Company on June 30, 2010.

(1)	The amounts in these columns reflect threshold, target and maximum payouts under the PIP. Payouts would not be made under the PIP if the Company fails to achieve its threshold financial goals under the PIP, therefore the threshold is $0. The maximum possible payout under the PIP is 187.5% of the target payout. The actual amount earned by each NEO under the PIP is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information about our PIP and a discussion of how these amounts are determined is included in the Compensation Discussion & Analysis beginning on page 32.

(2)	The amounts in these columns reflect threshold, target and maximum payouts under the PSP. In February 2010, our NEOs (other than Mr. Elliott) were awarded, under our 2010 PSP, DSUs representing an opportunity to receive shares of common stock based on the performance of the Company’s common stock, the attainment of which is based on our total shareholder return (TSR) as compared to the TSR of the companies in the S&P 500 Healthcare Index and is measured in three annual performance cycles from January 1, 2010 to December 31, 2012. Shares of common stock earned will be delivered no later than March 15, 2013. Awards under the PSP will be converted into the right to receive shares of common stock in a range of 0% to 260% of the number of DSUs awarded under the PSP as follows:

TSR Performance
Percentile Rank	Units Vesting

100th Percentile	260%
95th Percentile	240%
80th Percentile	150%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%

The threshold award level represents the minimum payout level for each award and, pursuant to the PSP, is 50% of the DSUs awarded under the PSP. Additional information about our PSP and a discussion of how these amounts are determined is included in the Compensation Discussion & Analysis beginning on page 32.

(3)	The amounts in these columns reflect the number of DSUs and stock options, other than awards under our PSP, granted under our 2000 and 2003 LTIPs during 2010. These awards are also described in the Outstanding Equity Awards at Fiscal Year-End table on page 70.

(4)	The amounts in this column have been determined in accordance with FASB ASC Topic 718. Stock option awards are valued using the Black-Scholes option-pricing model. The fair value of DSUs is equal to the closing market price of our common stock on the date of grant and DSU awards based on the performance of the Company’s common stock are valued using a Monte Carlo simulation. The fair market value of each award as of the grant date so determined is applied to the number of options/units awarded to derive the total grant date fair value reported in this column.

(5)	Pursuant to the terms of his offer letter, Mr. Elliott elected to receive his 2009 PIP award in DSUs which were fully vested upon grant and payable on the fourth anniversary of grant. Mr. Elliott’s PIP award was $607,766. Because no fractional shares were granted, the grant date fair value of the number of DSUs granted to him (78,421 DSUs), which were valued at the closing price of our common stock on the date of grant, February 23, 2010, or $7.75 per share, equaled $607,763. Also see Note 3 to the Summary Compensation Table on page 64.

(6)	This award represents an option to purchase 600,000 shares of common stock, vesting in four equal annual increments beginning on February 23, 2010, awarded pursuant to Mr. Elliott’s offer letter.

(7)	As consideration for the termination of existing Retention Agreements with our executives and the execution of new, less employee favorable Change in Control Agreements, on February 26, 2010, our NEOs were granted options to purchase 4,348 shares of our common stock, vesting in equal annual installments over four years beginning on the first anniversary of the date of grant and having an exercise price of $7.74 per share, the closing price of our common stock on the date of grant.

(8)	These awards were granted as part of our annual merit review process.

(9)	These awards were granted in connection with Messrs. Leno’s, Capello’s and Pratt’s promotions as part of our 2010 restructuring.

(10)	Mr. Colen retired from the Company on June 30, 2010 and, pursuant to his Agreement and General Release of All Claims, was entitled to receive a pro-rated PIP award for 100% of his funded target incentive percentage, which comprised 70% of his annual base salary. For a discussion of the payments and benefits payable to Mr. Colen in connection with his retirement, please see the description in the Compensation Discussion & Analysis section titled “Executive Retirement” on page 56.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information with respect to outstanding unexercised non-qualified stock options, unvested deferred stock units (DSUs) and other equity incentive plan awards for each NEO outstanding as of December 31, 2010.

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
											Awards:
										Equity	Market or
										Incentive	Payout
				Equity						Plan	Value of
				Incentive					Market	Awards:	Unearned
				Plan					Value of	Number of	Shares,
				Awards:			Number of		Shares or	Unearned	Units or
	Number of	Number of		Number of			Shares or		Units of	Shares,	Other
	Securities	Securities		Securities			Units of		Stock	Units	Rights
	Underlying	Underlying		Underlying			Stock		That	or Rights	That
	Unexercised	Unexercised		Unexercised	Option	Option	That Have		Have Not	That Have	Have Not
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Not Vested		Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	(#)		($)(1)	(#)(2)	($)(1)

J. Raymond Elliott	850,000	2,550,000	(3)		$9.51	06/23/19
		600,000	(4)		$7.75	02/23/20
		4,348	(5)		$7.74	02/26/20
							500,000	(6)	$3,785,000
										250,000 (7)	$1,892,500
Samuel R. Leno	1,125,000	375,000	(8)		$15.91	06/05/17
	234,374	234,376	(9)		$12.52	02/12/18
	50,268	150,804	(10)		$8.30	02/24/19
		307,692	(11)		$7.41	02/16/20
		4,348	(5)		$7.74	02/26/20
							200,000	(12)	$1,514,000
							32,948	(13)	$249,416
							24,096	(14)	$182,407
							117,476	(15)	$889,293
										33,738	$255,397
Jeffrey D. Capello	111,385	37,130	(16)		$13.64	06/16/18
	25,134	75,402	(10)		$8.30	02/24/19
		634,616	(11)		$7.41	02/16/20
		181,159	(17)		$7.75	02/23/20
		4,348	(5)		$7.74	02/26/20
							43,989	(18)	$332,997
							12,048	(14)	$91,203
							101,215	(15)	$766,198
							40,323	(19)	$305,245
										12,652	$95,776
										20,162	$152,626
Timothy A. Pratt	102,880	102,881	(20)		$13.56	05/01/18
	25,134	75,402	(10)		$8.30	02/24/19
		192,308	(11)		$7.41	02/16/20
		4,348	(5)		$7.74	02/26/20
							44,246	(21)	$334,942
							12,048	(14)	$91,203
							142,173	(15)	$1,076,250
										21,087	$159,629
William H. Kucheman	25,000				$8.99	07/17/11
	11,000				$12.50	12/17/11
	32,000				$21.26	12/09/12
	13,000				$34.79	12/11/13
	100,000				$41.98	06/15/14
	29,233				$34.29	01/03/15
	39,760	9,940	(22)		$26.89	07/01/15
	75,000				$15.91	10/31/16
	85,226	85,229	(9)		$12.52	02/12/18
	25,134	75,402	(10)		$8.30	02/24/19
		307,692	(11)		$7.41	02/16/20
		4,348	(5)		$7.74	02/26/20
							4,300	(23)	$32,551
							6,500	(24)	$49,205
							11,982	(13)	$90,704

	Option Awards						Stock Awards
											Equity
											Incentive
											Plan
											Awards:
										Equity	Market or
										Incentive	Payout
				Equity						Plan	Value of
				Incentive					Market	Awards:	Unearned
				Plan					Value of	Number of	Shares,
				Awards:			Number of		Shares or	Unearned	Units or
	Number of	Number of		Number of			Shares or		Units of	Shares,	Other
	Securities	Securities		Securities			Units of		Stock	Units	Rights
	Underlying	Underlying		Underlying			Stock		That	or Rights	That
	Unexercised	Unexercised		Unexercised	Option	Option	That Have		Have Not	That Have	Have Not
	Options (#)	Options (#)		Unearned	Exercise	Expiration	Not Vested		Vested	Not Vested	Vested
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date	(#)		($)(1)	(#)(2)	($)(1)

							12,048	(14)	$91,203
							67,476	(15)	$510,793
										33,738	$255,397
Kenneth J. Pucel	12,500				$12.50	12/17/11
	11,250				$14.34	07/30/12
	28,000				$21.26	12/09/12
	20,000				$34.79	12/11/13
	100,000				$41.98	06/15/14
	20,000				$34.29	01/03/15
	80,000	20,000	(22)		$26.89	07/01/15
	75,000				$15.91	10/31/16
	102,272	102,273	(9)		$12.52	02/12/18
	25,134	75,402	(10)		$8.30	02/24/19
		153,846	(11)		$7.41	02/16/20
		4,348	(5)		$7.74	02/26/20
							8,000	(23)	$60,560
							6,500	(24)	$49,205
							14,378	(13)	$108,841
							12,048	(14)	$91,203
							33,738	(15)	$255,397
										16,869	$127,698
Fredericus A. Colen*	10,000				$7.91	02/27/11
	25,000				$8.99	07/17/11
	28,174				$12.50	12/17/11
	120,000				$21.26	12/09/12
	60,000				$34.79	12/11/13
	60,000				$34.29	01/03/15
	100,000				$26.89	07/01/15
	130,000				$21.93	05/08/16
	332,387				$12.52	02/12/18
	189,220				$12.00	07/29/18
	100,536				$8.30	02/24/19
	307,692				$7.41	02/16/20
	4,348				$7.74	02/26/20

*	Mr. Colen retired from the Company on June 30, 2010.

(1)	The amounts reflected in this column are based on the closing price of our common stock ($7.57) on December 31, 2010, the last business day of 2010, as reported on the New York Stock Exchange.

(2)	In February 2010, our NEOs (other than Mr. Elliott) were awarded, under our 2010 Performance Share Plan (PSP), DSUs representing an opportunity to receive shares of common stock based on the performance of the Company’s common stock, the attainment of which is based on our total shareholder return (TSR) as compared to the TSR of the companies in the S&P 500 Healthcare Index and is measured in three annual performance cycles from January 1, 2010 to December 31, 2012. Awards under the PSP will be converted into the right to receive shares of common stock in a range of 0% to 260% of the DSUs awarded under the PSP as follows:

TSR Performance
Percentile Rank	Units Vesting

100th Percentile	260%
95th Percentile	240%
80th Percentile	150%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%

The threshold award level represents the minimum payout level for each award and, pursuant to the PSP, is 50% of the DSUs awarded under the PSP. In accordance with SEC rules, the number of shares reflected represents the lowest award level which has not yet been earned. None of the Company performance conditions of these awards had been satisfied as of December 31, 2010; therefore, the number of shares in this column reflects the threshold award level. Additional information about our PSP and a discussion of how these amounts are determined is included in the Compensation Discussion & Analysis beginning on page 32.

(3)	This amount represents the unvested portion of non-qualified stock options granted on June 23, 2009 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(4)	These non-qualified stock options were granted on February 23, 2010 pursuant to Mr. Elliott’s offer letter and will vest in four equal annual installments on the anniversary of the grant date.

(5)	These non-qualified stock options were granted on February 26, 2010 as consideration for the termination of existing Retention Agreements and the execution of new, less employee favorable Change in Control Agreements and will vest in four equal annual installments on the anniversary of the grant date.

(6)	This amount represents the unvested portion of DSUs awarded on June 23, 2009 in connection with Mr. Elliott’s offer letter, which will continue to vest in equal monthly installments until the third anniversary of the grant date.

(7)	On June 23, 2009, Mr. Elliott was awarded an opportunity to receive up to 1,250,000 shares of common stock based on the performance of the Company’s common stock, the attainment of which is subject to his continued employment and our stock reaching specified prices prior to December 31, 2012 as follows:

Minimum Performance Price for
any 10 Consecutive Trading Days:	# of DSUs that Vest

$20.00	250,000
$22.50	250,000
$25.00	250,000
$27.50	250,000
$30.00	250,000

In applying the foregoing trading price thresholds, the stock units underlying the relevant DSUs will be earned and settled only on the first occasion on which the corresponding ten-day price target is attained, but if a higher price target is attained before one or more lower price targets have been attained, not only the stock units corresponding to such higher target, but also those corresponding to previously unattained lower targets, will be earned and settled. In accordance with SEC rules, the number of shares reflected represents the lowest award level which has not yet been earned. None of the performance conditions of these awards had been satisfied as of December 31, 2010; therefore, the number of shares in this column reflects the threshold award level.

(8)	This amount represents the unvested portion of non-qualified stock options granted on June 5, 2007 which will continue to vest in one installment on the anniversary of the grant date.

(9)	This amount represents the unvested portion of non-qualified stock options granted on February 12, 2008 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(10)	This amount represents the unvested portion of non-qualified stock options granted on February 24, 2009 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(11)	These non-qualified stock options were granted on February 16, 2010 and will vest in four equal annual installments beginning on the anniversary of the grant date.

(12)	This amount represents the unvested portion of DSUs awarded on June 5, 2007 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(13)	This amount represents the unvested portion of DSUs awarded on February 12, 2008 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(14)	This amount represents the unvested portion of DSUs awarded on February 24, 2009 which will continue to vest in four equal annual installments on the anniversary of the grant date.

(15)	These DSUs were awarded on February 16, 2010 and will vest in five equal annual installments on the anniversary of the grant date.

(16)	This amount represents the unvested portion of non-qualified stock options granted on June 16, 2008 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(17)	These non-qualified stock options were granted on February 23, 2010 and will vest in four equal annual installments beginning on the anniversary of the grant date.

(18)	This amount represents the unvested portion of DSUs awarded on June 16, 2008 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(19)	These DSUs were awarded on February 23, 2010 and will vest in five equal annual installments on the anniversary of the grant date.

(20)	This amount represents the unvested portion of non-qualified stock options granted on May 1, 2008 which will continue to vest in two equal annual installments on the anniversary of the grant date.

(21)	This amount represents the unvested portion of DSUs awarded on May 1, 2008 which will continue to vest in three equal annual installments on the anniversary of the grant date.

(22)	This amount represents the unvested portion of non-qualified stock options granted on July 1, 2005 which will continue to vest in one installment on the anniversary of the grant date.

(23)	This amount represents the unvested portion of DSUs awarded on July 1, 2005 which will continue to vest in one installment on the anniversary of the grant date.

(24)	This amount represents the unvested portion of DSUs awarded on October 31, 2006 which will continue to vest in one installment on the anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED

None of our NEOs exercised stock options during the fiscal year ended December 31, 2010. The deferred stock units (DSUs) that vested for our NEOs during the fiscal year ended December 31, 2010 are set forth in the following table:

	Stock Awards
	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)

J. Raymond Elliott	333,333	$2,523,331
Samuel R. Leno	117,006	$687,144
Jeffrey D. Capello	76,326	$470,709
Timothy A. Pratt	17,762	$124,679
William H. Kucheman	21,798	$148,960
Kenneth J. Pucel	30,690	$209,159
Fredericus A. Colen*(2)	177,059	$1,073,020

*	Mr. Colen retired from the Company on June 30, 2010.

(1)	The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date as reported by the New York Stock Exchange.

(2)	Included in these amounts are 143,204 DSUs for which vesting was accelerated to June 30, 2010, the date of Mr. Colen’s retirement. The value realized on these accelerated DSUs was $830,583.

PENSION BENEFITS

All of our executive officers, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive retirements with a standard mutually understood separation and post-employment relationship. The plan provides retiring executive officers with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months’ pay. The amounts are payable in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us which includes a non-competition provision aimed at protecting the Company from the transfer of proprietary and business knowledge to competing companies. To be considered “retired” under the Executive Retirement Plan, an employee’s years of age plus his or her years of service with us must total at least 65 years (provided that the employee is at least 55 years old and has been employed by us for at least 5 years). Messrs. Elliott’s and Leno’s offer letters each provide for their retirement eligibility under our Executive Retirement Plan upon completion of three years of service, which service requirement Mr. Leno has met but Mr. Elliott has not yet completed.

For retirement-eligible NEOs (Messrs. Leno, Kucheman and Colen), the present value of accrued benefits is calculated as the value of their lump sum benefit under the plan based on the respective NEO’s base salary, age and number of years of credited service as of December 31, 2010. For those NEOs not yet eligible for retirement (Messrs. Elliott, Capello, Pratt and Pucel), the amounts reflected represent their current accrued benefit based on the respective NEO’s salary, age and years of service as of December 31, 2010, discounted to December 31, 2010 from the earliest retirement eligibility date, using a discount rate of 5.0% per annum. This valuation methodology is consistent with the methodology we use for financial accounting purposes except that executives are assumed to remain employed by us until their earliest retirement age under the plan (or their age on December 31, if already eligible for retirement). For financial accounting purposes, the valuation considers the probability that the executives will achieve retirement age.

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2010.

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (#)(1)	Benefit ($)(2)	Fiscal Year ($)

J. Raymond Elliott	BSC Executive Retirement Plan	1.52	$320,660	$0
Samuel R. Leno	BSC Executive Retirement Plan	3.58	$448,862	$0
Jeffrey D. Capello	BSC Executive Retirement Plan	2.54	$196,136	$0
Timothy A. Pratt	BSC Executive Retirement Plan	2.67	$297,886	$0
William H. Kucheman	BSC Executive Retirement Plan	15.85	$1,500,002	$0
Kenneth J. Pucel	BSC Executive Retirement Plan	21.12	$837,992	$0
Fredericus A. Colen*	BSC Executive Retirement Plan	10.87	$1,360,001 (3)	$0 (3)

*	Mr. Colen retired from the Company on June 30, 2010.

(1)	The numbers of years of credited service reflect the NEO’s actual years of service with us. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO’s last day worked. Partially completed years of service are pro-rated based on calendar days and calculated to the second decimal point.

(2)	For retirement-eligible NEOs (Messrs. Leno, Kucheman and Colen), the amounts reflected in this column represent the value of their respective accrued benefit under the plan based on their respective base salary, age and number of years of credited service as of December 31, 2010, or in the case of Mr. Colen, as of June 30, 2010, his retirement date. For NEOs not yet eligible for retirement under the plan (Messrs. Elliott, Capello, Pratt and Pucel), the amounts reflected in this column represent their respective accrued benefit under the plan based on their respective salary, age and number of years of credited service as of December 31, 2010, discounted to December 31, 2010 from the earliest retirement eligibility date, using a discount rate of 5.0% per annum.

(3)	Mr. Colen was retirement-eligible when he stepped down as Executive Vice President and Chief Technology Officer on June 30, 2010. Pursuant to the terms of the Executive Retirement Plan, Mr. Colen’s lump sum benefit of $1,360,001 was paid in January 2011 (the first payroll period after the last day of the six-month period following his retirement). For further discussion of our Executive Retirement Plan, please see the Compensation Discussion & Analysis section titled “Our Post-Employment and Change in Control Arrangements” beginning on page 55.

NONQUALIFIED DEFERRED COMPENSATION

In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted a 401(k) Excess Benefit Plan, a non-qualified deferred compensation plan, designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Internal Revenue Code contribution limits if the special contribution had been made to their 401(k) plan accounts. Accordingly, the 401(k) Excess Benefit Plan was established to accept the “overflow” contributions on behalf of participating employees, including our NEOs.

Investment choices under the 401(k) Excess Benefit Plan are generally identical to our 401(k) Retirement Savings Plan except that executive officers may not elect to invest in the BSC Stock Fund or the Vanguard Retirement Savings Trust. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the plan is made to participants determined to be “specified employees,” including our NEOs, commencing no earlier than six months and one day following their “separation from service.”

The table below shows aggregate earnings and balances for each of our NEOs under our 401(k) Excess Benefit Plan as of and through December 31, 2010.

Aggregate
	Executive	Registrant	Earnings		Aggregate
	Contributions	Contributions	in Last	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Fiscal	Withdrawals/	Last Fiscal
Name	Year ($)	Year ($)	Year ($)(1)	Distributions ($)	Year End ($)(1)

J. Raymond Elliott(2)	—	—	—	—	—
Samuel R. Leno(2)	—	—	—	—	—
Jeffrey D. Capello(2)	—	—	—	—	—
Timothy A. Pratt(2)	—	—	—	—	—
William H. Kucheman	—	—	$3,197	—	$24,635
Kenneth J. Pucel	—	—	$3,529	—	$23,463
Fredericus A. Colen*	—	—	$1,264	—	$19,718

*	Mr. Colen retired from the Company on June 30, 2010.

(1)	No portion of the amounts in this column are included in the Summary Compensation Table under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column for 2010 or previous years as the earnings were neither above-market nor preferential.

(2)	None of Messrs. Elliott, Leno, Capello or Pratt was employed by us in 2004 when the one-time 401(k) contribution was made to our 401(k) Excess Benefit Plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Retirement Plan.  All of our executive officers, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post employment relationship. The Executive Retirement Plan, including the benefits payable to our executive officers upon “retirement” under the plan, are more fully described under the Compensation Discussion & Analysis section titled “Executive Retirement” beginning on page 56. The present value of amounts accrued under the Executive Retirement Plan as of December 31, 2010 and valuation methodology utilized are reflected in the Pension Benefits table and accompanying text on page 75 and the change in the present value of those benefits from December 31, 2009 to December 31, 2010 are reflected in the Summary Compensation Table on page 63 in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Consulting Arrangements.  The Executive Retirement Plan provides our CEO with the discretion to enter into, on behalf of the Company, consulting arrangements with retiring executives, including our NEOs. The purpose of these consulting arrangements is to ensure smooth executive transitions, including prudent transfer of business knowledge as well as day to day project support, as needed. In 2010, we did not enter into consulting arrangements with any of our NEOs under this plan.

Change in Control Agreements.  As of December 31, 2010, our executives, including our NEOs, had Change in Control Agreements with the Company. These Change in Control Agreements, executed in February 2010, replaced the NEOs’ earlier Retention Agreements. The purpose of these Change in Control Agreements is to retain our key executives and reinforce and encourage their continued attention and dedication during periods in which a change in control is contemplated, even if they fear that their employment will be terminated after or in connection with the change in control. The Change in Control Agreements, including the benefits provided under them in the event of certain involuntary terminations in connection with a change in control, are more fully described under the Compensation Discussion & Analysis section titled “Change in Control Agreements” on page 57.

Long-Term Incentive Plans.  Employees, including our NEOs, are eligible to receive equity awards under our Long-Term Incentive Plans. Beginning in 2010, all equity granted to executives has a “double trigger” feature, requiring both a change in control and termination (without cause or by the executive for good reason) in order to accelerate vesting. Generally, equity awards granted prior to 2010 to our executive officers, including our NEOs, under these plans will become immediately vested and exercisable in the event of a “change in control” or “Covered Transaction” as defined in the plans. For deferred stock units granted under our 2010 Performance Share Plan, upon a change in control, or upon an executive’s retirement, death or disability, the number of shares of common stock issued would be prorated for the time completed in the performance period and based on previous achievement of performance goals. These plans are more fully described under the Compensation Discussion & Analysis section titled “Long-Term Incentive Plans” on page 58.

Performance Incentive Plan.  All of our salaried employees, including our NEOs, are eligible to participate in our Performance Incentive Plan (PIP). The purpose of our PIP is to align the interests of our employees with those of the Company by providing incentives for the achievement of key business milestones and individual performance objectives. Participants generally must be employed by us on December 31 of the plan year in order to be eligible for their incentive performance award for that year. Beginning in 2011, participants must be employed by us on the date payments are made under the PIP in order to be eligible for their incentive award. However, in the event of certain involuntary terminations without cause, or “retirement,” participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Grants of performance incentive awards under our PIP are reflected in the Summary Compensation Table on page 63 in the Non-Equity Incentive Compensation column.

Employee Severance Pay Plan.  All of our salaried employees are eligible to receive severance payments and benefits under our Employee Severance Pay Plan in the event of certain involuntary terminations. Under the plan, director level and above exempt employees, including our NEOs, are eligible for severance payments and benefits (salary and benefits continuation) equal to one month of severance payments and benefits per each year of service to the Company (with a minimum benefit of 6 months) up to a maximum of 12 months. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan are not also eligible to receive payments and benefits under the Employee Severance Pay Plan. In addition, executives who receive severance payments under our Change in Control Agreements are not also eligible to receive payments and benefits under the Employee Severance Pay Plan.

Other Arrangements.  On June 30, 2010, Mr. Colen retired as our Executive Vice President and Chief Technology Officer. We entered into an Agreement and General Release of All Claims with Mr. Colen, the terms of which are described under the Compensation Discussion & Analysis section titled “Our Post-Employment and Change in Control Arrangements” beginning on page 55.

The following tables show potential payments to Messrs. Elliott, Leno, Capello, Pratt, Kucheman and Pucel under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination date was December 31, 2010 and where applicable, using the closing market price of our common stock of $7.57 per share on that date (as reported on the New York Stock Exchange). The table for Mr. Colen shows the payments due to Mr. Colen upon his retirement from the Company on June 30, 2010.

J. Raymond Elliott

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$3,600,000	$0	$0	$0
Bonus	$0	$0	$0	$3,600,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000	$1,200,000

Total Cash Severance	$0	$1,200,000	$1,200,000	$8,400,000	$1,200,000	$1,200,000	$1,200,000

Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$52,822	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$2,340	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$130,162	$0	$0	$0

280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$0	$0	$0	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$3,785,000	$3,785,000	$3,785,000	$3,785,000	$0

Total Value of Accelerated Equity Grants	$0	$0	$3,785,000	$3,785,000	$3,785,000	$3,785,000	$0

Total Value: All Benefits	$0	$1,200,000	$4,985,000	$12,315,162	$4,985,000	$4,985,000	$1,200,000

Samuel R. Leno

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$1,935,000	$0	$0	$0
Bonus	$0	$0	$0	$1,548,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$516,000	$516,000	$516,000	$516,000	$516,000	$516,000

Total Cash Severance	$0	$516,000	$516,000	$3,999,000	$516,000	$516,000	$516,000

Benefits & Perquisites
Executive Retirement Plan(6)	$0	$481,063	$481,063	$0	$481,063	$481,063	$481,063
Health and Welfare Benefits(7)	$0	$0	$0	$38,926	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$2,340	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$481,063	$481,063	$116,266	$481,063	$481,063	$481,063

280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$49,231	$49,231	$49,231	$49,231	$49,231	$49,231
Value of Accelerated Deferred Stock Units(9)	$0	$2,835,116	$2,835,116	$2,835,116	$2,835,116	$2,835,116	$2,835,116

Total Value of Accelerated Equity Grants	$0	$2,884,347	$2,884,347	$2,884,347	$2,884,347	$2,884,347	$2,884,347

Total Value: All Benefits	$0	$3,881,410	$3,881,410	$6,999,613	$3,881,410	$3,881,410	$3,881,410

Jeffrey D. Capello

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$1,725,000	$0	$0	$0
Bonus	$0	$0	$0	$1,207,500	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$402,500	$402,500	$402,500	$402,500	$402,500	$402,500

Total Cash Severance	$0	$402,500	$402,500	$3,335,000	$402,500	$402,500	$402,500

Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$52,822	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$2,340	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$130,162	$0	$0	$0

280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$101,539	$101,539	$101,539	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$1,495,643	$1,495,643	$1,495,643	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$1,597,182	$1,597,182	$1,597,182	$0

Total Value: All Benefits	$0	$402,500	$402,500	$5,062,344	$1,999,682	$1,999,682	$402,500

Timothy A. Pratt

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$1,800,000	$0	$0	$0
Bonus	$0	$0	$0	$1,440,000	$0	$0	$0
Prorata Target Bonus(5)	$0	$480,000	$480,000	$480,000	$480,000	$480,000	$480,000

Total Cash Severance	$0	$480,000	$480,000	$3,720,000	$480,000	$480,000	$480,000

Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$50,506	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$2,340	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$127,846	$0	$0	$0

280G Tax Adjustment	$0	$0	$0	$0	$0	$0	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$30,769	$30,769	$30,769	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$1,502,395	$1,502,395	$1,502,395	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$1,533,164	$1,533,164	$1,533,164	$0

Total Value: All Benefits	$0	$480,000	$480,000	$5,381,010	$2,013,164	$2,013,164	$480,000

William H. Kucheman

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$1,500,000	$0	$0	$0
Bonus	$0	$0	$0	$1,050,000	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$332,500	$332,500	$350,000	$332,500	$332,500	$332,500

Total Cash Severance	$0	$332,500	$332,500	$2,900,000	$332,500	$332,500	$332,500

Benefits & Perquisites
Executive Retirement Plan(6)	$0	$1,500,000	$1,500,000	$0	$1,500,000	$1,500,000	$1,500,000
Health and Welfare Benefits(7)	$0	$0	$0	$52,822	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$2,340	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$1,500,000	$1,500,000	$130,162	$1,500,000	$1,500,000	$1,500,000

280G Tax Adjustment	$0	$0	$0	$(482,735)	$0	$0	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$49,231	$49,231	$49,231	$49,231	$49,231	$49,231
Value of Accelerated Deferred Stock Units(9)	$0	$774,456	$774,456	$774,456	$774,456	$774,456	$774,456

Total Value of Accelerated Equity Grants	$0	$823,687	$823,687	$823,687	$823,687	$823,687	$823,687
Total Value: All Benefits	$0	$2,656,187	$2,656,187	$3,371,114	$2,656,187	$2,656,187	$2,656,187

Kenneth J. Pucel

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$0	$0	$0	$1,365,000	$0	$0	$0
Bonus	$0	$0	$0	$871,239	$0	$0	$0
Pro-rata Target Bonus(5)	$0	$273,000	$273,000	$273,000	$273,000	$273,000	$273,000

Total Cash Severance	$0	$273,000	$273,000	$2,509,239	$273,000	$273,000	$273,000

Benefits & Perquisites
Executive Retirement Plan(6)	$0	$0	$0	$0	$0	$0	$0
Health and Welfare Benefits(7)	$0	$0	$0	$48,572	$0	$0	$0
Post-Termination Life Insurance	$0	$0	$0	$2,340	$0	$0	$0
Executive Allowance	$0	$0	$0	$75,000	$0	$0	$0

Total Benefits & Perquisites	$0	$0	$0	$125,912	$0	$0	$0

280G Tax Adjustment	$0	$0	$0	$(284,210)	$0	$0	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$0	$0	$0	$24,615	$24,615	$24,615	$0
Value of Accelerated Deferred Stock Units(9)	$0	$0	$0	$565,206	$565,206	$565,206	$0

Total Value of Accelerated Equity Grants	$0	$0	$0	$589,821	$589,821	$589,821	$0

Total Value: All Benefits	$0	$273,000	$273,000	$2,940,762	$862,821	$862,821	$273,000

Fredericus A. Colen*

			Involuntary	Termination
	Termination		Termination	Following
	for	Voluntary	Without	Change in
Payments Due Upon Termination:	Cause(1)	Termination(2)	Cause(3)	Control(4)	Disability	Death	Retirement

Cash Severance
Base Salary	$—	$—	$—	$—	$—	$—	$—
Bonus	$—	$—	$—	$—	$—	$—	$—
Pro-rata Target Bonus(5)	$—	$—	$—	$—	$—	$—	$152,030
Separation Payment	$—	$—	$—	$—	$—	$—	$600,000	(10)

Total Cash Severance	$—	$—	$—	$—	$—	$—	$752,030

Benefits & Perquisites
Executive Retirement Plan(6)	$—	$—	$—	$—	$—	$—	$1,360,001
Outplacement Assistance	$—	$—	$—	$—	$—	$—	$25,000
Reimbursement of Relocation Expenses	$—	$—	$—	$—	$—	$—	$33,435	(11)
Health and Welfare Benefits(7)	$—	$—	$—	$—	$—	$—	$—
Post-TerminationLife Insurance	$—	$—	$—	$—	$—	$—	$—
Executive Allowance	$—	$—	$—	$—	$—	$—	$—

Total Benefits & Perquisites	$—	$—	$—	$—	$—	$—	$1,418,436

280G Tax Adjustment	$—	$—	$—	$—	$—	$—	$0

Long Term Incentives
Value of Accelerated Stock Options(8)	$—	$—	$—	$—	$—	$—	$0
Value of Accelerated Deferred Stock Units(9)	$—	$—	$—	$—	$—	$—	$830,583

Total Value of Accelerated Equity Grants	$—	$—	$—	$—	$—	$—	$830,583

Total Value: All Benefits	$—	$—	$—	$—	$—	$—	$3,001,049

*	Amounts in this table reflect payments actually paid to Mr. Colen in connection with his June 30, 2010 retirement from the Company.

(1)	Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested stock options and deferred stock units (DSUs), as well as all vested but unexercised stock options are forfeited as of the date of termination. For a definition of cause, see the Compensation Discussion & Analysis section titled “Change in Control Agreements” on page 57.

(2)	Amounts in this column represent the total value of all benefits payable upon voluntary termination by the NEO as of December 31, 2010.

(3)	Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2010 (other than termination for cause or in connection with a change in control). NEOs who are not eligible to receive payments under our Executive Retirement Plan (Messrs. Elliott, Capello, Pratt and Pucel) are eligible to receive payments and benefits under our Employee Severance Pay Plan in the event of certain involuntary terminations. Our Employee Severance Pay Plan is available generally to all of our exempt employees in a manner that does not discriminate in scope, terms or operation in favor of our executive officers and therefore the payments and benefits available under this plan are not disclosed in these tables.

Pursuant to the terms of Mr. Elliott’s offer letter, following involuntary termination by the Company without cause, any unvested equity associated with the 3,400,000 stock options and 1,000,000 DSUs granted to Mr. Elliott on his hire date (June 23, 2009) would vest in full.

(4)	Amounts in this column represent benefits payable under our Change in Control Agreements following termination without cause or resignation by the executive for good reason on December 31, 2010 in connection with, and within two years of, a change in control of the Company. Our Change in Control Agreements provide that in a change in control situation, the bonus is three times the greater of the assumed on-plan bonus for the then current year or the prior year’s actual bonus. The actual 2009 bonus paid to Mr. Pucel was greater than his assumed on-plan bonus for 2010 and therefore the amount in the Bonus row for him is based on his actual 2009 bonus. For a further description of our Change in Control Agreements, see the Compensation Discussion & Analysis section titled “Change in Control Agreements” on page 57.

(5)	Amounts in the “Pro-rata Target Bonus” row represent the NEO’s assumed on-plan bonus for 2010 under our Performance Incentive Plan (PIP), which is equal to his incentive target amount under the plan. Under the 2010 PIP, an NEO must be employed by the Company on December 31 of the plan year in order to be eligible to receive a bonus payment for that year; provided that, in the event of certain involuntary terminations without cause, death or retirement, the Pro-rata Target Bonus amount will be paid on a pro-rated basis through the date of such termination. For a further description of our Performance Incentive Plan, see the Compensation Discussion & Analysis beginning on page 58.

(6)	Amounts in the “Executive Retirement Plan” row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. For NEOs other than Messrs. Elliott and Leno, eligibility means that the sum of the executive officer’s age and years of service must equal 65, provided that the NEO is at least 55 years old and has completed at least five years of service with us. Messrs. Capello, Pratt and Pucel have not yet met the eligibility thresholds for our Executive Retirement Plan. Messrs. Elliott’s and Leno’s offer letters each provide for their eligibility under our Executive Retirement Plan upon completion of three years of service. Mr. Elliott has not yet completed three years of service with us but Mr. Leno has met the three-year service requirement. For a further description of our Executive Retirement Plan, see the Compensation Discussion & Analysis beginning on page 56.

(7)	In determining the value of health and welfare benefits, we use the assumptions used for financial reporting purposes under generally accepted accounting principles in the United States.

(8)	Amounts in the “Value of Accelerated Stock Options” row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option’s exercise price and $7.57 (the closing price of our common stock on December 31, 2010 as reported on the New York Stock Exchange). At December 31, 2010, only Messrs. Leno, Capello, Pratt, Kucheman and Pucel had in-the-money unvested stock options. Mr. Colen did not have in-the-money unvested stock options on his retirement date of June 30, 2010.

(9)	Amounts in the “Value of Accelerated Deferred Stock Units” row represent the value of the number of each NEO’s DSUs (other than DSUs granted under our 2010 Performance Share Plan), the vesting of which would have accelerated as of December 31, 2010, calculated by multiplying the number of accelerated DSUs by $7.57 (the closing price of our common stock on December 31, 2010) or in the case of Mr. Colen by $5.80 (the closing price of our common stock on June 30, 2010, his retirement date).

On June 23, 2009, Mr. Elliott was awarded an opportunity to receive up to 1,250,000 shares of common stock based on the performance of the Company’s common stock, the attainment of which is subject to his continued employment and our stock reaching specified prices prior to December 31, 2012 as follows:

Minimum Performance Price for
any 10 Consecutive Trading Days:	# of DSUs that Vest

$20.00	250,000
$22.50	250,000
$25.00	250,000
$27.50	250,000
$30.00	250,000

In applying the foregoing trading price thresholds, the stock units underlying the relevant DSUs will be earned and settled only on the first occasion on which the corresponding ten-day price target is attained, but if a higher price target is attained before one or more lower price targets have been attained, not only the stock units corresponding to such higher target, but also those corresponding to previously unattained lower targets, will be earned and settled. None of the performance conditions for these DSUs had been satisfied as of December 31, 2010.

In February 2010, our NEOs (other than Mr. Elliott) were awarded, under our 2010 Performance Share Plan, DSUs representing an opportunity to receive shares of common stock based on the performance of the Company’s common stock, the attainment of which is based on our total shareholder return (TSR) as compared to the total shareholder return of the companies in the S&P Healthcare Industry Index and is measured in three annual performance cycles from January 1, 2010 to December 31, 2012. The vesting of these awards following the three-year period is determined as follows:

TSR Performance
Percentile Rank	Units Vesting

100th Percentile	260%
95th Percentile	240%
80th Percentile	150%
55th Percentile	100%
30th Percentile	50%
Below 30th Percentile	0%

None of the performance conditions for these DSUs had been satisfied as of December 31, 2010.

(10)	This amount represents a lump sum payment paid to Mr. Colen pursuant to his Agreement and General Release of All Claims. For a further description of Mr. Colen’s agreement, see the “Our Post-Employment and Change in Control Arrangements” section of the Compensation Discussion & Analysis beginning on page 55.

(11)	This amount represents reimbursement of Mr. Colen’s relocation expenses pursuant to his Agreement and General Release of All Claims. These relocation expenses were incurred in connection with his previously anticipated relocation to Massachusetts that was cancelled upon his retirement. For a further description of Mr. Colen’s Agreement and General Release of All Claims, see the “Our Post-Employment and Change in Control Arrangements” section of the Compensation Discussion & Analysis beginning on page 55.

PROPOSAL 4: 2011 LONG-TERM INCENTIVE PLAN

On March 1, 2011, upon the recommendation of the Executive Compensation and Human Resources Committee of our Board of Directors (the Compensation Committee), our Board of Directors adopted, subject to stockholder approval, our 2011 Long-Term Incentive Plan (the 2011 LTIP). The 2011 LTIP, if approved, would make available up to 145,600,000 shares of our common stock for Awards granted under the 2011 LTIP subject to the grant limitations described below. The 2011 Plan will be effective as of June 1, 2011 if approved by our stockholders at this Annual Meeting. If the 2011 LTIP is approved by our stockholders, from the effective date of the 2011 LTIP no further grants will be made under our 2003 Long-Term Incentive Plan (the 2003 LTIP).

The 2011 LTIP, if approved, will allow us to continue to incent our key employees with long-term compensation awards, such as stock options, deferred stock units and restricted stock. Equity incentives form an integral part of the compensation paid to many of our employees, particularly those in positions of key importance. Approval of the 2011 LTIP is therefore critical to our ability to continue to attract, retain, engage and focus highly motivated and qualified employees, particularly in the competitive labor market that exists today in our industry.

As of January 31, 2011, 88,693,249 shares were reserved for issuance under our 1992, 1995, 2000 and 2003 Long-Term Incentive Plans and our 1992 Non-Employee Directors’ Stock Option Plan in connection with 56,857,257 outstanding stock options (with a weighted average exercise price of $14.20 and a weighted average remaining term of 7.25 years), and 31,835,992 shares to be issued pursuant to other awards made pursuant to the 2003 LTIP and the 2000 Long-Term Incentive Plan (e.g., DSUs). As of January 31, 2011, 33,122,191 shares remained available for future issuance under the 2003 LTIP. No further awards could be made under the 1992 Long-Term Incentive and 1992 Non-Employee Directors’ Stock Option Plans which expired on March 31, 2002, our 1995 Long-Term Incentive Plan which expired on May 9, 2005, and our 2000 Long-Term Incentive Plan which expired on February 28, 2010.

Stockholder Approval Requirement

Under our By-Laws, the affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required to approve the 2011 LTIP. The New York Stock Exchange listing requirements also require that the total votes cast on this proposal represent over 50% of all the shares of common stock entitled to vote.

Our stockholders are also being asked to approve the Plan in order to (i) satisfy rules and regulations of the New York Stock Exchange relating to equity compensation, (ii) qualify compensation under the 2011 LTIP as “performance-based” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and (iii) qualify options for treatment as incentive stock options for purposes of Section 422 of the Code in the event the Compensation Committee decides to grant incentive stock options in the future.

Summary of the Boston Scientific Corporation 2011 Long-Term Incentive Plan

The following is a summary of the principal features of the 2011 LTIP and does not describe all of the 2011 LTIP’s terms. We urge you to read the 2011 LTIP in its entirety, a copy of which is attached as Appendix A.

General

The 2011 LTIP provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights, performance awards and other stock and non-stock awards (collectively, Awards) under the direction of the Compensation Committee. The Compensation Committee consists solely of non-employee directors of our Board.

Share Pool and Grant Limitations

The proposed 2011 LTIP provides for the grant of Awards covering a maximum of 145,600,000 shares of our common stock. We may issue authorized and unissued common stock or shares available in treasury under the 2011 LTIP. The fair market value of a share of our common stock, for purposes of the Plan, will be the closing sale price as reported on the New York Stock Exchange on the date in question or, on the first preceding date for which a closing sale price is available.

In applying the foregoing share limitation:

•	Shares covered by grants made under the 2003 LTIP subsequent to January 31, 2011 will reduce the number of shares available for Awards under the 2011 LTIP.

•	Grants of options or stock appreciation rights will reduce the limitation by one share for each share covered by the Award, but grants of other stock-based Awards, such as restricted stock units, will reduce the limitation by 1.85 shares for each share covered by the Award.

•	If an Award under the 2011 LTIP or 2003 LTIP expires, terminates, or is forfeited or cancelled without having been exercised in full, or in the case of an Award not requiring exercise, is forfeited or cancelled, in whole or in part, those shares will be added back to the remaining available shares under the 2011 LTIP as one share for each share covered by an option or stock appreciation right, and as 1.85 shares for each share covered by any other stock-based Award.

•	Shares withheld or delivered to satisfy payment of any tax withholding obligation under an Award which is not an option or stock appreciation right will also be added back to available shares under the 2011 LTIP as 1.85 shares for each share withheld or delivered.

•	Shares withheld or delivered to pay the exercise price under an option or stock appreciation right, or any tax withholding obligation under an Award which is an option or share appreciation will NOT be added backed to available shares under the 2011 LTIP.

•	Shares repurchased in the open market with the proceeds from the exercise of an option will NOT be added back to available shares under the 2011 LTIP.

The Compensation Committee may also make grants under the 2011 LTIP in assumption of or substitution for outstanding equity awards of a company we or an affiliate acquires or with which we or an affiliate combine (Substitute Awards) without affecting the available shares under the 2011 LTIP. It may also make grants which will not affect the available shares under the 2011 LTIP from any authorized but unused shares (suitably adjusted) under a pre-existing equity plan of such company, but only during the balance of the term of the pre-existing plan, and then only to individuals who were not our employees or employees of our affiliates before the relevant transaction.

As of January 31, 2011, 33,122,191 authorized shares of Stock remain available for issuance under the 2003 LTIP. The closing sale price of our common stock on March 18, 2011, as reported by the New York Stock Exchange, was $7.20 per share.

Best Practices

Other key features of the 2011 LTIP include the following:

•	Individual Limitations on Grants and Payments. The maximum aggregate number of shares with respect to one or more Awards that may be granted as options to any one person during any of our fiscal years is 3,000,000. The maximum aggregate number of shares with respect to one or more Awards that may be granted as stock appreciation rights to any one person during any fiscal year is also 3,000,000. No more than 3,000,000 shares may be earned under performance Awards intended to comply with Section 162(m) of the Code in any twelve months in a performance period. No more than $3,000,000 may be earned by any one individual in any fiscal year under cash denominated Awards intended to comply with Section 162(m) of the Code in any twelve months in a performance period.

•	No Repricing or Replacement of Options or Stock Appreciation Rights. The 2011 LTIP prohibits, without stockholder approval: (i) the amendment of options or stock appreciation rights to reduce the exercise price, and (ii) the replacement of an option or stock appreciation right with cash, another type of Award, or an option or stock appreciation right with an exercise price less than the exercise price of the replaced option or stock appreciation right (except with respect to any Substitute Award).

•	No In-the-Money Option or Stock Appreciation Right Grants. The 2011 LTIP prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value (generally the closing price of our common stock on the date of grant), except with respect to Substitute Awards.

•	Dividend and Dividend Equivalents. The 2011 LTIP prohibits the payment of dividend equivalents with respect to options and stock appreciation rights. It also prohibits the payment of dividends and dividend equivalents in respect of Awards that vest based on the achievement of performance goals until the Award is earned.

•	Section 162(m) Qualification. The 2011 LTIP is designed to allow Awards made under the 2011 LTIP to individuals who are or may become subject to Section 162(m) of the Code), including equity Awards and incentive cash bonuses, to qualify as performance-based compensation under Section 162(m) of the Code.

•	Independent Administration. The Compensation Committee, which consists of only non-employee directors, generally will administer the 2011 LTIP with respect to all Awards.

Administration

The 2011 LTIP is administered by the Compensation Committee, which consists of four non-employee directors: Katharine T. Bartlett, Ray J. Groves, Ernest Mario and Kristina M. Johnson. After this Annual Meeting the Compensation Committee will consist of Katharine T. Bartlett, Ernest Mario and Kristina M. Johnson. Subject to the terms of the 2011 LTIP, the Compensation Committee has full authority to administer the 2011 LTIP in all respects, including: (i) selecting the individuals who are to receive Awards under the 2011 LTIP; (ii) determining the specific form of any Award; (iii) setting the specific terms and conditions of each Award; and (iv) creating sub-plans for non-U.S. participants. Our senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the 2011 LTIP and Awards issued under the 2011 LTIP. The Compensation Committee may delegate authority to one or more members of our Executive Committee to grant Awards under the Plan, but only to employees who are not subject to the provisions of Section 16 of the Exchange Act.

Eligibility

Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under the 2011 LTIP.

Amount of Awards

The number of Awards to be granted to any one recipient under the 2011 LTIP is established by the Compensation Committee and is not presently determinable. However, the 2011 LTIP (i) limits to 3,000,000 the number of shares for which options, and separately, stock appreciation rights, may be granted to an individual in any of our fiscal years, (ii) limits the number of shares which may be earned under performance Awards intended to satisfy Section 162(m) of the Code per twelve months in any performance period to 3,000,000; and (iii) limits the value of Awards which may be earned under performance Awards which are not stock-based and are intended to satisfy Section 162(m) of the Code per twelve months in any performance period to $3,000,000.

Types of Awards

The 2011 LTIP provides for a variety of forms of Awards. The types of Awards that may be granted under the 2011 LTIP are described below.

Stock Options.  The 2011 LTIP authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will in general not exceed ten years and each stock option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of grant (not less than 110% of the fair market value of a share of common stock on the date of grant, in the case of any incentive stock option granted to a five percent or more stockholder). Options may be granted with exercise prices below fair market value where necessary to preserve any intrinsic value under Substitute Awards, however. Stock options granted under the 2011 LTIP are generally not transferable; however non-qualified stock options may be transferred without consideration during a holder’s lifetime to certain family members or entities owned or for the benefit of the holder and family members. At the time of grant or thereafter, the Compensation Committee may determine the conditions under which stock options vest and remain exercisable but in general, unless otherwise determined by the Compensation Committee, a stock option expires upon the earlier of (i) its stated expiration date or (ii) twelve months following termination of service (unless termination is due to death, disability, retirement or cause, each as defined in the 2011 LTIP).

Stock Appreciation Rights.  The Compensation Committee may grant stock appreciation rights which pay, in cash or common stock, an amount generally equal to a function of the difference between the fair market value of the common stock at the time of exercise of the right and at the time of grant of the right. We have not granted stock appreciation rights under any of our previously approved long-term incentive plans.

Restricted and Unrestricted Stock.  The 2011 LTIP provides for Awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, Awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an Award of restricted stock will have all the rights of a stockholder, including the right to vote the shares and to receive dividends, except that dividends on Awards of restricted stock that vest based on the achievement of performance criteria may not be paid until the Awards vest. Generally, unless otherwise determined by the Compensation Committee, Awards of restricted stock are forfeited (or resold) to us if the applicable vesting conditions have not been satisfied prior to termination of employment (except in the event of a Participant’s death, disability or retirement).

Deferred Stock Units.  The 2011 LTIP also provides for Awards of deferred stock units (DSUs). DSUs are a promise to deliver stock or other securities in the future pursuant to terms that the Compensation Committee may specify. Awards of DSUs are generally subject to certain vesting and forfeiture conditions. Upon satisfaction of vesting and other conditions of the Award, shares of common stock are issued to the holder. Generally, unless otherwise determined by the Compensation Committee, Awards of DSUs are forfeited if the applicable vesting conditions have not been satisfied prior to termination of employment (except in the event of a Participant’s death, disability or Retirement). During the period prior to which the vesting and other conditions are satisfied, recipients of a DSU Award do not have the right to vote the shares or to receive dividends.

Other Awards.  In addition, the Compensation Committee may grant Awards of shares of common stock in return for services or cash or other property having a value no less than the par value of the shares of the stock awarded. A recipient’s right to retain these shares may be subject to conditions established by the Compensation Committee, if any, such as the performance of services for a specified period or the achievement of individual or corporate performance targets. The Compensation Committee may also issue shares of common stock or authorize cash or other payments under the 2011 LTIP in recognition of the achievement of certain performance objectives or in connection with annual bonus arrangements.

Performance Awards.  The Compensation Committee may condition the exercisability, vesting or full enjoyment of an Award on specified performance criteria. For purposes of performance Awards that are intended to qualify for the performance-based compensation exception under Code Section 162(m), Performance Criteria means an objectively determinable measure of performance relating to any of the following as specified by the Compensation Committee (determined either on a consolidated basis or, as the context permits, on a market, peer group or other comparative index, divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; free cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. Performance criteria targets determined by the Compensation Committee need not be based upon an increase in any particular measure, a positive or improved result or avoidance of loss.

Dividends and Dividend Equivalents

Awards other than options and stock appreciation rights may provide for the payment of any cash dividends or other distributions, or amounts equivalent to such dividends or other distributions in respect of our common stock while the Award is outstanding. No Award subject to the attainment of performance criteria may include the right to the payment of dividends or dividend equivalents until the Award has been earned.

Effect of a Change in Control

In the event of a change in control of the Company (as defined in the 2011 LTIP), unless otherwise determined by the Compensation Committee, stock options become immediately exercisable and may be converted into stock options for securities of the surviving party as determined by the Compensation Committee, and other stock-based Awards will generally vest and become free of any restriction or risk of forfeiture, unless such treatment is inconsistent with any agreement of the holder and the Company regarding the effect of changes of control, including the change of control agreements with our officers described on page 57, which in general provide for such acceleration only upon termination of employment following a change of control.

Duration, Amendment and Termination

Our Board of Directors may amend or terminate the 2011 LTIP at any time, except that any amendment or termination shall not affect any Award previously granted. The Compensation Committee may amend any outstanding Award for any purpose permitted by law. Neither the Compensation Committee nor the Board may, however, increase the maximum number of shares of common stock issuable under the 2011 LTIP or without stockholder approval, replace an option or stock appreciation right granted under the 2011 LTIP with cash, another type of award, or an option or stock appreciation right with an exercise price less than the exercise price of the replaced option or stock appreciation right (except with respect to any Substitute Award). The 2011 LTIP will terminate on March 1, 2021 (unless sooner terminated by our Board), and no further Awards may be granted following that date.

Federal Income Tax Consequences under the 2011 LTIP

The following is a brief and general discussion of the United States federal income tax consequences to us and recipients of Awards subject to U.S. taxation that may be granted under the 2011 LTIP. This summary is not comprehensive and is based upon laws and regulations in effect on February 28, 2011. Such laws and regulations are subject to change and any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to recipients of Awards. The 2011 LTIP is not a qualified plan under Section 401(a) of the Code.

Stock Options.  Under the applicable Code provisions, an employee will generally recognize no income subject to federal income taxation upon either the grant or exercise of incentive stock options, although some optionees may be subject to an alternative minimum tax on the difference between the fair market value at the date of exercise and the exercise price of the stock option. We will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of any incentive stock option. Generally, if an optionee disposes of shares of common stock issued upon exercise of an incentive stock option more than two years from the date the option was granted and more than one year after the exercise of the option, any gain on the disposition of the option shares equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. In that case, we would not be entitled to a deduction at the time the optionee sells the option shares.

No taxable income will be recognized by an optionee upon the grant of a non-statutory stock option under the 2011 LTIP and we will not be allowed a deduction at that time. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. Subject to compliance with applicable tax reporting requirements, we will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. Capital gains taxes may be payable by the optionee on the subsequent sale of the option shares.

Restricted Stock and Deferred Stock Unit Awards.  The grant of restricted stock and DSU Awards under the 2011 LTIP will not result in federal income tax consequences to either us or the Award recipient. Once the Award is vested and the shares subject to the Award are issued, the Award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the 2011 Plan, those dividend amounts will also be included in the ordinary income of the recipient. We will generally be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock Award may elect to include the value of the shares subject to a restricted stock Award in the recipient’s income for federal income tax purposes when the Award is made instead of when it vests. In that case, we will generally be allowed to claim a deduction, for compensation expense, in a like amount.

Deduction Limits and Section 162(m) Awards.  Section 162(m) of the Code places an annual limit of $1 million each on the tax deduction which we may claim in any fiscal year for the compensation of our chief executive officer and our other named executive officers (other than our chief financial officer). There is an exception to this limit for “qualified performance-based compensation.” We have designed the 2011 LTIP with the intention that the stock options and certain other cash and stock-based Awards that we grant may be granted on a basis that constitutes qualified performance-based compensation. Awards of stock options and stock appreciation rights should automatically qualify for the “performance-based compensation” exception under the Code pursuant to their expected terms. In addition, Awards of restricted stock, DSUs or other non-stock based Awards made under the 2011 LTIP may qualify under Section 162(m) if they are granted in accordance with the conditions set forth in Section 162(m) of the Code.

Section 409A.  Certain Awards under the 2011 LTIP may be subject to the requirements applicable to nonqualified deferred compensation under Section 409A of the Code. Although we intend Awards to satisfy those requirements, if they do not, participants may be subject to additional income taxes and interest under Section 409A.

Plan Benefits

It is not presently possible to determine the dollar value of Award payments that may be made or the number of options, shares of restricted stock or DSUs or other Awards that may be granted under the proposed 2011 LTIP in the future, or the individuals who may be selected for such Awards because Awards under the

LTIP are made at the discretion of the Compensation Committee. For aggregated information about the Company’s outstanding Awards under other of our equity compensation plans, including the 2003 LTIP, under which equity securities of the Company are authorized for issuance as of December 31, 2010, please see the “Equity Compensation Plans” section on page 99.

Information Relating to Equity Compensation Plans

The number of securities remaining available for future issuance under the 2003 LTIP will no longer be available for future grants after June 1, 2011 if the 2011 LTIP is approved by stockholders.

As of January 31, 2011, 88,693,249 shares were reserved for issuance under our 1992, 1995, 2000 and 2003 Long-Term Incentive Plans and our 1992 Non-Employee Directors’ Stock Option Plan in connection with 56,857,257 outstanding stock options (with a weighted average exercise price of $14.20 and a weighted average remaining term of 7.25 years), and 31,835,992 shares to be issued pursuant to other awards made pursuant to the 2003 LTIP and the 2000 Long-Term Incentive Plan (e.g., DSUs). As of January 31, 2011, 33,122,191 shares remained available for future issuance under the 2003 LTIP. No further awards could be made under the 1992 Long-Term Incentive and 1992 Non-Employee Directors’ Stock Option Plans which expired on March 31, 2002, our 1995 Long-Term Incentive Plan which expired on May 9, 2005, and our 2000 Long-Term Incentive Plan which expired on February 28, 2010.

In addition, the following table sets forth the number of stock options and service-based restricted stock and DSUs granted by the Company under other of our equity compensation plans, including the 2003 LTIP, in the years indicated. In addition, the table provides the number of shares of common stock issued following the vesting of performance-based restricted stock and DSUs and the weighted average number of shares of common stock outstanding in the year indicated.

			Number of Shares of
		Number of	Common Stock
		Service-Based	Issued Following
	Number of	Restricted Stock	Vesting of Earned	Weighted Average
	Options,	and DSUs	Performance-Based	Number of Shares of
	Granted	Granted	Restricted Stock and	Common Stock
Year	(In thousands)	(In thousands)	DSUs	Outstanding

2010	11,008	17,619	0	1,517,815,757
2009	14,153	12,703	0	1,507,861,342
2008	4,905	13,557	0	1,498,512,475

The Board of Directors of Boston Scientific has reviewed and unanimously approved the 2011 LTIP, and recommends it for approval by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE 2011 LONG-TERM INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU OTHERWISE SPECIFY IN YOUR PROXY.

PROPOSAL 5: AMENDMENT AND RESTATEMENT OF OUR
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN

We offer eligible employees the opportunity to purchase common stock on a regular basis, through payroll deduction, under our 2006 Global Employee Stock Ownership Plan (GESOP). The purpose of the GESOP is to encourage ownership of common stock by employees of Boston Scientific and related corporations. The GESOP is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the Code). Employees outside of the United States employed by designated subsidiaries of Boston Scientific (or “related corporations”) participate in the GESOP pursuant to a sub-plan called the GESOP International Program. All shares issued under the GESOP International Program count against the shares reserved for issuance under the GESOP.

Due to the number of employees participating in the GESOP both in the United States and internationally, we have almost exhausted the shares reserved for issuance under the GESOP. Management has expressed its desire to continue to offer the GESOP to our employees and on March 1, 2011, our Board of Directors approved an amended and restated GESOP which (i) increases the maximum number of shares of our common stock available for issuance under the GESOP from 20,000,000 shares to 35,000,000 shares, and (ii) clarifies various provisions governing the operation and administration of the GESOP. We believe that continuing to offer employees an opportunity to purchase shares of our common stock helps to align employee and stockholder interests, and supports a corporate value of recognizing and rewarding excellence by sharing Boston Scientific success with our employees who help us achieve that success. You are being asked to approve the amended and restated GESOP at this Annual Meeting, a copy of which is attached to this Proxy Statement as Appendix B.

Stockholder Approval Requirement.  Pursuant to our By-Laws, the affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required to approve the amended and restated GESOP. The New York Stock Exchange listing requirements also require that the total votes cast on this proposal represent over 50% of all the shares of common stock entitled to vote.

The following summarizes certain provisions of the GESOP as amended and restated, and briefly describes the general U.S. federal income tax treatment applicable to the purchase of our common stock under the amended and restated GESOP by employees in the United States. The tax treatment of GESOP participation by eligible employees outside the United States generally is subject to the local tax laws, rules and regulations of the applicable country.

Effective Date and Term.  The amended and restated GESOP will become effective July 1, 2011 and has no set term. The GESOP will expire upon the issuance of all shares approved for issuance unless terminated sooner by Boston Scientific.

Administration.  The GESOP will be administered by the Executive Compensation and Human Resources Committee of our Board of Directors (the Compensation Committee). The current members of the Compensation Committee are Ernest Mario, Katharine T. Bartlett, Ray J. Groves and Kristina M. Johnson. Immediately following this Annual Meeting the Committee will consist of Drs. Mario and Johnson and Ms. Bartlett. The Compensation Committee has the authority and discretion, among other things, to interpret the GESOP, prescribe, amend and rescind rules and regulations relating to the GESOP, resolve disputes arising under the GESOP, determine which and when related corporations may participate in the GESOP, determine the terms under which shares of Boston Scientific’s common stock may be purchased under the GESOP, establish sub-plans to comply with laws outside of the United States, and make all other determinations necessary or advisable for the administration of the GESOP. The Compensation Committee has delegated its authority, responsibility and discretion to administer the day-to-day operation of the GESOP and establish sub-plans, where appropriate, to certain of our executive officers and employees.

Eligibility and Limitations.  Generally, employees who are customarily employed by Boston Scientific or a related corporation for twenty or more hours per week will be eligible to purchase Boston Scientific common stock under the GESOP upon the completion and submission of a membership agreement. No rights to purchase Boston Scientific common stock will be granted to any employee, however, if, (i) after the grant of an option to purchase Boston Scientific common stock and all other grants under the GESOP and any other employee stock purchase plan of Boston Scientific or its related corporations, the employee would own common stock constituting five percent (5%) or more of the total voting power or value of Boston Scientific’s common stock, or (ii) the grant would result in the employee’s accruing rights in a calendar year to purchase more than $25,000 in value of our common stock under the GESOP and any other employee stock purchase plan of Boston Scientific or its related corporations. We do not currently offer another form of stock purchase plan to our employees or stockholders. In addition, no participant may purchase more than 10,000 shares of common stock during an Offering Period (as described below). The Compensation Committee may establish additional limitations for accounting (or any other reasons) on the number of shares of our common stock available for purchase by eligible employees from time to time or with respect to one or more Offering Periods (as described below). As of March 18, 2011, approximately 24,897 employees were eligible to purchase Boston Scientific common stock under the GESOP.

Offering Periods; Grant of Option.  The GESOP generally provides for six-month periods (Offering Periods) designated by the Compensation Committee during which payroll deductions will be accumulated under the GESOP. Each Offering Period shall commence on the first business date (the Commencement Date) of an Offering Period (typically, the first business day in January and July of a calendar year), and generally shall conclude on the last business day of the sixth calendar month following that date.

On the first day of each Offering Period, subject to the terms of the GESOP, Boston Scientific will grant to each eligible employee participant an option to purchase on the last day of that Offering Period at the Option Price (as defined below) that number of whole shares of our common stock equal to the employee’s accumulated payroll deductions during the Offering Period at the Option Price. The “Option Price” for each Offering Period is equal to the lesser of (i) 90% of the fair market value per share of Boston Scientific’s common stock on the first business day of the Offering Period, or (ii) 90% of the fair market value per share of Boston Scientific’s common stock on the last business day of the Offering Period.

On March 18, 2011, the closing price of a share of Boston Scientific’s common stock on the New York Stock Exchange was $7.20.

Transferability and Termination of Employment.  Options granted under the GESOP are not transferable and, during the lifetime of the optionee, may not be exercised by anyone other than the participant. All unexercised rights to purchase shares will terminate upon termination of employment of a participant, and any accumulated payroll deductions of the participant will be refunded in cash as soon as administratively practicable.

Amendments and Termination of GESOP.  The Board of Directors may amend or terminate the GESOP at any time; provided, however, that the Board of Directors may not, without approval by the stockholders of Boston Scientific in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Boston Scientific common stock available for purchase under the GESOP. In addition, no termination or amendment of the GESOP may adversely affect the rights of an optionee in the reasonable discretion of the Compensation Committee with respect to any option held as of the date of such termination or amendment without the optionee’s consent.

Restrictions on Shares Acquired under GESOP.  Under the terms of the GESOP, shares of Boston Scientific common stock purchased under the GESOP may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent or distribution, until the date which is three months after the last day of the Offering Period in which they were purchased.

U.S. Federal Tax Treatment of GESOP Participation.  The GESOP is intended to qualify as an “employee stock purchase plan” as defined under Section 423 of the Code, and the following summary applies to employees subject to U.S. taxation.

Under the applicable Code provision, an employee will not recognize any taxable income and will not be subject to U.S. federal income taxation upon enrollment in the GESOP, upon the grant of an option under the GESOP, and upon the purchase of Boston Scientific common stock under the GESOP.

At the time an employee sells or otherwise disposes of any shares acquired under the GESOP, the employee will recognize taxable income and will be subject to taxation based upon when the employee sold or otherwise disposed of the shares. If the employee sells or otherwise disposes of shares of common stock purchased under the GESOP within the later of (i) two years after the date the applicable option was granted, or (ii) one year after the date such option was exercised, the sale or disposition will be treated as a “disqualifying disposition” and the employee will be taxed at ordinary income rates on an amount equal to the difference between the fair market value of the shares of common stock at the time the option was exercised and the Option Price at which the shares were purchased. In addition, Boston Scientific will be entitled to a U.S. federal income tax deduction of an equivalent amount. The difference between the amount received on the disposition of the shares and the employee’s tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss and will be subject to capital gains/losses treatment.

If an employee sells or disposes of shares after the later of (i) two years after the date the applicable option was granted, or (ii) one year after the option was exercised, the sale or disposition will be treated as a “qualifying disposition” and the employee will be taxed at ordinary income rates on the amount equal to the lesser of (1) the difference between the fair market value of the shares of common stock at the time the option was granted and the Option Price, and (2) the difference between the amount realized on the disposition of the shares and the Option Price at which the shares were purchased. In the case of a qualifying disposition, Boston Scientific will not be entitled to a corresponding U.S. federal income tax deduction. Any additional gain or loss recognized on the disposition of the shares of common stock will be long-term capital gain or loss and will be subject to capital gains/losses treatment.

The affirmative vote of the holders of a majority of the shares of Boston Scientific’s common stock present or represented at this meeting is required to approve the amended and restated GESOP. As noted above, a copy of the amended and restated GESOP is attached to this Proxy Statement as Appendix B.

Awards Previously Granted Under the Plan

The following table sets forth information as of March 1, 2011, with respect to purchases under our current GESOP for the fiscal year ending December 31, 2010 by (i) each of our chief executive officer and the Named Officers, (ii) all of our current executive officers as a group, and (iii) all of our employees, excluding executive officers, as a group. Our non-employee directors are not eligible to participate in the GESOP.

Shares Purchased
Name and Position	Under the GESOP

J. Raymond Elliott	0
President and Chief Executive Officer
Samuel R. Leno	0
Executive Vice President and Chief Operations Officer
Jeffrey D. Capello	0
Executive Vice President and Chief Financial Officer
Timothy A. Pratt	0
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
William H. Kucheman	9,616
Executive Vice President and President, Cardiology, Rhythm and Vascular
Kenneth J. Pucel	9,616
Executive Vice President, Global Operations
Fredericus A. Colen	0
Former Executive Vice President and Chief Technology Officer
All executive officers as a group (15 persons)	49,334
All employees of the Company, excluding executive officers (3,435 participating employees)	16,748,059

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE 2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU OTHERWISE SPECIFY IN YOUR PROXY.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2010 relating to our equity compensation plans pursuant to which grants of options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time. The share numbers below do not reflect the shares to be reserved for the 2011 Long Term Incentive Plan as further described in Proposal 4 and the additional shares to be reserved for the amended and restated 2006 Global Employee Stock Ownership Plan as further described in Proposal 5.

				Number of Securities
				Remaining Available for
	Number of Securities	Weighted-Average		Future Issuance Under
	to Be Issued Upon	Exercise Price of		Equity Compensation
	Exercise of Outstanding	Outstanding Options,		Plans (Excluding Securities
	Options, Warrants and	Warrants and Rights		Reflected in Column (a))
Plan Category	Rights (a)	(b)		(c)

Equity compensation plans approved by security holders(1)	93,658,356	$14.18	(2)	36,128,001	(3)
Equity compensation plans not approved by security holders(4)	0	0		0

Total	93,658,356	$14.18	(2)	36,128,001

(1)	Amounts include outstanding options under our 1992, 1995, 2000 and 2003 Long-Term Incentive Plans and our 1992 Non-Employee Directors’ Stock Option Plan. Our 1992 Long-Term Incentive and 1992 Non-Employee Directors’ Stock Option Plans expired on March 31, 2002, our 1995 Long-Term Incentive Plan expired on May 9, 2005, and our 2000 Long-Term Incentive Plan expired on February 28, 2010; however, awards made under these plans still remain outstanding. The amount in column (a) also includes 33,283,940 shares awarded under our 2000 and 2003 Long-Term Incentive Plans in the form of deferred stock units and restricted stock. Further, the amount in column (a) also includes 12,137,005 options, in aggregate amount, outstanding under acquired company incentive plans. No further options may be granted under the assumed plans.

(2)	This number reflects the exclusion of 33,283,940 shares in the form of deferred stock units and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price.

(3)	As of December 31, 2010, there were 32,929,638 shares available for issuance under our 2003 Long-Term Incentive Plan. The amount also includes 3,198,363 shares available for purchase by our employees under our 2006 Global Employee Stock Ownership Plan, which are not available for grant in any other form.

(4)	We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company’s incentive plan(s), including the outstanding options and warrants, if any, granted under those plan(s). No further options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed options that terminate prior to expiration are not available for re-grant. As of December 31, 2010, the aggregate number of options outstanding under the assumed plans totaled 12,137,005. The weighted average exercise price of these outstanding options is $13.89.

EXECUTIVE OFFICERS

Our Executive Officers as of February 28, 2011

As of February 28, 2011, our executive officers were as follows:

Name	Age	Title

J. Raymond Elliott	61	Director, President and Chief Executive Officer
Brian R. Burns	46	Executive Vice President, Global Quality and Regulatory Affairs
Jeffrey D. Capello	46	Executive Vice President and Chief Financial Officer
Keith D. Dawkins, M.D.	60	Senior Vice President and Chief Medical Officer, Cardiology, Rhythm and Vascular Group
Joseph M. Fitzgerald	47	Senior Vice President and President, Endovascular
William H. Kucheman	61	Executive Vice President and President, Cardiology, Rhythm and Vascular Group
Jean Fitterer Lance	49	Senior Vice President and Chief Compliance Officer
Samuel R. Leno	65	Executive Vice President and Chief Operations Officer
Stephen F. Moreci	59	Senior Vice President, Global Sales Operations
Michael Onuscheck	44	Senior Vice President and President, Neuromodulation
John Pedersen	48	Senior Vice President and President, Urology and Women’s Health
Michael Phalen	51	Executive Vice President and President, International
Timothy A. Pratt	61	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Kenneth J. Pucel	44	Executive Vice President, Global Operations and Technology
Otha T. “Skip” Spriggs, III	50	Senior Vice President, Human Resources

Biographical Information About Our Executive Officers

J. Raymond Elliott. For Mr. Elliott, please see his biography in Proposal 1: Election of Directors on page 9.

Brian R. Burns is our Executive Vice President of Global Quality and Regulatory Affairs, a position he has held since May 2010. Previously, he was our Senior Vice President of Quality from December 2004 to May 2010, Vice President of Global Quality Assurance from 2003 to 2004, Vice President of Cardiology Quality Assurance from 2002 to 2003 and Director of Quality Assurance from 2000 to 2002. Prior to joining Boston Scientific, Mr. Burns held various positions with Cardinal Healthcare, Allegiance Healthcare and Baxter Healthcare. Mr. Burns received his B.S. degree in chemical engineering from the University of Arkansas.

Jeffrey D. Capello is our Executive Vice President and Chief Financial Officer, a position he has held since March 1, 2010. Before then, he served as our Senior Vice President and Chief Accounting Officer since June 2008 when he joined Boston Scientific. Prior to joining us, he was the Senior Vice President and Chief Financial Officer with responsibilities for Business Development at PerkinElmer, Inc. from 2006 to 2008. Prior to that, he was PerkinElmer’s Vice President of Finance, Corporate Controller and Treasurer from 2002 to 2006 and the Vice President, Finance, Corporate Controller, Chief Accounting Officer and Treasurer from 2001 to 2005. From 1991 to June 2001, he held various positions including that of partner from 1997 to 2001 at PriceWaterhouseCoopers LLP, a public accounting firm, initially in the United States and later in the Netherlands. Mr. Capello served on the Board of Directors of Sirtis Pharmaceuticals, Inc. including its Audit Committee as both a member and its chair. He holds a B.S. degree in business administration from the University of Vermont and a M.B.A. degree from the Harvard Business School. Mr. Capello is also a certified public accountant.

Keith D. Dawkins, M.D. has been our Senior Vice President and Chief Medical Officer of our Cardiology, Rhythm and Vascular Group since May 2010. Previously, he was our Senior Vice President and Associate Chief Medical Officer of our Cardiovascular business from 2008 to 2010. Prior to joining Boston Scientific in 2008, Dr. Dawkins was a practicing interventional cardiologist for more than 20 years in England. He has earned a series of clinical, research and academic distinctions, including a Post-Doctoral Research Fellowship at Stanford University as a Fulbright Scholar. He served as President of the British Cardiovascular Intervention Society, and held numerous appointments on hospital, regional and national committees, including the National Institute for Health and Clinical Excellence (NICE). He has been an author on more than 450 academic publications and presentations on a variety of cardiac topics. Dr. Dawkins was educated at London University and Guys Hospital, earning a First Class Honours degree in Pathology. He trained in cardiology at Oxford and at the Brompton & St. George’s Hospital in London.

Joseph M. Fitzgerald has been our Senior Vice President and President, Endovascular since February 2010. Prior to this, Mr. Fitzgerald was President and General Manager of our Peripheral Interventions business from June 2008 to February 2010 and President of Electrophysiology business from 2005 to 2008. Previously, he held a variety of management positions in our Neurovascular and Peripheral Interventions businesses. These included numerous regional and divisional sales management assignments up to and including his roles as Vice President, Global Marketing for the Neurovascular business from January 2001 to July 2005 and Vice President of U.S. Sales for the Neurovascular business from 1997 to January 2001. Prior to joining Boston Scientific in 1990 as a sales representative, Mr. Fitzgerald was with Anheuser Busch, Inc., where he held a variety of sales, marketing and training assignments. Mr. Fitzgerald holds a B.S. in Business from Indiana University and an M.B.A. from Southern Illinois with a concentration in Marketing and Finance.

William H. Kucheman is our Executive Vice President, Cardiology Rhythm and Vascular Group, a position he has held since February 2010. Previously, he was our Senior Vice President and Group President, Cardiovascular since November 2006. Prior to that, he was our Senior Vice President of Marketing from June 2001 to November 2006. In this role, he was responsible for the global marketing functions of our Cardiovascular group and all Corporate Marketing functions. He oversaw the commercialization strategy for our TAXUS® paclitaxel-eluting coronary stent system, defined and developed our Reimbursement and Outcomes Planning functions, and initiated Marketing Science and e-Marketing programs. Prior to that, Mr. Kucheman was our Vice President, Corporate Marketing and our Vice President, Strategic Marketing from February 1995 to June 2001. Mr. Kucheman joined us in 1995 as a result of our acquisition of SCIMED Life Systems, Inc. Mr. Kucheman held a variety of management positions in sales and marketing at SCIMED, Charter Medical Corporation and Control Data Corporation. He began his career at the United States Air Force Academy Hospital and later was Healthcare Planner, Office of the Surgeon General, for the United States Air Force Medical Service. Mr. Kucheman has served on several industry boards including the board of directors of the Global Health Exchange, the Committee on Payment and Policy and AdvaMed. Mr. Kucheman earned a B.S. and a M.B.A. from Virginia Polytechnic Institute.

Jean Fitterer Lance is our Senior Vice President and Chief Compliance Officer, a position she has held since February 2010. Prior to her current role, Ms. Lance served as Vice President and Chief Compliance Officer from late 2009 to February 2010 and as Vice President and General Counsel for our Cardiovascular Group from 1996 to 2009. Before joining Boston Scientific in 1996, Ms. Lance was General Counsel and Vice President of Human Resources for Red Line Healthcare Corporation. Prior to that, she practiced with the national law firm of Sonnenschein Nath & Rosenthal in Chicago, Illinois, where she specialized in corporate law with an emphasis in health law. Ms. Lance served as a member of the Advanced Medical Technology Association’s (AdvaMed) Code of Ethics Working Group and was actively engaged in the development of the AdvaMed Code of Ethics on Interactions with health care professionals and the 2008 revisions to the AdvaMed Code of Ethics. Ms. Lance received her B.S. degree with honors in Accounting with French and business administration minors from Minnesota State University — Mankato and a J.D. degree with honors from the University of Minnesota Law School, where she was a member of the Law Review.

Samuel R. Leno is our Executive Vice President and Chief Operations Officer, a position he has held since March 1, 2010. Previously, he was our Chief Financial Officer and Executive Vice President of Finance and Information Systems from June 2007 through February 2010. Before joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer of Zimmer Holdings, Inc. from December 2005 to June 2007. He also held the positions of Executive Vice President, Corporate Finance and Operations from October 2003 to December 2005 and Chief Financial Officer of Zimmer and Senior Vice President and Chief Financial Officer from July 2001 to October 2003. Prior to joining Zimmer in 2003, Mr. Leno served as Senior Vice President and Chief Financial Officer of Arrow Electronics, Inc. from March 1999 until he joined Zimmer. Between 1971 and March 1999, Mr. Leno held various chief financial officer and other financial positions with several U.S. based companies, and he previously served as a U.S. Naval Officer. Mr. Leno is currently a member of the Board of Directors of TomoTherapy, Inc. and is a member of its Audit Committee. Mr. Leno earned a B.S. Degree in Accounting from Northern Illinois University and a M.B.A. from Roosevelt University.

Stephen F. Moreci is our Senior Vice President, Global Sales Operations, a position he has held since February 2010. Prior to this, he was our Senior Vice President and Group President, Endosurgery since December 2000. Mr. Moreci joined Boston Scientific in 1989 as Vice President and General Manager for our Cardiac Assist business. In 1991, he was appointed Vice President and General Manager for our Endoscopy business. In 1994, Mr. Moreci was promoted to Group Vice President for our Urology and Gynecology businesses. In 1997, he assumed the role of President of our Endoscopy business. In 1999, he was named President of our Vascular business, which included peripheral interventions, vascular surgery and oncology. In 2000, he assumed the role of Senior Vice President, and in 2001, he assumed the role of Group President, Endosurgery, responsible for our urology/gynecology, oncology, endoscopy and Endovations businesses. Prior to joining Boston Scientific, Mr. Moreci had a 13-year career in medical devices, including nine years with Johnson & Johnson and four years with DermaCare. Mr. Moreci received a B.S. degree from Pennsylvania State University.

Michael Onuscheck is our Senior Vice President and President of our Neuromodulation business, a position he has held since 2008. Mr. Onuscheck joined Boston Scientific in 2004 with our acquisition of Advanced Bionics as the Vice President of Sales and Clinical Services for the Auditory business. He served as Vice President of Sales and Marketing for our Pain Management business from September 2004 until February 2010. Previously, Mr. Onuscheck held a variety of management positions at Medtronic in spinal reconstructive surgery and stereotactic image guided surgery. Prior to Medtronic, he worked for Pfizer Inc., where he held a variety of sales and marketing assignments. He is currently a director and Vice President of the Michael Hoefflin Foundation, a pediatric cancer foundation. Mr. Onuscheck earned a B.A. in Business Administration and Psychology from Washington and Jefferson College.

John Pedersen is our Senior Vice President and President, Urology and Women’s Health, a position he has held since February 2010. Previously, he was President of our Urology and Women’s Health from 2008 to 2010, President of our Peripheral Intervention business from 2007 to 2008, President of our Urology and Women’s Health business from 2001 to 2006 and President of our Neurovascular business from 1998 to 2001. He joined us in 1996 as Director of New Business Development. Before joining Boston Scientific, Mr. Pedersen was a Senior Engagement Manager for McKinsey & Company. He is a member of the New England Chapter of the Young President’s Organization. He earned a B.A. from Princeton University, completed coursework at Thomas Jefferson Medical College and earned an M.B.A. from Harvard Business School.

Michael Phalen is our Executive Vice President, International, a position he has held since January 2011. Prior to this, Mr. Phalen served as our Senior Vice President and President of our Endoscopy business from 2010 to 2011 and Vice President and President of Endoscopy from 2001 to 2010. Mr. Phalen joined us in 1988 and has held a variety of management positions at the Company. Prior to becoming President of the Endoscopy business, he was Vice President, Business Unit Manager for Endoscopic Surgery and Vice President of Global Marketing for Endoscopy. Prior to these appointments, Mr. Phalen held positions as Director of Marketing, Group Product Manager, Regional Sales Manager, Product Manager and Territory Manager. Before joining us, he held management positions with MD Technology, Kendall Healthcare and Pennwalt Pharmaceuticals. He earned a B.S. in General Science from Villanova University and an M.B.A. from Fairleigh Dickinson University.

Timothy A. Pratt is our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, a position he has held since February 2010. He is responsible for the worldwide management of our legal functions, Global Regulatory Affairs, Global Quality, Government Affairs, Human Resources, Health Economics and Reimbursement and Corporate Communications. Mr. Pratt joined Boston Scientific in May 2008 as Executive Vice President, General Counsel and Secretary. Previously, Mr. Pratt worked for the law firm of Shook, Hardy & Bacon. He joined the firm in 1977 and became partner in 1981. He concentrated his practice in the defense of pharmaceutical and medical device litigation and toxic tort cases. Mr. Pratt is a member of the boards of directors and executive committees of the Advanced Medical Technology Association (AdvaMed) and the Federation of Defense and Corporate Counsel (FDCC). He is also a member of the board of directors of the New England Legal Foundation. Mr. Pratt earned a B.A. degree at Tarkio College and graduated Order of the Coif from Drake University Law School, where he served one year as editor-in-chief of the Drake Law Review. After graduating, Mr. Pratt was law clerk to Judge Floyd R. Gibson of the U.S. Court of Appeals for Eighth Circuit.

Kenneth J. Pucel is our Executive Vice President, Global Operations and Technology, a position he has held since January 2011. Prior to this, he served as our Executive Vice President, Operations from November 2006 to 2001 and our Senior Vice President, Operations from December 2004 to November 2006, our Vice President and General Manager, Operations from September 2002 to December 2004 and our Vice President of Operations from June 2001 to September 2002. Prior to that, he held various positions in our Cardiovascular Group, including Manufacturing Engineer, Process Development Engineer, Operations Manager, Production Manager and Director of Operations. Mr. Pucel earned a B.S. degree in Mechanical Engineering with a focus on Biomedical Engineering from the University of Minnesota.

Otha T. “Skip” Spriggs, III joined Boston Scientific as Senior Vice President of Human Resources in October 2010. He previously served as Vice President of Human Resources for Catalent Pharma Solution’s Oral Technologies division and as the Corporation’s Chief Diversity Officer from March 2010 to October 2010. From March 2009 to March 2010, Mr. Spriggs was President of Integrated People Solutions. Prior to that, he held human resources leadership roles of increasing responsibility at Cigna Corporation from 2001 to 2009. He began as Vice President of Human Resources for Cigna’s Group Insurance Division and, within two years, he was promoted to Senior Vice President, Human Resources for the division. In 2005, his responsibilities were expanded to include the additional role of President of CIGNA Corporation’s Foundation and, in 2006, he took on the added role of Chief Diversity Officer for the Company. Before joining CIGNA, Mr. Spriggs held executive level human resources positions for Home Depot, Levi Strauss & Company and United Parcel Service (UPS). Mr. Spriggs has served as the Chairman of the Board for the Urban League of Philadelphia as well as the boards of numerous community and charitable organizations. Mr. Spriggs earned a B.S. in Business Administration from Towson State University.

STOCK OWNERSHIP

Stock Ownership of Our Largest Stockholders

Set forth below are stockholders known by us that beneficially own 5% or more of our common stock as of February 28, 2011. As of February 28, 2011, there were 1,527,997,805 shares of our common stock outstanding.

	Number of Shares	Percent of Shares
Name and Address	Beneficially Owned	Outstanding

Capital Research Global Investors	157,682,890(1)	10.32%
333 South Hope Street Los Angeles, CA 90071

Dodge & Cox	119,824,453(2)	7.84%
555 California Street, 40th Floor San Francisco, CA 94104

BlackRock, Inc.	75,067,568(3)	4.91%
40 East 52nd Street New York, NY 10022

Invesco Ltd.	79,605,294(4)	5.21%
1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309

(1)	Pursuant to the Schedule 13G/A filing by Capital Research Global Investors filed with the SEC on February 9, 2011 for the period ended December 31, 2010.

(2)	Pursuant to the Schedule 13G/A filing by Dodge & Cox filed with the SEC on February 10, 2011 for the period ended December 31, 2010.

(3)	Pursuant to the Schedule 13G/A filing by BlackRock, Inc. filed with the SEC on February 10, 2011 for the period ended January 31, 2011.

(4)	Pursuant to the Schedule 13G filing by Invesco Ltd. filed with the SEC on February 11, 2011 for the period ended December 31, 2010.

Stock Ownership of Our Directors and Executive Officers

The following table shows, as of February 28, 2011, the amount of our common stock beneficially owned by:

(1) our directors and director nominees;

(2) our executive officers named in the Summary Compensation Table; and

(3) all of our directors and executive officers as a group.

“Beneficial ownership” includes those shares the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that will vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

	Number of Shares	Percent of Shares
Name	Beneficially Owned	Outstanding

John E. Abele(1)	14,800,816	*
Katharine Bartlett(2)	30,340	*
Bruce L. Byrnes(3)	30,340	*
Nelda J. Connors(4)	35,605	*
Marye Anne Fox(5)	89,936	*
Ray J. Groves(6)	123,789	*
Kristina M. Johnson(7)	37,571	*

	Number of Shares	Percent of Shares
Name	Beneficially Owned	Outstanding

Ernest Mario(8)	217,855	*
N.J. Nicholas, Jr.(9)	2,719,313	*
Pete M. Nicholas(10)	12,818,146	*
Uwe E. Reinhardt(11)	94,622	*
John E. Sununu(12)	48,558	*
J. Raymond Elliott(13)	1,410,597	*
Samuel R. Leno(14)	2,029,098	*
Jeffrey D. Capello(15)	457,241	*
Timothy A. Pratt(16)	243,631	*
William H. Kucheman(17)	704,326	*
Kenneth J. Pucel(18)	673,941	*
Fredericus A. Colen(19)	1,540,761	*
All directors and executive officers as a group (27 persons)(20)	38,939,969	2.54%

*	Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)	Mr. Abele’s beneficial ownership includes 2,235,000 shares of common stock held by a charitable trust of which Mr. Abele shares voting and investment control, 18,997 shares of restricted stock, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Mr. Abele has sole voting but not investment control, 351,098 shares of common stock held by a trust of which Mr. Abele shares voting and investment control, 2,000 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan, and 400,000 shares held by Mary S. Abele, Mr. Abele’s spouse, with respect to which Mr. Abele disclaims beneficial ownership. Mr. Abele maintains credit line accounts and margin securities accounts at brokerage firms, and the positions held in such accounts, which may from time to time include shares of our common stock, are pledged as collateral security for the repayment of debit balances in the accounts, if any. As of February 28, 2011, Mr. Abele held directly or indirectly an aggregate of 11,756,090 shares of our common stock in these accounts.

(2)	Ms. Bartlett’s beneficial ownership represents shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant our Non-Employee Director Deferred Compensation Plan.

(3)	Mr. Byrnes’ beneficial ownership represents shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan as to which Mr. Byrnes has sole voting but not investment control.

(4)	Ms. Connors’ beneficial ownership includes 33,105 shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant to our Non-Employee Director Deferred Compensation Plan.

(5)	Dr. Fox’s beneficial ownership includes 704 shares owned by Dr. Fox’s spouse as to which she disclaims beneficial ownership, 52,121 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Non-Employee Director Deferred Compensation Plan, and 16,000 shares of common stock subject to exercisable stock options granted pursuant to our 1992 Non-Employee Directors’ Stock Option Plan and our 2000 and 2003 Long-Term Incentive Plans. It excludes 13,386 common stock equivalents which Dr. Fox has deferred under our Non-Employee Director Deferred Compensation Plan, which will be payable in cash following her retirement from the Board.

(6)	Mr. Groves’ beneficial ownership includes 70,622 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Non-Employee Director Deferred Compensation Plan, 8,000 shares held indirectly by independent trusts, as to which Mr. Groves disclaims ownership, and 16,000 shares of common stock subject to exercisable stock options granted under our 1992 Non-Employee Directors’ Stock Option Plan and our 2000 and 2003 Long-Term Incentive Plans. It excludes 59,227 common stock equivalent units which Mr. Groves has deferred under our Non-Employee Director Deferred Compensation Plan, which will be payable in cash following his retirement from the Board.

(7)	Dr. Johnson’s beneficial ownership includes 16,447 shares of restricted stock granted pursuant to our 2003 Long-Term Incentive Plan and deferred pursuant to our Non-Employee Director Deferred Compensation Plan.

(8)	Dr. Mario’s beneficial ownership includes 20,000 shares of common stock held by a self-directed IRA, 61,518 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Non-Employee Director Deferred Compensation Plan, and 5,333 shares of common stock subject to exercisable stock options granted pursuant to our 2000 and 2003 Long-Term Incentive Plans. It excludes 17,593 common stock equivalents which Dr. Mario has deferred under our Non-Employee Director Deferred Compensation Plan and will be payable in cash following his retirement from the Board.

(9)	N.J. Nicholas, Jr.’s beneficial ownership includes 51,269 shares of common stock held by N.J. Nicholas, Jr., as sole trustee of a revocable trust, 2,413,088 shares of stock held by Ruth V. Lilly Nicholas and N.J. Nicholas, Jr., as sole trustees of an irrevocable trust for the benefit of Pete M. Nicholas’ children and spouse as to which N.J. Nicholas, Jr. disclaims beneficial ownership and which shares are held in a margin account, 140,000 shares held in IRA accounts (each account holds 70,000 shares), 35,000 shares held in a charitable trust of which N.J. Nicholas, Jr. is a trustee and to which he disclaims beneficial ownership, 37,124 shares of restricted stock granted pursuant to our 2000 and 2003 Long-Term Incentive Plans and deferred pursuant to our Non-Employee Director Deferred Compensation Plan, 18,997 shares of restricted stock, granted pursuant to our 2003 Long-Term Incentive Plan, as to which N.J. Nicholas, Jr. has sole voting but not investment control, and 9,334 shares of common stock subject to exercisable stock options granted pursuant to our 2000 and 2003 Long-Term Incentive Plans. It excludes 152,000 shares held by Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as Trustees of five irrevocable trusts for the benefit of N.J. Nicholas, Jr.’s children as to which N.J. Nicholas, Jr. disclaims beneficial ownership and 36,003 common stock equivalents which N.J. Nicholas, Jr. has deferred pursuant to our Non-Employee Director Compensation Plan, which will be payable in cash following his retirement from the Board.

(10)	Pete M. Nicholas’ beneficial ownership includes 9,043,117 shares owned jointly with his spouse, 3,531,021 shares of common stock held by Promerica, L.P., a family limited partnership of which Pete M. Nicholas is general partner and as to which is deemed to have beneficial ownership, 18,997 shares of restricted stock, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Pete M. Nicholas has sole voting but not investment control, and 73,000 shares of common stock subject to exercisable stock options granted pursuant to our 1995 and 2003 Long-Term Incentive Plans. It also includes an aggregate of 152,000 shares held by Pete M. Nicholas, Llewellyn Nicholas and Anastasios Parafestas, as trustees of five irrevocable trusts for the benefit of N.J. Nicholas, Jr.’s children as to which Pete M. Nicholas disclaims beneficial ownership. It excludes 2,413,088 shares of stock held by Ruth V. Lilly Nicholas and N.J. Nicholas, Jr., as Trustees of an irrevocable trust for the benefit of Pete M. Nicholas’ children and spouse, as to which Pete M. Nicholas disclaims beneficial ownership and which shares are held in a margin account. Pete M. Nicholas and Promerica, L.P. maintain margin securities accounts at brokerage firms, and the positions held in these margin accounts, which may from time to time include shares of our common stock, are pledged as collateral security for the repayment of debit balances in the accounts, if any. As of February 28, 2011, Pete M. Nicholas and Promerica, L.P. held 9,024,120 and 3,531,021 shares, respectively, of our common stock in these accounts.

(11)	Dr. Reinhardt’s beneficial ownership includes 18,997 shares of restricted stock, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Dr. Reinhardt has sole voting but not investment control, 12,000 shares of common stock subject to exercisable stock options granted pursuant to our 1995, 2000 and 2003 Long-Term Incentive Plans, and 5,000 shares of stock held by Dr. Reinhardt’s spouse, as to which he disclaims beneficial ownership.

(12)	Senator Sununu’s beneficial ownership includes 18,997 shares of restricted stock, granted pursuant to our 2003 Long-Term Incentive Plan, as to which Senator Sununu has sole voting but not investment control.

(13)	Mr. Elliott’s beneficial ownership includes 1,001,087 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan.

(14)	Mr. Leno’s beneficial ownership includes 1,655,108 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan.

(15)	Mr. Capello’s beneficial ownership includes 366,682 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan.

(16)	Mr. Pratt’s beneficial ownership includes 202,312 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan.

(17)	Mr. Kucheman’s beneficial ownership includes 581,111 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan and 54,844 shares of common stock held in Mr. Kucheman’s 401(k) account.

(18)	Mr. Pucel’s beneficial ownership includes 592,975 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan.

(19)	Mr. Colen’s beneficial ownership includes 1,467,357 shares of common stock subject to exercisable stock options granted pursuant to our 2003 Long-Term Incentive Plan and 907 shares of common stock held in Mr. Colen’s 401(k) account.

(20)	This amount includes an aggregate of 6,475,893 shares of common stock subject to exercisable options granted pursuant to 1992 Non-Employee Directors’ Stock Option Plan and our 1995, 2000 and 2003 Long-Term Incentive Plans and 155,524 shares held in 401(k) accounts of our executive officers. Also, please refer to footnotes 1 through 18 above. Mr. Colen is no longer one of our executive officers and therefore his beneficial ownership information is not included in this amount.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our Company’s financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit Committee charter, which can be found at www.bostonscientific.com under the tab “Investor Relations” and then “Corporate Governance.” Management has the primary responsibility for our Company’s financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP, our independent registered public accounting firm for fiscal year 2010, is responsible for expressing an opinion on the conformity of our Company’s audited financial statements with generally accepted accounting principles and on our Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Boston Scientific Annual Report on Form 10-K for the year ended December 31, 2010, including a discussion about the quality, not just the acceptability, of our Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young’s evaluation of the Company’s internal control over financial reporting.

The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm’s independence. The Audit Committee has concluded that Ernst & Young’s provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young’s independence.

The Audit Committee further discussed with the Company’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2011.

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE AUDIT COMMITTEE

Uwe E. Reinhardt, Chairman
Bruce L. Byrnes
Ernest Mario

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm.

During 2010, Ernst & Young LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting of Stockholders and respond to appropriate questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR.

Principal Accountant Fees

The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2009 and December 31, 2010.

Type of Fees	2009	2010

Audit Fees(1)	$7,415,000	$6,976,000
Audit-Related Fees(2)	$365,000	$1,068,000
Tax Fees(3)	$417,000	$315,000
All Other Fees(4)	$6,000	$52,000
Total	$8,203,000	$8,411,000

(1)	Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in Quarterly Reports filed on Form 10-Q, accounting consultations, statutory filings and registration statements. Certain audit fees were incurred in connection with our 2010 goodwill impairment charge, acquisitions, carve-out financial statements for divested businesses, system implementations and other accounting matters.

(2)	Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation and compliance with regulatory requirements.

(3)	Tax fees are fees for tax services related to tax compliance, tax planning and tax advice, including international tax returns and audits, foreign subsidiary corporate tax returns, annual information returns for employee benefit plans and programs, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, and assistance with the resolution of an ongoing transfer pricing tax controversy.

(4)	All other fees are fees for an online accounting research tool and other assurance services not related to the audit.

Audit Committee’s Pre-Approval Policy

It is the Audit Committee’s policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chairman of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chairman are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP’s services for 2009 and 2010 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file reports of their ownership of our common stock and any changes in that ownership with the SEC. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during fiscal year 2010. To the best of our knowledge, all of these filing requirements were timely satisfied by our directors, executive officers and 10% stockholders, with the exception of the following Form 4s filed late due to administrative oversight: (i) one late Form 4 filing on behalf of Andrew N. Milani II, our former Senior Vice President, Human Resources, reporting the grant of 120 stock options and (ii) one late Form 4 filing on behalf of Nelda J. Connors, one of our directors, reporting the purchase of 2,500 shares of our common stock. In making these statements, we have relied upon the written representations of our directors and executive officers and copies of their reports that have been filed with the SEC.

STOCKHOLDER PROPOSALS

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the advance notice provision of our By-Laws, stockholder proposals for the 2011 Annual Meeting of Stockholders must be received by our Secretary at our principal executive office on or before November 29, 2011. Please address your proposals to our Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537. In order to be considered for inclusion in next year’s Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. Proposals that are submitted outside of Rule 14a-8 must also satisfy the other procedures set forth in the advance notice provision of our By-Laws.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2010 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2010, accompanies this Proxy Statement. The 2010 Annual Report to Stockholders is also available on our website at www.bostonscientific.com. Copies of our 2010 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

Applicable rules permit us and brokerage firms to send one Notice or Annual Report and Proxy Statement to multiple stockholders who share the same address under certain circumstances. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you are eligible for householding and you currently receive multiple copies of either our Notice or our Annual Report and Proxy Statement but you wish to receive only one copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-800-542-1061.

If you wish to receive a separate Proxy Statement for the Annual Meeting or a 2010 Annual Report, you may find these materials on our website, www.bostonscientific.com, or you may request printed copies free of charge by contacting Investor Relations, Boston Scientific Corporation, One Boston Scientific Place, Natick, MA 01760-1537 or by calling (508) 650-8555.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of Boston Scientific.

Appendix A

BOSTON SCIENTIFIC CORPORATION

2011 LONG-TERM INCENTIVE PLAN

1.	ADMINISTRATION

Subject to the express provisions of the Plan and except to the extent prohibited by applicable law, the Administrator has the authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures (which it may modify or waive); and otherwise do all things necessary to implement the Plan. Once a written agreement evidencing a Stock-based Award hereunder has been provided to a Participant, the Administrator may not, without the Participant’s consent, alter the terms of the Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery. Notwithstanding any other provision of the Plan or any Award agreement, except as provided in Section 5 herein the Administrator may not amend, alter, suspend, discontinue or terminate the Plan or any Stock-based Award previously granted, in whole or in part, without the approval of the stockholders of the Company, that would (i) increase the total number of shares available for Awards under the Plan, (ii) replace, regrant, or exchange for cash or other Awards or other Stock-based Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, or (iii) lower the exercise price of a previously granted Stock-based Award requiring exercise. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator shall exercise its discretion consistent with qualifying the Award for such exception.

Notwithstanding any provision herein to the contrary, the Administrator may modify the terms of the Plan or may create one or more subplans, in each case on such terms as it deems necessary or appropriate, to provide for awards to non-U.S. participants; provided, that no such action by the Administrator shall increase the total number of shares issuable hereunder. The Administrator may further, in its discretion, delegate to one or more executive officers of the Company all or part of the Administrator’s authority and duties with respect to granting Stock-based Awards to employees not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, provided that any Stock-based Award granted pursuant to such a delegation shall in the case of all Stock-based Awards, be subject to the standard terms and conditions for Stock-based Awards approved by the Committee and conform to the provisions of the Plan and such other guidelines as shall be established by the Committee from time to time. The Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the delegate that were consistent with the terms of the Plan and applicable guidelines.

2.	LIMITS ON AWARDS UNDER THE PLAN

a.  Number of Shares.  Subject to the adjustment provisions in Section 5 below, a maximum of 145,600,000 shares of Stock may be subject to Awards granted under the Plan, less grants made under the Company’s 2003 Long-Term Incentive Plan subsequent to January 31, 2011, as provided below. For purposes of the foregoing limitation:

(1)  Each share covered by a Stock-based Award granted under the Plan, or comparable award under the Company’s 2003 Long-Term Incentive Plan subsequent to January 31, 2011, shall count on the date of grant against the aggregate number of shares available for grant under the Plan at the ratio of 1:1 in the case of a Stock Option or SAR (or comparable Award under the Company’s 2003 Long-Term Incentive Plan), and at the ratio of 1:1.85, in the case of any other Stock-based Award (or comparable Award under the Company’s 2003 Long-Term Incentive Plan).

(2)  Any Awards (and Awards under the Company’s 2003 Long-Term Incentive Plan) that on or subsequent to January 31, 2011 are cancelled or forfeited, are settled for cash, or which have lapsed, shall become available again for grant under the Plan, at the ratio of 1:1, in the case of a Stock Option or SAR (or comparable Award under the Company’s 2003 Long-Term Incentive Plan), and at the ratio of 1:1.85, in the case of any other Stock-based Award (or comparable Award under the Company’s 2003 Long-Term Incentive Plan).

(3)  The following shares shall become available again for grant under the Plan at the ratio of 1:1.85: (i) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligation for an Award other than a Stock Option or SAR, and (ii) previously owned shares of Stock delivered in satisfaction of a Participant’s tax withholding obligations in respect of a Participant’s tax withholding obligation for an Award other than a Stock Option or SAR.

(4)  Shares subject to an Award (or Award under the Company’s 2003 Long-Term Incentive Plan taken into account for Plan purposes) may not again be made available for grant under the Plan if such shares are (i) shares that were subject to a Stock-based Award requiring exercise and were not issued upon the net settlement or net exercise of such Stock-based Award, (ii) shares subject to an Award that are withheld by, or otherwise remitted to, the Company (or to a broker in connection with a broker-assisted exercise of a Stock-based Award requiring exercise) to satisfy a Participant’s exercise price obligation upon exercise, (iii) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant’s tax withholding obligation upon a Participant’s exercise of a Stock Option or SAR, (iv) previously owned shares of Stock delivered in satisfaction of a Participant’s exercise price or tax withholding obligation in respect of a Participant’s exercise of a Stock Option or SAR, or (v) shares repurchased on the open market with the proceeds from the exercise of a Stock-based Award.

(5)  Awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the shares available for grant under the Plan, nor shall shares subject to such Awards again be available for Awards under the Plan as otherwise provided in subparagraph (2). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

b.  Type of Shares.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan. Cash may be paid in lieu of any fractional shares in settlement of Awards under the Plan.

c.  Stock-Based Award Limits.  Subject to the adjustment provisions in Section 5, hereof, the maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year of the Company and the maximum number of shares of Stock subject to SARs granted to any person in any fiscal year of the Company shall each be 3,000,000. Subject to the adjustment provisions in Section 5 hereof, the maximum number of shares of Stock subject to Performance Awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code and that may be earned based on performance in each 12 months in a performance period shall be 3,000,000. The 3,000,000 share limit shall be proportionally reduced or increased in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. However, in no event shall the maximum number of shares subject to Awards which are intended to qualify as ISOs exceed 145,600,000.

d.  Other Award Limits.  No more than $3,000,000 may be earned under Cash or Other Performance Awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code in each 12 months in a performance period (other than an Award expressed in terms of shares of Stock or units representing Stock, which shall instead be subject to the limit set forth in Section 2.c. above). This $3,000,000 limit shall be proportionally reduced or increased in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration.

e.  Term Limits.  No Awards may be granted under the Plan prior to June 1, 2011 (or the date of the stockholders’ initial approval of the Plan, if later) or after the tenth anniversary of the Board’s approval of the Plan, i.e., March 1, 2021. Awards granted within the specific period may extend beyond that date, however.

3.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, directors and other individuals or entities providing services to the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.	RULES APPLICABLE TO AWARDS

a. ALL AWARDS

(1)  Terms of Awards.  The Administrator shall determine the terms of all Awards subject to the limitations provided herein.

(2)  Performance Criteria.  Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

(3)  Transferability Of Awards.  Awards may be transferred only as follows: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant’s lifetime may be exercised only by the Participant (or in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf); (ii) Stock Options other than ISOs may be transferred by will or by the laws of descent and distribution and, except as otherwise determined by the Administrator, may also be transferred during the Participant’s lifetime, without payment of consideration, to one or more Family Members of the Participant; (iii) Awards of Unrestricted Stock shall be subject only to such transfer restrictions under the Plan as are specified by the Administrator; and (iv) Awards other than Stock Options and other than Unrestricted Stock may not be transferred except as the Administrator otherwise determines. If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

(4)  Vesting, Etc.  Without limiting the generality of Section 1, the Administrator may determine the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Unless the Administrator expressly provides otherwise, upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates (i) all Awards (other than Stock-based Awards) held by the Participant or by a permitted transferee under Section 4.a.(3) immediately prior to such cessation of employment or other service relationship will be immediately forfeited if not then vested and, where exercisability is relevant, will immediately cease to be exercisable, and (ii) Stock-based Awards shall be treated as follows unless otherwise determined by the Administrator at or after grant:

(A) immediately upon the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates by reason of the Participant’s death, all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to such death will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, provided, however, that if the Award had been outstanding less than one year, this Section 4.a.(4)(A) shall apply only with respect to a pro rata portion of the shares of Stock in which the applicable Award is denominated or to which the Award relates, based on the number of days during which the Award was outstanding as compared to the number of days in such one year period;

(B) immediately upon the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates by reason of the Participant’s Disability, or with respect to a Participant who is an employee or director of the Company or its Affiliates, by reason of such Participant’s Retirement, all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to such Disability or Retirement, as applicable, will become vested and, where exercisability is relevant, will be exercisable until the expiration of the stated term of the Stock Option or SAR, provided, however, that such Award had been outstanding at least one year;

(C) all Stock-based Awards held by the Participant (or by a permitted transferee under Section 4.a.(3)) whose cessation of employment or other service relationship is determined by the Administrator in its sole discretion to be for cause or to result from reasons which cast such discredit on the Participant as to justify immediate termination of the Award shall immediately terminate upon notice by the Company to the Participant of such cessation for cause (for this purpose, “cause” means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant’s misconduct or dishonesty which is harmful to the business or reputation of the Company); and

(D) unless one of the preceding clauses applies, all Stock-based Awards held by a Participant (or by a permitted transferee under Section 4.a.(3)) immediately prior to the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates, to the extent then not vested, shall terminate, and to the extent then exercisable, will remain exercisable for the lesser of one year or until the expiration of the stated term of the Stock Option or SAR unless otherwise determined by the Administrator at or after grant.

Unless the Administrator expressly provides otherwise or in the case of cessation for cause, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased when the individual is no longer employed by or in a service relationship with the Company or its Affiliates (including by reason of any Affiliate ceasing to qualify as an Affiliate). Except as the Administrator otherwise determines, with respect to a Participant who is an employee or director of the Company or its Affiliates, such Participant’s “employment or other service relationship with the Company and its Affiliates” will not be deemed to have ceased during a military, sick or other bona fide leave of absence if such absence does not exceed 180 days or, if longer, so long as the Participant retains a right by statute or by contract to return to employment or other service relationship with the Company and its Affiliates.

(5)  Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax withholding requirements in an amount sufficient to cover withholding required by law for any federal, state or local taxes or to take such other action as may be necessary to satisfy any such withholding obligation. The Administrator may permit shares to be used to satisfy the required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement or vesting date of the applicable Award.

(6)  Dividend and Dividend Equivalents.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other distributions with respect to Stock subject to an Award if and in such manner as it deems appropriate, provided, however, that (i) no such amounts shall be paid or accrued in respect of Stock-based Awards requiring exercise and (ii) if the Administrator shall provide for the payment of such equivalents on Performance Awards, in no event shall any such equivalents be paid unless and until such Performance Awards shall have been earned. In addition, no dividends or other distributions with respect to Restricted Stock issued as a Performance Award shall be paid prior to vesting, if ever. At the discretion of the Administrator, any such dividends or other distributions may be deemed invested in additional shares of Restricted Stock, vesting, if ever, as and when the underlying Restricted Stock vests.

(7)  Rights Limited.  Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8)  Section 162(m).  The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the Administrator shall preestablish in writing one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to payment of any Performance Award intended to qualify as performance-based under Section 162(m), the Administrator shall certify whether the Performance Criteria have been attained, and such determination shall be final and conclusive. In the case of a Performance Award intended to qualify as performance-based for the purposes of Section 162(m), the provisions of this Section 4.a. shall be construed in a manner that is consistent with the regulations under Section 162(m).

(9)  Section 409A.  Except to the extent specifically provided otherwise by the Administrator, Awards under the Plan are intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. Where Section 409A applies, to the fullest extent possible, the Plan, Awards under the Plan, and terms contained in the Plan and Awards shall be interpreted in a manner consistent with Section 409A. If the Administrator determines that an Award, Award agreement, payment, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Administrator specifically provides otherwise, such Award, Award agreement, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Administrator, in each case without the consent of or notice to the Participant. Notwithstanding any action or inaction by the Administrator, however, each Participant is exclusively responsible for any tax consequences under Section 409A of the Code resulting from any Award.

b.  AWARDS REQUIRING EXERCISE

(1)  Term And Manner Of Exercise. The term of each Award requiring exercise shall not exceed ten (10) years from the date of grant (five (5) years, in the case of an ISO granted to an Employee described in Section 422(b)(6) of the Code); provided, however, that except in the case of any ISO, the term of any Stock-based Award requiring exercise will be automatically extended if it would otherwise expire on a date when trading in Stock is prohibited by law or by Company policy, but only until the 30th day after expiration of the prohibition. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives notice of exercise (in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2)  Exercise Price.  The Administrator shall determine the exercise price of each Stock Option; provided, that each Award requiring exercise must have an exercise price that is not less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, except as necessary to maintain the intrinsic value of substitute Awards in connection with a merger or acquisition consummated by the Company. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such Fair Market Value. Where shares of Stock issued under an Award are part of an original issue of shares, the Award shall require an exercise price equal to at least the par value of such shares. Except as provided in Section 5, without the approval of the stockholders of the Company (i) the exercise price for any Stock-based Award requiring exercise under the Plan may not be decreased after the date of grant of the Stock-based Award requiring exercise, and (ii) outstanding Stock-based Awards requiring exercise may not be replaced, regranted, or exchanged for cash or other Awards or other Stock-based Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award.

(3)  Payment Of Exercise Price, If Any.  Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, if allowing an additional form of payment would cause the ISO to cease to qualify as an ISO), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Administrator approves a shorter period) and which have a Fair Market Value equal to the exercise price, (ii) through an election to surrender that number of shares for which the Award is otherwise exercisable which have a Fair Market Value equal to the exercise price, (iii) except when prohibited by law, by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iv) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the foregoing permissible forms of payment.

(4)  Grant of Stock Options.  Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO.

c.  AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock, Deferred Stock Units and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.	EFFECT OF CERTAIN TRANSACTIONS

a.  CHANGE IN CONTROL

Except as the Administrator may otherwise determine in connection with the grant of an Award, immediately prior to a Change in Control each Award shall vest (and if relevant shall become exercisable), all Performance Criteria and other conditions to an Award shall be deemed satisfied, and all Award deferrals shall be accelerated. In addition, all Stock-based Awards, except to the extent consisting of outstanding shares of Stock that are then free of any restrictions under the Plan (including after applicable of the preceding sentence), shall terminate immediately prior to the Change in Control unless exercised coincident therewith or assumed in accordance with the immediately following sentence. If there is a surviving or acquiring entity, the Administrator may provide for a substitution or assumption of Awards by the acquiring or surviving entity or an affiliate thereof, on such terms as the Administrator determines. If there is no surviving or acquiring entity, or if the Administrator does not provide for a substitution or assumption of an Award, the Award shall vest (and to the extent relevant become exercisable) on a basis that gives the holder of the Award a reasonable opportunity to participate as a stockholder in the Change in Control. This Section 5.a. shall not apply to the extent inconsistent with any agreement of the Company or any of its Affiliates with an employee pertaining to the effect of Changes of Control or similar events on outstanding Awards of the employee which is in effect as of the Change of Control.

b.  CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

(1)  Basic Adjustment Provisions.  In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 2.a. and to the maximum share limits described in Section 2.c. and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change, provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception.

(2)  Certain Other Adjustments.  The Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to common stockholders other than those provided for in Section 5.a. and 5.b.(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder; provided, that no such adjustment shall be made to the maximum share limits described in Section 2.c., or otherwise to an Award intended to be eligible for the performance-based exception under Section 162(m), except to the extent consistent with that exception, nor shall any change be made to ISOs except to the extent consistent with their continued qualification under Section 422 of the Code without the consent of the holder.

(3)  Continuing Application of Plan Terms.  References in the Plan to shares of Stock shall be construed to include any stock or securities resulting from an adjustment pursuant to Section 5.b.(1) or 5.b.(2) above.

6.	CONDITIONS ON DELIVERY OF STOCK

a.  LEGAL REQUIREMENTS

The Company will not be obligated to deliver or register with its transfer agent any shares of Stock issued pursuant to the Plan or to remove any restriction from shares of Stock previously delivered or registered until the Company’s counsel has approved all legal matters in connection with the issuance and delivery or registration of such shares; if the outstanding Stock is at the time listed on any stock exchange or national market system, the shares to be delivered or registered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that any registration or certificates evidencing Stock issued under the Plan be subject to an appropriate notation or bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

b.  COMPANY CHARTER AND BY-LAWS; OTHER COMPANY POLICIES

This Plan and all Awards granted hereunder are subject to the charter and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Administrator or any other committee of the Board and in effect from time to time regarding the acquisition, ownership or sale of Stock by employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

7.	AMENDMENT AND TERMINATION

Subject to the provisions of Section 1, the Administrator may at any time or times amend, alter, suspend, discontinue or terminate the Plan, in whole or in part, provided however that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or stock exchange requirement. Notwithstanding any other provision of the Plan or any Award agreement, except as provided in Section 5 herein no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the stockholders of the Company that would (i) increase the total number of shares available for Awards under the Plan, or (ii) replace, regrant, or exchange for cash or other Awards or other Stock-based Award requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, any previously granted Stock-based Awards requiring exercise.

8.	NON-LIMITATION OF THE COMPANY’S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.	GOVERNING LAW

The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

10.	DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

“Administrator”:  The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”:  Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Deferred Stock Unit.

(vi) Cash Performance Awards.

(vii) Other Performance Awards.

(viii) Grants of cash, or loans, made in connection with other Awards in order to help defray in whole or in part the economic cost (including tax cost) of the Award to the Participant.

“Board”:  The Board of Directors of the Company.

“Cash Performance Award”:  A Performance Award payable in cash.

“Change in Control”:  Any of:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) an acquisition, consolidation or merger if all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such transaction;

(iii) a sale or transfer of all or substantially all the Company’s assets;

(iv) a dissolution or liquidation of the Company; or

(v) if, over a period of twenty-four (24) consecutive months or less there is change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more actual or threatened proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

Notwithstanding clauses (i) through (v) above, none of the following shall constitute a “Change in Control” for purposes of this definition:

(x) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired directly from the Company in a capital raising transaction;

(y) the shares of common stock of the Company or the voting securities of the Company entitled to vote generally in the election of directors are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(z) (A) the beneficial owners of the outstanding shares of common stock of the Company, and of the securities of the Company entitled to vote generally in the election of directors, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Committee”:  The Executive Compensation and Human Resources Committee of the Board, or any other committee or committees of the Board (including any subcommittee thereof) appointed or authorized by the Board to make Awards and otherwise to administer the Plan. In the case of Awards granted to executive officers of the Company, the Committee shall be comprised solely of two or more outside directors within the meaning of Section 162(m).

“Company”:  Boston Scientific Corporation.

“Covered Employee”:  Any employee of the Company and its Affiliates covered by the provisions of Section 162(m) of the Code, or which the Administrator anticipates may become subject to the provisions of Section 162(m) of the Code at any time at or after the grant of an Award.

“Deferred Stock Unit”:  A promise to deliver Stock or other securities in the future on specified terms.

“Disability”:  Permanent and total disability as determined under the Company’s long-term disability program for employees then in effect.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Fair Market Value”:  The closing price of a share of Stock as reported on the New York Stock Exchange, Inc. on the relevant date (or the first preceding trading date for which a closing price was reported, if there was no closing price reported for the relevant date).

“Family Member”:  An individual or entity included as a “family member” within the meaning of the Security and Exchange Commission’s Form S-8, Registration Statement Under The Securities Act of 1933.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Participant”:  An Employee, director or other person providing services to the Company or its Affiliates who is granted an Award under the Plan.

“Performance Award”:  An Award subject to Performance Criteria.

“Performance Criteria”:  Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion shall mean an objectively determinable measure of performance relating to any of the following (determined either on a consolidated basis or, as the context permits, on a market, peer group or other comparative index, functional, divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; free cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

“Plan”:  The Boston Scientific Corporation 2011 Incentive Plan as set forth herein, as from time to time amended and in effect.

“Restricted Stock”:  An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

“Retirement”:  Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant’s age and years of service as of such date equals or exceeds 62.

“Section 162(m)”:  Section 162(m) of the Code.

“SARs”:  Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

“Stock”:  Common Stock of the Company, par value $.01 per share.

“Stock-based Awards”:  Any Awards denominated in shares of Stock, such as Stock Options, SARs, Restricted Stock, and Deferred Stock Units, including any Performance Awards in the foregoing form.

“Stock Options”:  Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

“Unrestricted Stock”:  An Award of Stock not subject to any restrictions under the Plan.

Appendix B

BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
~~(U.S. PLAN DOCUMENT)~~

Amended and Restated Effective as of July 1, 2011

BOSTON SCIENTIFIC CORPORATION
2006 GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
~~(U.S. PLAN DOCUMENT)~~

Amended and Restated Effective as of July 1, 2011

1.  Purpose.  The purpose of the Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan (the “Plan”) is to encourage ownership of common stock by employees of Boston Scientific Corporation and its Related Corporations and to provide additional incentives for such employees to promote the success of the business of the Company and its Related Corporations. The Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

2.  Definitions.  As used in this Plan, the following terms shall have the meanings set forth below:

(a)
           ~~(a)~~           “Beneficiary” means the person designated as beneficiary in the Optionee’s Enrollment Agreement or, if no such beneficiary is named or no such Enrollment Agreement is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for employees.
If the Optionee is not covered under a program of life insurance or does not elect to participate in such a program, the Optionee’s beneficiary shall be determined in accordance with applicable laws of descent and distribution
.

(b)
           ~~(b)~~           “Board” means the Board of Directors of the Company.

(c)
           ~~(c)~~           “Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

(d)
           ~~(d)~~           “Committee” means a committee of the Board appointed to administer the Plan in accordance with Section 4, consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan, ~~and~~
or
 such
committee,
officers or employees of the Company or a Participating ~~Employee~~
Employer
 designated by the Committee to administer the operation of the Plan. For any period during which no Committee is in existence, all authority and responsibility assigned the Committee under this Plan shall be exercised, if at all, by the Board.

(e)
           ~~(e)~~           “Company” means Boston Scientific Corporation, a Delaware corporation (or any successor corporation).

(f)
           ~~(f)~~           “Compensation” means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by a Participating Employer to the Optionee during active employment (including approved paid leaves of absences not exceeding ninety (90) days
) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of~~Service~~
employment
, redundancy pay, or termination indemnities.

(g)
           ~~(g)~~           “Effective Date” means the first business day that ~~the Employees~~
an Eligible Employee
 of a Participating Employer may participate in the Plan, as determined by the Committee in its sole discretion.

~~(h)  “Eligible Employee” means an Employee who is eligible under the provisions of Section 7 to be granted an Option as of the first day of an Offering Period.~~

~~(i)  “Employee” means an individual who is regularly scheduled to perform services for a Participating Employer for a continuous, indefinite period of time.~~

~~(j)  “Entry Date” means, with respect to an Eligible Employee working for a Participating Employer, (1) the Effective Date for that Employee, (2) following the Effective Date, the first business day of each first and third calendar quarter of a calendar year, or (3) such other date as the Committee may~~

~~determine. For an Eligible Employee of any affiliate of the Company who transfers to the permanent employment of a Participating Employer, the “Entry Date” means the start of the first practicable business day following the transfer, as determined by the Committee, in accordance with the policies and procedures of the Participating Employer.~~

~~(k)  “Fair Market Value” means, with respect to Stock on a given date, the closing price of the Stock as reported in~~
The Wall Street Journal
~~for such date.~~

(h)  “Eligible Employee” means an Employee who: (i) is customarily employed by a Participating Employer for twenty (20) or more hours per week; and (ii) will not, after becoming an Optionee, own Stock possessing five (5) or more percent of the total combined voting power or value of all classes of stock of the Company or any Related Corporation. For purposes of the foregoing, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and Stock which the Employee may purchase under outstanding options shall be treated as Stock owned by the Employee. An Optionee shall be deemed to have ceased to be an Eligible Employee either upon an actual termination of employment or upon the corporation employing the employee ceasing to be a Participating Employer.

~~(l)  “Investment Date” means, with respect to an Offering Period, (1) the next following business day after the Offering Termination Date, (2) the last business day of the next following calendar month, if Stock is in fact purchased on the New York Stock Exchange, or (3) such other date designated by the Committee.~~

(i)  “Employee” means an individual treated as an employee of the Company or a Related Corporation for purposes of Section 423 of the Code. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Related Corporation of ninety (90) days or less. In the event an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Company or a Related Corporation is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

(j)
            ~~(m)~~           “Enrollment Agreement” means ~~an~~
such written or electronic
 agreement described in Section 8.2, in such form as may be approved by the Committee or its designee
from time to time, whereby an~~Optionee~~
Eligible Employee elects to participate in the Plan and
 authorizes a Participating Employer to withhold payroll deductions from his or her Compensation.

(k)  “Enrollment Period” means the period commencing ten (10) business days (or such other period as may be established by the Committee in its sole discretion) prior to each Offering Period during which Eligible Employees may elect to participate in the Plan.

(l)  “Entry Date” means the first Offering Commencement Date on or after the date on which an individual becomes an Eligible Employee.

(m)  “Fair Market Value” means, with respect to the Stock on a given date, the closing price as quoted on the New York Stock Exchange on such date (or if there shall be no trading on such date, then on the immediately preceding date on which sales were made on the NYSE, or such other appropriate date as shall be determined by the Committee)
.

(n)  “Investment Date” means the last business day of each Offering Period, or such other date designated by the Committee.

(o)  “Offering Commencement Date” means the first business day of each Offering Period.

(p)  “Offering Period” means the consecutive six (6) month period beginning each January 1st and July 1st of each calendar year.

~~(n)  “Offering Period” means the period beginning, as determined by the Committee, on (1) the first business day coincident with or next following an Entry Date or (2) the first business day of the first and third calendar quarters of a calendar year (the “Offering Commencement Date”) and ending on the last business day of the second and fourth calendar quarters of a calendar year (the “Offering Termination Date”) or other six (6) month periods established by the Committee.~~

(q)  “Offering Termination Date” means the last business day of each Offering Period
.

(r)
            ~~(o)~~           “Option” means an option to purchase shares of Stock granted under the Plan.

(s)
            ~~(p)~~           “Optionee” means an Eligible Employee
who has elected to participate in the Plan and
to whom an Option is granted.

(t)
            ~~(q)~~           “Option Shares” means shares of Stock subject to an Option.

(u)
            ~~(r)~~           “Participating Employer” means the Company or any Related Corporation designated by the Committee to participate in the Plan as of an Entry
Offering Commencement
 Date.

(v)
            ~~(s)~~           “Plan” means this Boston Scientific Corporation 2006 Global Employee Stock Ownership Plan as set forth herein and as it may be amended or restated
from time to time.

(w)
            ~~(t)~~           “Related Corporation” means the Company and every U.S. corporation which is: (i) a direct or indirect eighty percent (80%) or more-owned subsidiary of the Company; or (ii) a direct or indirect fifty percent (50%) or more-owned subsidiary of the Company designated by the Committee.

~~(u)  “Service” means, as determined by the Participating Employer, continuous regular employment by an individual with the Company or one of the Related Corporations, including any approved leaves of absence.~~

(x)
            ~~(v)~~           “Stock” means the common stock, $.01 par value per share, of the Company.

3.
Term of the Plan
.  ~~After its adoption by the Board, the Plan shall become effective on July 1, 2006;~~
provided
,
however,
 that the Plan
Effective Date of the Plan. The Plan’s original effective date was July 1, 2006 following the Board’s adoption of the Plan on February 28, 2006 and approval by the Company’s shareholders on May 9, 2006. The Plan is hereby amended and restated effective as of July 1, 2011; provided, however, such amendment and restatement shall be ~~null and~~ void if the Company’s shareholders do not approve the amended and restated
Plan within twelve (12) months before or after the date on which the Board adopts the amended and restated
Plan. ~~No Option shall be granted under the Plan on or after July 1, 2016, but Options theretofore granted may extend beyond that date.~~

4.  Administration.  The Plan shall be administered by the Committee, which shall have the authority and discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to resolve all disputes arising under the Plan, to determine which Related Corporations shall become Participating Employers and as of what dates, to determine the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan. ~~The~~
Except as may be otherwise prohibited under applicable law, the
 Committee shall have the express authority to delegate ~~certain administrative~~
its
 responsibilities
under the Plan
to other parties
, including any officer(s) and/or employee(s) of the Company or a Participating Employer
. Notwithstanding any other provision of the Plan to the contrary, the Committee may use telephonic media, electronic media, or other technology, including the Company’s website and the internet, in administering the Plan to the extent not prohibited by applicable law.

5.  Amendment and Termination.  The Board may terminate or amend the Plan at any time and from time to time; provided, however, that the Board may not, without approval of the shareholders of the Company in a manner satisfying the requirements of Section 423 of the Code, increase the maximum number of shares of Stock available for purchase under the Plan. No termination of or amendment of the Plan may adversely affect the rights of an Optionee in the reasonable discretion of the Committee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent.

6.  Shares of Stock Subject to the Plan.  No more than an aggregate of 1735 million shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury or shares of Stock purchased on the open market by the Company for issuance under this Plan. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated by Section 8.9, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.

7.
Eligibility
~~.  Each Employee of a Participating Employer shall be granted an Option on the first day of each Offering Period coincident with or next following the date on which such Employee meets all of the following requirements:~~

~~(a)  The Employee is customarily employed by a Participating Employer for twenty (20) hours or more per week;~~

~~(b)  The Employee will not, after grant of the Option, own stock possessing five (5) or more percent of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this paragraph (b), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee; and (c) The Employee has properly completed~~
Participation. Each Eligible Employee may elect to participate in the Plan as of the Entry Date by completing an Enrollment Agreement electing to participate in the Plan as described in Section 8.2.

~~An Employee who meets all of the foregoing requirements is referred to as an “Eligible Employee.”~~

8.  Terms and Conditions of Options.

8.1  General.  All Options granted to Eligible Employees shall comply with the terms and conditions set forth in ~~Sections 8.1 through 8.10.~~
this Section 8
. Subject to Sections 8.2(d) and 8.8, each such Option shall entitle the Optionee to purchase that number of whole shares calculated in accordance with ~~Sections 8.1 through 8.10~~
this Section 8
 or such lesser number or value of shares established by the Committee as an additional limitation on the maximum number of Option Shares available under an Option.

8.2  Enrollment Agreement/Payroll Deductions.

(a)
            ~~(a)           An~~
During each Enrollment Period, an
 Eligible Employee may elect to
participate in the Plan and
purchase shares of Stock ~~under his or her Option during an Offering Period~~ by completing and submitting an Enrollment Agreement~~,~~ in accordance with such procedures as ~~set forth~~
may be established from time to time
 by the Committee~~, no later than ten (10) business days prior to the first day of an Offering Period~~
in its sole discretion
.  The Enrollment Agreement shall indicate the percentage of the Eligible Employee’s Compensation (from 1% through 10%, in multiples of 1%) that the Eligible Employee elects to be withheld on pay dates occurring during the Offering Period.

(b)
            ~~(b)~~           After the commencement of the Offering Period, no ~~Eligible Employee~~
an Optionee
 shall
not
 be permitted to change the percentage of Compensation elected to be withheld during that Offering Period. However, ~~the Eligible Employee~~
an Optionee
 may elect to discontinue his or her payroll deductions at any time during an Offering Period and withdraw them by submitting a request, in accordance with such procedures as ~~set forth~~
may be established from time to time
 by the Committee, no later than ten (10) business days prior
(or such other period as may be established by the Committee)
 to the last day of the Offering Period. The change will be effective as of the first pay date occurring as soon as practicable after the Eligible Employee’s request has been received. As soon as practicable following receipt of the Eligible Employee’s request, the Eligible Employee shall receive a distribution of the accumulated payroll deductions, without interest.

(c)
            ~~(c)~~           Any Enrollment Agreement in effect for an Offering Period shall remain in effect as to any subsequent Offering Period unless revoked by the submission of a request to discontinue payroll deductions for that Offering Period or modified by submission of a new Enrollment Agreement during an Enrollment Period for any Offering Period (or such other period as may be established by the Committee)
, or until the Optionee~~’s termination of Service~~
ceases to be an Eligible Employee
 for any reason.

(d)
            ~~(d)~~           Notwithstanding the provisions of this Section 8, an Eligible Employee may not be granted an Option if the Eligible Employee’s rights to purchase Stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations accrue at a rate which exceeds $25,000 of the
Fair Market Value of the Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase Stock shall be determined in accordance with Section 423(b)(8) of the Code.
In addition, an Eligible Employee may not purchase Stock pursuant to an Option granted under the Plan in excess of ten thousand (10,000) shares per Offering Period
.

(e)
            ~~(e)~~           An Optionee may purchase Stock under the Plan only by payroll deduction or by such other method(s) of contribution as may be permitted by the Committee in its sole discretion
. An Optionee may not make payroll deductions under the Plan for any period or periods after ~~his or her termination of Service~~
he or she ceases to be an Eligible Employee
, even if he or she is then being paid salary continuation, severance benefits or other similar forms of compensation.

8.3  Purchase Price.  The purchase price of Option Shares shall be the lesser of: (a) ~~eighty-five~~
ninety
 percent (~~85~~
90
%) of the Fair Market Value of the Stock on the Offering Commencement Date; or (b) ~~(whichever is applicable) eighty-five~~
ninety
 percent (~~85~~
90
%) of the Fair Market Value of the ~~Stock on the Offering Termination Date, if the Stock is acquired from the Company; or (2) eighty-five percent (85%) of the actual purchase price for such~~ Stock on the Investment Date~~, if the Stock is, in fact, purchased on the New York Stock Exchange.~~

8.4  Exercise of Options.  ~~To the extent practicable~~

(a)

For each Optionee who remains an Eligible Employee on an Investment Date
, all of the Optionee’s payroll deductions accumulated during the Offering Period will be applied to purchase ~~Option Shares on the Investment Date. On such date, and provided the Optionee is in-Service on the last day of the Offering Period, the Optionee shall purchase~~ the number of whole shares of Stock
 purchasable by his or her accumulated payroll deductions during the Offering Period, or, if less, the maximum number of shares subject to the Option as provided in Section 8.1, provided that if the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan.

(b)

Following the purchase of Stock on each Investment Date, any remaining payroll deductions for each Optionee shall be refunded to the Optionee, without interest, as soon as administratively practicable.

~~Accumulated payroll deductions, to the extent in excess of the aggregate purchase price of the shares purchased by the Optionee on an Investment Date or in excess of the $25,000 limit described in Section 8.2(d), shall be applied for the next Offering Period. At the request of the Optionee, following an Employee’s withdrawal from the Plan, an Employee’s termination of Service or as may be required by law, the excess~~

(c)

If an Optionee ceases to be an Eligible Employee prior to the Investment Date, the Optionee’s payroll deductions shall be refunded to the Optionee, without interest, as soon as administratively
practicable.—
, and no shares of Stock shall be purchased on behalf of the Optionee
.

8.5  Delivery of Stock.

(a)  ~~Except as provided below, as~~
As
 soon as administratively practicable after the Investment Date, the Company shall deliver ~~or cause to be delivered to the Optionee a certificate or certificates for the number of whole shares purchased by the Optionee for that Offering Period. A Stock certificate representing the number of shares purchased will be issued~~
shares of Stock acquired by the Optionee to a broker designated by the Committee, in its sole discretion, that shall hold the shares in street name for the benefit of the Optionee
.

(b)  The Committee shall record each Optionee’s Stock acquired under the Plan in accordance with established electronic book entry procedures. Notwithstanding the foregoing, the Optionee shall always have the right to request issuance of a Stock certificate to evidence all or any number of whole shares of Stock he or she has purchased under the Plan. The Optionee shall pay all costs associated with issuing the Stock certificate or certificates described in this Section 8.5. Shares of certificated Stock to be delivered to an Optionee under the Plan shall be registered in the Optionee’s name only, or if the Optionee so requests in writing, not later than the last day of the Offering Period, in the name of the Optionee and another person of legal age as joint tenants with rights of survivorship. If any law or applicable regulation of the Securities Exchange Commission or other body having jurisdiction shall require that the Company or the Optionee take any action in connection with the shares being purchased under the Option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

~~(b)  Notwithstanding the foregoing, in the event that shares are subject to a transferability restriction established by the Committee, as provided in Section 8.6(b), the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 8.5, or to deliver the same to such agents, trustees and fiduciaries for the benefit of the Optionee as the Company may elect, for the period transfer of such shares is limited by this Plan, if any, (and thereafter, until the Optionee requests delivery of such stock in writing). In that event, the Optionee shall have all of the rights of a shareholder in the shares so held by the Company or its agent, except as limited by the restriction on transferability, from and after the issuance of the same and the Company or its agent, except as limited by the restriction on transferability, if any, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.~~

~~(c)  In lieu of issuing Stock certificates, the Committee may establish electronic book entry procedures (such as DWAC) to record an Optionee’s Stock acquired under the Plan. Notwithstanding, the Optionee shall always have the right to request issuance of a Stock certificate to evidence all or any number of whole shares of Stock he or she has purchased under the Plan. The Optionee shall pay all costs associated with issuing the Stock certificate or certificates described in this Section 8.5.~~

8.6  Restrictions on Transfer.

(a)
            ~~(a)~~           Options may not be assigned, transferred, pledged or otherwise disposed of. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee.

(b)
            ~~(b)~~           Except as otherwise determined by the Committee
and subject to the Company’s Stock Trading Policy
, Stock acquired by exercise of an Option hereunder may not be assigned, transferred, pledged or otherwise disposed of, except by will or under the laws of descent and distribution, until the date which is three (3) months after the last day of the Offering Period as of which such shares were acquired (or the date of the death of the Optionee, if earlier), but thereafter may be sold or otherwise transferred without restriction. ~~The Optionee shall agree in the Enrollment Agreement to notify the Company of any transfer of the Option Shares within two (2) years of~~

(c)

Except as otherwise determined by the Committee, Stock acquired by exercise of an Option hereunder and deposited with a broker designated by the Committee for the benefit of the Optionee pursuant to Section 8.5(a) may not be transferred to any other brokerage account for a period of two (2) years following the first day of the Offering Period ~~of those Option Shares. The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the Option Shares. The Company shall also have the right to place a legend on certificates setting forth the restriction on transferability, if any, of such Option Shares.~~
to which the Option Shares relate. After such restriction period ends, the Optionee may freely transfer the Option Shares to any other brokerage account, without restriction, at the Optionee’s personal expense.

8.7  Expiration.  Each Option shall expire at the close of business on the Investment Date or on such earlier date as may result from the operation of Section 8.

8.8  Termination of Employment
of Optionee
.  If an Optionee ceases
to be an Eligible Employee prior to an Investment Date
for any reason ~~to be in-Service, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or disaffiliation of a Related Corporation with the Company~~, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned, without interest, as soon as administratively
practicable, to the Optionee or his or her Beneficiary, as the case may be, by the Participating Employer. ~~For purposes of this Section 8.8, an Optionee shall be deemed to be in-Service throughout any leave of absence for military service, illness or other bona fide purpose which does not exceed the longer of ninety days or the period during which the Optionee’s reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to Service prior to the termination of such period, his or her Service shall be deemed to have ended on the one-hundred eightieth (180th) day of such leave of absence. Distributions upon death will be made as soon as administratively practicable after the Optionee’s death upon presentation of satisfactory proof of death to the Participating Employer.~~
, and no shares of Stock shall be purchased on behalf of such Optionee. For the avoidance of doubt, if an Optionee’s last day of employment with a Participating Employer is on an Investment Date, the Optionee’s payroll deductions accumulated during the Offering Period will be applied to purchase Stock on the Investment Date pursuant to Section 8.4
.

8.9  Capital Changes Affecting the Stock.  In the event that, during an Offering Period, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or contraction in the number of shares of Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share shall be proportionately adjusted. In the event that, after the commencement of the Offering Period, there occurs a reclassification or change of outstanding shares of Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Optionee shall be entitled on the last day of the Offering Period to receive shares of stock or other securities equivalent in kind and value to the shares of Stock he or she would have held if he or she had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the last day of the Offering Period. In the event that there is to occur a recapitalization involving an increase in the par value of the Stock which would result in a par value exceeding the exercise price under an outstanding Option, the Company shall notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board of the Company’s shareholders, after which the Optionee shall have the right to exercise his or her Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option shall be appropriately adjusted. In the event that, after the commencement of the Offering Period, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.

8.10  Return of Accumulated Payroll Deductions.  In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of an election to discontinue and withdraw payroll deductions, termination of employment, retirement, death, or, in the event that accumulated payroll deductions exceed the price of shares purchased or ~~exceed the $25,000 limit described~~
the limitations specified
 in Section 8.2(d), such amount shall be returned by the Participating

Employer to the Optionee or the Beneficiary, as the case may be, as soon as practicable. Accumulated payroll deductions held by the Participating Employer shall not bear interest nor shall the Participating Employer be obligated to segregate the same from any of its other assets.

9.  No Enlargement of Employment Rights.  Neither the establishment ~~or~~
nor
 continuation of the Plan, nor the grant of any Option hereunder, shall be deemed to give any employee the right to be retained in the employ of the Participating Employer, or any successor to either, or to interfere with the right of the Participating Employer or successor to discharge the employee at any time.

10.  Tax Withholding.  If, at any time, a Participating Employer is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection any exercise of an Option or transfer of shares of Stock, the Participating Employer shall have the right to deduct from all amounts paid in cash (including, but not limited to, base salary/wages and bonus/incentive compensation) any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Participating Employer the amount of taxes required to be withheld, or, in lieu thereof, the Participating Employer shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.

11.  Participating Employer with Non-U.S. Residents.  With respect to any Participating Employer which employs Eligible Employees who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee or its designee
 may in its sole discretion amend the terms of the Plan, or an Option granted under the Plan, in order to reflect the impact of local law and may, where appropriate, establish one or more sub-plans to reflect such amended provisions applicable to such Eligible Employees.

12.  Governing Law.  The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

BOSTON SCIENTIFIC CORPORATION ONE BOSTON SCIENTIFIC PLACE NATICK, MA 01760 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2011, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2011, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M32116-P07119 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BOSTON SCIENTIFIC CORPORATION The Board of Directors recommends a vote “For” all Director Nominees. 1. Proposal to elect 10 Director Nominees: For Withhold 1a. Katharine T. Bartlett 1b. Bruce L. Byrnes 1c. Nelda J. Connors 1d. J. Raymond Elliott 1e. Kristina M. Johnson 1f. Ernest Mario 1g. N.J. Nicholas, Jr. 1h. Pete M. Nicholas 1i. Uwe E. Reinhardt 1j. John E. Sununu MARK HERE IF YOU PLAN TO ATTEND THE MEETING Yes No The Board of Directors recommends a vote For Against Abstain “For” Proposal 2. 2. Advisory vote to approve Boston Scientific Corporation’s 2010 executive compensation. The Board of Directors recommends a vote of 1 Year 2 Years 3 Years Abstain “1 Year” on Proposal 3. 3. Advisory vote to recommend the frequency of holding an advisory vote on Boston Scientific Corporation’s executive compensation. The Board of Directors recommends a vote For Against Abstain “For” Proposals 4, 5 and 6. 4. Proposal to approve Boston Scientific Corporation’s 2011 Long-Term Incentive Plan. 5. Proposal to approve an amendment and restatement of Boston Scientific Corporation’s 2006 Global Employee Stock Ownership Plan. 6. Proposal to ratify the appointment of Ernst & Young LLP as Boston Scientific Corporation’s independent registered public accounting firm for the 2011 fiscal year. 7. In the discretion of the proxies, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers, please add your full title(s) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. M32117-P07119 PROXY BOSTON SCIENTIFIC CORPORATION This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints TIMOTHY A. PRATT and VANCE R. BROWN, and each of them acting solely, as proxies, with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the “Company”), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Bank of America Auditorium, 100 Federal Street, Boston, Massachusetts on Tuesday, May 10, 2011 at 10:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 4, 5 AND 6, “1 YEAR” ON PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Please sign and date on reverse side and return promptly in the enclosed envelope)